                                            Rule 424(b)(5)
                                            Registration Statement No. 333-39649

PROSPECTUS SUPPLEMENT
To Prospectus dated December 15, 1997

                           $183,150,000 (approximate)
                  PROVIDENT BANK HOME EQUITY LOAN TRUST 1998-A

               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 1998-A

            The Provident Bank                Lehman ABS Corporation
as Seller, Transferor and Master Servicer          as Depositor

                                                                                       PROCEEDS
    CLASS A         PRINCIPAL          NOTE         PRICE TO       UNDERWRITING         TO THE
     NOTES           BALANCE           RATE          PUBLIC         DISCOUNT         DEPOSITOR(1)
---------------    ------------    ------------   -------------    -------------    --------------
   Class A-1       $100,000,000    Variable(2)       100.00%          0.35%             99.65%
   Class A-2       $ 60,000,000    Variable(2)       100.00%          0.35%             99.65%
   Class A-3       $ 23,150,000    Variable(2)       100.00%          0.35%             99.65%
Total for Notes    $183,150,000        N/A        $183,150,000       $641,025       $182,508,975

------------------
(1) Before deducting expenses, estimated to be approximately $400,000.
(2) Subject to a maximum rate as described herein.

THE NOTES REPRESENT NON-RECOURSE OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF LEHMAN ABS CORPORATION, THE PROVIDENT BANK, THE INDENTURE TRUSTEE, THE OWNER TRUSTEE OR ANY OF THEIR AFFILIATES.

THIS PROSPECTUS SUPPLEMENT MAY BE USED TO OFFER AND SELL THE NOTES ONLY IF ACCOMPANIED BY THE PROSPECTUS.

                       The Trust

                       o is a Delaware business trust formed pursuant to a trust agreement between Lehman ABS Corporation and Wilmington Trust Company.

                       o will issue three classes of Notes, which are offered hereby.

                       o will issue two Transferor Interests, which are not offered hereby.

                       The Notes

                       o are principally secured by the assets of the trust, which consist of two groups of adjustable rate home equity revolving credit line loan agreements and closed-end home equity loans that primarily have fixed rates of interest.

                       o  currently have no trading market.

                       o are not insured or guaranteed by any governmental agency.

                       Credit Enhancement

                       o The spread accounts will fund shortfalls in payments due on the Notes.

                       o Losses on the mortgage loans in a loan group will be allocated to the related Transferor Interest up to certain levels.

                       o An irrevocable and unconditional guaranty insurance policy issued by MBIA Insurance Corporation will guarantee interest and ultimate principal payments on the Notes.

                       o If MBIA Insurance Corporation defaults, certain payments to the holder of a Transferor Interest will only be paid after payments due on the related Notes are made.

REVIEW THE INFORMATION IN "RISK FACTORS" ON PAGE S-9 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 11 IN THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE NOTES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ---------------------------

LEHMAN BROTHERS                               PRUDENTIAL SECURITIES INCORPORATED

December 28, 1998

For 90 days following the date of this prospectus supplement, all dealers selling the Notes will deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters of the Notes and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Notes in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on the respective covers.

                               TABLE OF CONTENTS

                                                                                                           PAGE
                                                                                                           -----

                                             PROSPECTUS SUPPLEMENT
Summary.................................................................................................     S-3
Risk Factors............................................................................................     S-9
The Insurer.............................................................................................    S-13
The Trust...............................................................................................    S-15
The Provident Bank......................................................................................    S-16
Description of the Mortgage Loans.......................................................................    S-21
Description of the Notes................................................................................    S-42
Pool Factor.............................................................................................    S-60
Maturity and Prepayment Considerations..................................................................    S-61
Description of the Agreements...........................................................................    S-63
Description of the Purchase Agreement...................................................................    S-71
Use of Proceeds.........................................................................................    S-71
Certain Federal Income Tax Consequences.................................................................    S-72
State Taxes.............................................................................................    S-75
ERISA Considerations....................................................................................    S-76
Legal Investment Considerations.........................................................................    S-77
Underwriting............................................................................................    S-77
Legal Matters...........................................................................................    S-78
Experts.................................................................................................    S-78
Ratings.................................................................................................    S-78
Index of Defined Terms..................................................................................    S-79
Annex I--Global Clearance, Settlement and Tax Documentation Procedures..................................     I-1
Annex II--Auction Procedures............................................................................    II-1
Annex III--Settlement Procedures........................................................................   III-1

                                   PROSPECTUS

Prospectus Supplement...................................................................................       2
Available Information...................................................................................       2
Reports to Holders......................................................................................       2
Incorporation of Certain Documents by Reference.........................................................       2
Summary of Terms........................................................................................       3
Risk Factors............................................................................................      11
Description of the Securities...........................................................................      14
The Trust Funds.........................................................................................      17
Enhancement.............................................................................................      22
Servicing of Loans......................................................................................      24
The Agreements..........................................................................................      30
Certain Legal Aspects of Loans..........................................................................      38
The Depositor...........................................................................................      46
Use of Proceeds.........................................................................................      46
Certain Federal Income Tax Considerations...............................................................      47
State Tax Considerations................................................................................      69
ERISA Considerations....................................................................................      69
Legal Investment........................................................................................      71
Plan of Distribution....................................................................................      71
Legal Matters...........................................................................................      71
Additional Information..................................................................................      71
Glossary of Terms.......................................................................................      71

                                    SUMMARY

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus for additional information about the Notes.

               HOME EQUITY LOAN ASSET-BACKED NOTES, SERIES 1998-A

                                                              INITIAL NOTE             MATURITY
 CLASS/INTEREST                         NOTE RATE           PRINCIPAL BALANCE(1)       DATE(2)
-------------------------------    --------------------        --------------          ----------
Class A-1 Notes                      LIBOR + 0.55%(3)          $100,000,000           12/25/2028
Class A-2 Notes                      LIBOR + 0.55%(3)          $60,000,000            12/25/2028
Class A-3 Notes                       Variable(3)(4)           $23,150,000            12/25/2028
Group 1 Transferor Interest(5)             N.A.                $1,010,426                N.A.
Group 2 Transferor Interest(5)             N.A.                $ 839,899                 N.A.

       (1)  This amount is subject to a variance of 5%.
       (2) We expect the actual maturity date for the Notes will be significantly earlier than the maturity date stated above.
       (3) If this rate exceeds the weighted average of the net loan rate for the related loan group on any payment date, you will receive interest at such net loan rate. On future payment dates, you will be entitled to any interest accrued at your note rate in excess of the net loan rate, which amounts will not be insured by the insurance policy. We refer you to "DESCRIPTION OF THE NOTES--Payments on the Notes" for more information.
       (4) The note rate for this class for the first payment date will be 5.75% per annum and will be recalculated nine times each year thereafter pursuant to the auction procedures set forth in this prospectus supplement in Annex II and Annex III.
       (5) Neither Transferor Interest is being offered pursuant to this prospectus supplement and the prospectus. The group 1 transferor interest receives payments from loan group 1 and the group 2 transferor interest receives payments from loan group 2.

THE TRANSFEROR AND MASTER SERVICER

o The Provident Bank

o The Provident Bank maintains its principal office at One East Fourth Street, Cincinnati, Ohio. Its telephone number is (513)579-2000.

o The master servicer will receive a monthly fee from the interest payments on the mortgage loans equal to 0.50% per annum on the principal balance of each mortgage loan.

We refer you to "THE PROVIDENT BANK" in this prospectus supplement for additional information.

TRUST

o Provident Bank Home Equity Loan Trust 1998-A.

DEPOSITOR

o Lehman ABS Corporation

We refer you to "The Depositor" in the prospectus for additional information.

INDENTURE TRUSTEE

o The Chase Manhattan Bank

OWNER TRUSTEE

o Wilmington Trust Company

AUCTION AGENT

o Bankers Trust Company, a New York banking corporation

INSURER

o MBIA Insurance Corporation

We refer you to "The Insurer" in this prospectus supplement for additional information.

CUT-OFF DATE

o For any initial mortgage loan, the cut-off date is December 1, 1998. For any subsequent mortgage loan, the cut-off date is the date of origination for that mortgage loan, unless the subsequent mortgage loan was originated prior to December 1, 1998, in which case the cut-off date is December 29, 1998.

CLOSING DATE

o December 30, 1998.

PAYMENT DATE

o The 25th day of each month, or if such day is not a business day, the next business day. The first payment date is January 25, 1999.

COLLECTION PERIOD

o The calendar month preceding the month of a payment date.

REGISTRATION OF NOTES

We will issue the Notes in book-entry form. You will hold your interests either through a depository in the United States or through one of two depositories in Europe. While the notes are book-entry, they will be registered in the name of the applicable depository, or in the name of the depository's nominee.

Transfers within any depository system will be made in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be made through a third-party bank and/or the related depositories. The limited circumstances under which definitive notes will replace the book-entry notes are described in this prospectus supplement.

We refer you to "RISK FACTORS--Consequences on Liquidity and Payment Delay Because of Owning Book-Entry Notes", "DESCRIPTION OF THE NOTES--Book-Entry Notes" and "ANNEX I" in this prospectus supplement for additional information.

ASSETS OF THE TRUST

The trust's assets include:

o a pool, which is divided into two groups, of adjustable rate home equity revolving credit line loan agreements and closed-end home equity loans that primarily have fixed rates of interest, secured by either first or junior deeds of trust or mortgages primarily on one- to four-family residential properties;

o payments of interest due on the mortgage loans on and after the cut-off date and principal payments on the mortgage loans received on and after the cut-off date (except for certain amounts described herein);

o property that secured a mortgage loan which has been acquired by foreclosure or deed in lieu of foreclosure and the net proceeds from the sale of a mortgage loan;

o rights under certain hazard insurance policies covering the mortgaged properties;

o amounts on deposit in certain accounts described in this prospectus supplement; and

o the insurance policy for the benefit of the holders of the Class A notes.

During the life of the trust, new advances made to mortgagors under the applicable credit line loan agreement will become assets of the trust. However, neither the trust nor the indenture trustee shall be obligated or permitted to fund any such future advances. Due to such advances and any principal payments on the mortgage loans, the pool balance will generally fluctuate.

THE MORTGAGE LOANS

1. Mortgage Loan Statistics

On the closing date, the trust will acquire a pool of adjustable rate home equity revolving credit line loan agreements (the "revolving credit-line loans") and closed-end home equity loans that primarily have fixed rates of interest (the "closed-end loans"), or "mortgage loans" which will be divided into two groups. As described in this prospectus supplement, information relating to certain attributes, such as combined loan-to-value ratio, junior mortgage ratio, property type and occupancy type was available only for certain subsets of the groups of mortgage loans. The initial mortgage loans will have the following characteristics as of December 1, 1998:

o number of mortgage loans: 7,239

o number of revolving credit-line loans: 4,586

o number of closed-end loans: 2,653

o aggregate principal balance: $181,754,829.54

The mortgage loans in loan group 1 will have the following characteristics as of December 1, 1998:

o number of mortgage loans: 4,252

o number of revolving credit-line loans: 2,666

o number of closed-end loans: 1,586

o aggregate principal balance: $101,010,425.99

o average credit limit of revolving credit-line loans: $44,176.77

o credit limits on the revolving credit-line loans range: $272.35 to $225,000.00

o average principal balance of closed-end loans: $23,761.07

o principal balances of closed-end loans range: $845.00 to $152,075.00

o mortgaged property location: 17 states

o interest rates range: 5.99% to 14.00%

o weighted average interest rate: 8.67% (approximate)

o interest rates on the revolving credit-line loans range: 5.99% to 14.00%

o weighted average interest rate on the revolving credit-line loans: 8.31% (approximate)

o interest rates on the closed-end loans range: 7.24% to 12.99%

o weighted average interest rate on the closed-end loans: 9.28% (approximate)

o loan age range: 0 to 138 months

o weighted average loan age: 7 months

o credit limit utilization rate range for revolving credit-line loans: 0.00% to 103.40%

o average credit limit utilization rate for revolving credit-line loans: 53.77%

o margin range for revolving credit-line loans: -1.00% to 6.25%

o weighted average margin for revolving credit-line loans: 0.59%

o combined loan-to-value ratio range 0.14% to 101.00% (approximate)

o weighted average combined loan-to-value ratio 77.21% (approximate)

o all of the revolving credit-line loans bear interest at an adjustable rate based on the prime rate published in The Wall Street Journal.

The initial mortgage loans in loan group 2 will have the following characteristics as of December 1, 1998:

o number of mortgage loans: 2,987

o number of revolving credit-line loans: 1,920

o number of closed-end loans: 1,067

o aggregate principal balance: $80,744,403.55

o average credit limit of revolving credit-line loans: $51,793.00

o credit limits on the revolving credit-line loans range: $20.00 to $400,000.00

o average principal balance of closed-end loans: $24,482.57

o principal balances of closed-end loans range: $150.75 to $308,250.08

o mortgaged property location: 19 states

o interest rates range: 5.99% to 16.00%

o weighted average interest rate: 8.67% (approximate)

o interest rates on the revolving credit-line loans range: 5.99% to 14.00%

o weighted average interest rate on the revolving credit-line loans: 8.40% (approximate)

o interest rates on the closed-end loans range: 6.25% to 16.00%

o weighted average interest rate on the closed-end loans: 9.25% (approximate)

o loan age range: 0 to 143 months

o weighted average loan age: 13 months

o credit limit utilization rate range for revolving credit-line loans: 0.03% to 104.25%

o average credit limit utilization rate for revolving credit-line loans: 54.93%

o margin range for revolving credit-line loans: -0.75% to 6.25%

o weighted average margin for revolving credit-line loans: 0.63%

o combined loan-to-value ratio range 3.68% to 100.92% (approximate)

o weighted average combined loan-to-value ratio 78.57% (approximate)

o all of the revolving credit-line loans bear interest at an adjustable rate based on the prime rate published in The Wall Street Journal.

o balloon loans with amortization schedules that do not fully amortize by their maturity date: 1.65% (approximate).

It is expected that approximately $3,245,495 of mortgage loans will be added to loan group 2 on the closing date. No additional mortgage loans will be added to loan group 1.

2. Payment Terms of Mortgage Loans

A. Revolving Credit Line Loans

o Each borrower under a revolving credit-line loan may borrow amounts from time to time up to the maximum amount of that borrower's line of credit. If borrowed amounts are repaid, they can again be borrowed.

o Interest--Interest on each revolving credit-line loan is payable monthly on the related outstanding principal balance for each day in the billing cycle. The loan rate is variable and is equal to the prime rate published in The Wall Street Journal plus a margin (which, in certain cases, may be negative).

o Principal--The revolving credit-line loans have either: (i) a one year draw period which is renewable by Provident during which time amounts may be borrowed under the credit line agreement, followed by a five year repayment period during which the borrower must repay the outstanding principal of the loan; or (ii) a ten year draw period during which time amounts may be borrowed under the credit line agreement, followed by a ten year repayment period during which the borrower must repay the outstanding principal of the loan.

B. Closed-End Loans

o The amount borrowed under a closed-end loan is fully disbursed on the date of origination of the related closed-end loan and the borrower is not entitled to future advances of cash under the related closed-end loan.

o Interest on each closed-end loan is payable monthly on the related outstanding principal balance of the closed-end loan. The loan rate for most of the closed-end loans is fixed at origination of the closed-end loan. The loan rate for the remainder of the closed-end loans is variable and is equal to the prime rate published in The Wall Street Journal plus a margin.

C. Simple Interest Loans

o All of the loans compute interest based on a simple interest method. This means that interest is computed and charged to the borrower on the outstanding principal balance of the loan based on the number of days elapsed between the date through which interest was last paid on the loan through receipt of the borrower's most current payment. The portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charge on such basis.

We refer you to "DESCRIPTION OF THE MORTGAGE LOANS" in this prospectus supplement for additional information.

MONTHLY ADVANCES

The master servicer will make cash advances to the trust to cover delinquent mortgage loan payments through liquidation of the related mortgage loan. The master servicer will make advances only to maintain a regular flow of scheduled interest payments on the notes, not to guarantee or insure against losses.

We refer you to "DESCRIPTION OF THE NOTES--Monthly Advances" in this prospectus supplement for additional information.

THE NOTES

1. General

o The Class A-1 notes will be secured by loan group 1 and holders of Class A-1 notes will receive payments from collections on loan group 1.

o The Class A-2 and Class A-3 notes will be secured by loan group 2 and holders of the Class A-2 and Class A-3 notes will receive payments from collections on loan group 2.

o Each month, the indenture trustee will calculate the amount you are owed.

o If you hold a note on the day immediately preceding the related payment date, you will be entitled to receive payments on that payment date.

2. Interest Payments: Interest on the notes accrues during the period beginning on the prior payment date (or in the case of the first payment date, beginning on the closing date) and ending on the day before the applicable payment date. The indenture trustee will calculate interest based on the actual number of days in the interest period and a year assumed to consist of 360 days. On each payment date, you will be entitled to the following amounts:

o interest at the related note rate that accrued during the interest period on your note balance; and

o any interest that was due on a prior payment date that was not paid. In addition, interest will have accrued on the amount of interest which was previously due and not paid.

3. Principal Payments: From the first payment date and ending on the payment date in December 2003 and so long as certain events causing an acceleration of payment of principal do not occur, noteholders will be entitled to the lesser of (a) or (b):

(a) 99% of the principal collected during the prior due period on mortgage loans in the related loan group; or

(b) the amount of principal collected on mortgage loans in the related loan group during the prior due period minus advances made to the borrowers on mortgage loans in the related loan group under the related credit line agreements during that due period.

On each payment date following December 2003, or if certain events causing an acceleration of principal occur, noteholders will be entitled to receive the amount described in clause (a) above for the related loan group.

Payments in respect of principal on the Class A-2 and Class A-3 Notes will be paid to such Notes pro rata based on their related note principal balances immediately prior to such payment.

Shortfalls in collections on the mortgage loans and failure of the insurer to perform its obligations under the insurance policy may result in a class receiving less than what is due.

We refer you to "DESCRIPTION OF THE NOTES--Payments on the Notes" in this prospectus supplement for additional information.

CREDIT ENHANCEMENT

1. The Insurance Policy: MBIA Insurance Corporation will issue an insurance policy which unconditionally guarantees the payment, to the extent not covered by principal and interest collections and amounts on deposit in the spread accounts, of:

o accrued and unpaid interest due on the notes;

o principal losses on the mortgage loans;

o any principal amounts owed to noteholders on the maturity date; and

o any amounts distributed on the notes that are recoverable and sought to be recovered as a voidable preference payment.

We refer you to "DESCRIPTION OF THE NOTES--The Policy" in this prospectus supplement for additional information.

2. The Spread Accounts: A spread account will be set up for each loan group. Amounts on deposit in each spread account will be available to the indenture trustee to pay interest due on the related notes and to cover principal losses on the related mortgage loans prior to a draw on the insurance policy.

We refer you to "DESCRIPTION OF THE NOTES--The Spread Accounts" in this prospectus supplement for additional information.

3. Limited Subordination of Transferor Interests: After a spread account is depleted and prior to a draw on the insurance policy, losses on the related mortgage loans will be allocable to the related transferor interest up to certain levels. In addition, if the insurer defaults, certain payments to the holder of a transferor interest will be made after payments to the related notes.

OPTIONAL TERMINATION

The mortgage loans in each loan group will be subject to an optional transfer to the owner of the related transferor interest on any payment date after:

o the principal balance of the related notes is reduced to any amount less than or equal to 5% of the original principal balance of those notes; and

o all amounts due and owing to the insurer, including unreimbursed draws on the insurance policy, with respect to the related notes, with interest thereon have been paid.

We refer you to "DESCRIPTION OF THE AGREEMENTS--Termination; Retirement of the Notes" in this prospectus supplement for additional information.

FEDERAL TAX CONSIDERATIONS

For federal income tax purposes:

o Tax counsel is of the opinion that the notes will be treated as debt instruments.

o You must agree to treat your note as indebtedness for federal, state and local income and franchise tax purposes.

We refer you to "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this prospectus supplement and in the prospectus for additional information.

ERISA CONSIDERATIONS

The fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") can limit investments by certain pension and other employee benefit plans. Pension and other employee benefit plans should be able to purchase investments like the notes so long as they are treated as debt under applicable state law and have no "substantial equity features." Any plan fiduciary considering whether to purchase the notes on behalf of a plan should consult with its counsel regarding the applicability of the provisions of ERISA and the internal revenue code and the availability of any exemptions.

We refer you to "ERISA Considerations" in this prospectus supplement and the prospectus for additional information.

LEGAL INVESTMENT CONSIDERATIONS

The Secondary Mortgage Market Enhancement Act of 1984 defines "mortgage related securities" to include only securities backed by first mortgages, and not second mortgages. Because each loan group in the pool of mortgage loans owned by the trust includes junior mortgage loans, the notes will not be "mortgage related securities" under that definition. Some institutions may be limited in their legal investment authority to only first mortgages or "mortgage related securities" and will be unable to invest in the notes.

We refer you to "LEGAL INVESTMENT CONSIDERATIONS" in this prospectus supplement and "LEGAL INVESTMENT" in the prospectus for additional information.

NOTE RATINGS

The Trust will not issue the notes unless they receive the following ratings:

o AAA by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

o Aaa by Moody's Investors Service, Inc.

A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by either rating agency.

We refer you to "RATINGS" and "RISK FACTORS--Note Rating Based Primarily on the Financial Strength of the Insurer" in this prospectus supplement for additional information.

                                  RISK FACTORS

     YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS PRIOR TO ANY PURCHASE OF THE NOTES. YOU SHOULD ALSO CAREFULLY CONSIDER THE INFORMATION SET FORTH UNDER "RISK FACTORS" IN THE PROSPECTUS.

CONSEQUENCES ON LIQUIDITY AND PAYMENT DELAY BECAUSE OF OWNING BOOK-ENTRY NOTES

     o Limit on Liquidity of Notes. Issuance of the notes in book-entry form may reduce the liquidity of such notes in the secondary trading market since investors may be unwilling to purchase notes for which they cannot obtain physical notes.

     o Limit on Ability to Transfer or Pledge. Since transactions in the book-entry notes can be effected only through DTC, participating organizations, indirect participants and certain banks, your ability to transfer or pledge a book-entry note to persons or entities that do not participate in the DTC system or otherwise to take actions in respect of such notes, may be limited due to lack of a physical note representing the book-entry notes.

     o Delays in Payments. You may experience some delay in the receipt of payments on the book-entry notes since the payments will be forwarded by the indenture trustee to DTC for DTC to credit the accounts of its participants which will thereafter credit them to your account either directly or indirectly through indirect participants, as applicable.

     We refer you to "DESCRIPTION OF NOTES--Book-Entry Notes" in this prospectus supplement.

BALLOON LOAN RISK

     Balloon loans pose a risk because the borrower must pay a large lump sum payment of principal at the end of the loan term. If the borrower is unable to pay the lump sum or refinance such amount, you will suffer a loss if the collateral for the loan is insufficient, the other forms of credit enhancement are insufficient to cover the loss and the insurer fails to perform its obligations under the insurance policy. Approximately 1.65% of the initial mortgage loans in loan group 2 (by aggregate principal balance as of December 1, 1998) are balloon loans.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN MORTGAGE LOAN BALANCE

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss.

     We refer you to "CERTAIN LEGAL ASPECTS OF LOANS--Foreclosure on Mortgages" in the prospectus.

PREPAYMENTS AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT

     The yield to maturity on your notes will be directly related to the rate of principal payments on the mortgage loans in the related loan group. Please consider the following:

     o Mortgagors may fully or partially prepay their mortgage loan at any time. However, some mortgage loans require that the mortgagor pay a fee with any prepayments in full within three or five years of origination, except that generally no fee is required for any prepayment in full made after the expiration of the applicable time period. This fee may result in the rate of prepayments being slower than would otherwise be the case.

     o During the period that a borrower may borrow money under a revolving credit-line loan, the borrower may make monthly payments only for the accrued interest or may also repay some or all of the amounts previously borrowed. In addition, borrowers may borrow additional amounts up to the maximum amounts of their lines of credit. As a result, the amount the trust receives in any month (and in turn the amount of principal paid to you) may change significantly.

     o All of the mortgage loans compute interest due on a simple interest method. This means that the amount of each monthly payment applied to the payment of principal and interest will vary each month depending on when the monthly payment is received.

     o All the mortgage loans contain due-on-sale provisions. Due-on-sale provisions require the mortgagor to fully pay the mortgage loan when the mortgaged property is sold. Generally, the master servicer will enforce the due-on-sale provision unless prohibited by applicable law.

     o The trust will acquire mortgage loans for deposit to loan group 2 from Provident on the Closing Date which were originated after the Cut-Off Date. To the extent that Provident has not originated sufficient mortgage loans to satisfy the required amount of subsequent mortgage loans, the Class A-2 and Class A-3 Noteholders may receive a portion of such amount on the first payment date.

     o The rate of principal payments on pools of mortgage loans is influenced by a variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility.

     o Home equity loans generally are not viewed by borrowers as permanent financing. Accordingly, the mortgage loans may experience a higher rate of prepayment than purchase money first lien mortgage loans.

     o We cannot predict the rate at which borrowers will repay their mortgage loans, nor are we aware of any publicly available studies or statistics on the rate of prepayment of mortgage loans similar to the mortgage loans in the pool.

     o If you purchased your note at a premium and you receive your principal faster than expected, your yield to maturity will be lower than you anticipated. If you purchased your note at a discount and you receive your principal slower than expected, your yield to maturity will be lower than you anticipated.

     We refer you to "MATURITY AND PREPAYMENT CONSIDERATIONS" in this prospectus supplement.

NOTE RATING BASED PRIMARILY ON THE FINANCIAL STRENGTH OF THE INSURER

     The rating on the notes depends primarily on an assessment by the rating agencies of the mortgage loans and upon the financial strength of the insurer. Any reduction of the rating assigned to the financial strength of the insurer may cause a corresponding reduction in the ratings assigned to the notes. A reduction in the rating assigned to the notes will reduce the market value of the notes and may affect your ability to sell them. In general, the rating on your notes addresses credit risk and does not address the likelihood of prepayments.

     We refer you to "RATINGS" in this prospectus supplement.

LIEN PRIORITY COULD RESULT IN PAYMENT DELAY AND LOSS

     Most of the mortgage loans are secured by mortgages which are junior in priority. Mortgage loans that are secured by junior mortgages will receive proceeds from a sale of the related mortgaged property only after any senior mortgage loans and prior statutory liens have been paid. If the remaining proceeds are insufficient to satisfy the mortgage loan in the trust, the insurer fails to perform its obligations under the insurance policy and the other forms of credit enhancement are insufficient to cover the loss, then:

     o there will be a delay in payments to you while a deficiency judgment against the borrower is sought; and

     o you may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

     We refer you to "CERTAIN LEGAL ASPECTS OF THE LOANS" in the prospectus.

PAYMENTS TO AND RIGHTS OF INVESTORS ADVERSELY AFFECTED BY INSOLVENCY OF
PROVIDENT

     The sale of the mortgage loans from Provident to the depositor will be treated by Provident, the depositor and the trust for financial accounting purposes as a sale of the mortgage loans. If Provident were to become insolvent, a receiver or conservator for, or a creditor of, Provident may argue that the transaction between Provident and the depositor is a pledge of mortgage loans as security for a borrowing rather than a sale. Such an attempt, even if unsuccessful, could result in delays in payments to you.

     In the event of Provident's insolvency, there is a possibility that the Federal Deposit Insurance Corporation could be appointed as a receiver or conservator and prevent the indenture trustee or the owner trustee from taking any action with respect to the trust. The Federal Deposit Insurance Corporation may enforce Provident's contracts and may have the power to cause Provident to continue to perform the master servicer's duties. This would prevent the appointment of a successor servicer and prevent the liquidation of the mortgage loans or the early retirement of the notes.

     Provident will deliver to the indenture trustee the mortgage notes relating to the closed-end loans on the closing date and the assignments of each mortgage in recordable form relating to the closed-end loans within ninety days of the closing date. However, Provident will maintain possession of all other documentation relating to the mortgage loans and no assignment of any mortgage is required to be recorded in the name of the indenture trustee, unless Provident's long-term senior unsecured debt rating is reduced below "BBB" by Standard & Poor's or "Baa2" by Moody's and upon the occurrence of certain other events. In the event that Provident's long-term senior unsecured debt is not so rated, or such other events occur, Provident will have 30 days to deliver the mortgage documents to the indenture trustee and 30 days to either record the assignments or deliver a legal opinion to the effect that recordation of such assignments is not necessary in order to perfect the interest of the trust in the mortgages. Prior to delivery and recording, the interest of the indenture trustee in the mortgages, the mortgage notes and any proceeds from the mortgage loans may be subject to the claims of creditors or to sale to a third party, as well as to a receiver or conservator appointed in the event of the insolvency of Provident.

     In certain states in which the mortgaged properties are located, failure to record the assignments of the related mortgages to the indenture trustee will have the result of making the sale of the mortgage loans potentially ineffective against:

     o any creditors of Provident who may have been fraudulently or inadvertently induced to rely on the mortgage loans as assets of Provident, or

     o any purchaser of a mortgage loan who had no notice of the prior conveyance to the trust if such purchaser perfects his interest in the mortgage loan by taking possession of the related documents or other evidence of indebtedness or otherwise.

In either such event, the trust would be an unsecured creditor of Provident.

INTEREST PAYMENTS ON THE MORTGAGE LOANS MAY BE REDUCED

     o Prepayments of Principal May Reduce Interest Payments. If a mortgagor prepays a mortgage loan, the mortgagor is charged interest only up to the date of the prepayment, instead of a full month. The master servicer is obligated to reduce its servicing fee in the month of such prepayment so that one month's interest is paid with such prepayment in full. If the servicing fee is insufficient to pay the interest shortfalls attributed to prepayments, a shortfall in interest due on the notes may result. The insurer is required to cover this shortfall. If the other credit enhancements are insufficient to cover the loss and the insurer fails to perform its obligations under the insurance policy, you may incur a loss.

     o Certain Interest Shortfalls Are Not Covered by the Master Servicer or the Insurance Policy. The Soldiers' and Sailors' Civil Relief Act of 1940 permits certain modifications to the payment terms for mortgage loans, including a reduction in the amount of interest paid by the borrower, under certain circumstances. Neither the master servicer nor the insurer will pay for any interest shortfalls created by the Soldiers' and Sailors' Civil Relief Act of 1940.

RISK OF LOSSES AS A RESULT OF GEOGRAPHIC CONCENTRATION

     The mortgaged properties relating to the mortgage loans are located in 20 states. However, 63.96% of the mortgaged properties relating to loan group 1 and 63.58% of the mortgaged properties relating to the initial mortgage loans in loan group 2 (each by aggregate principal balance as of December 1, 1998) are located in Ohio. If Ohio experiences in the future weaker economic conditions or greater rates of decline in real estate values than the United States generally, then the mortgage loans may experience higher rates of delinquencies, defaults and foreclosures than would otherwise be the case.

NOTEHOLDERS COULD BE ADVERSELY AFFECTED IN THE ABSENCE OF YEAR 2000 COMPLIANCE

     As is the case with most companies using computers in their operations, the master servicer is faced with the task of preparing for year 2000. The year 2000 issue is the result of prior computer programs being written using two digits, rather than four digits, to define the applicable year. Any of the master servicer's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. Major computer system failure or miscalculations may occur as a result. The master servicer is presently engaged in various procedures to ensure that their computer systems and software will be year 2000 compliant.

     However, if the master servicer or any of its suppliers, customers, brokers or agents do not successfully and timely achieve year 2000 compliance, the performance of obligations of the master servicer could be materially adversely affected. This could result in delays in processing payments on the mortgage loans and cause a related delay in payments to you.

                                  THE INSURER

     The information set forth in this section and in the financial statements of the Insurer incorporated by reference herein as described below have been provided by the Insurer. No representation is made by the Underwriters, Provident, the Master Servicer, the Depositor or any of their affiliates as to the accuracy or completeness of any such information.

     The Insurer is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company ("MBIA Inc."). MBIA Inc. is not obligated to pay the debts of or claims against the Insurer. The Insurer is domiciled in the State of New York and licensed to do business in, and is subject to regulation under the laws of, all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. The Insurer has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by the Insurer, changes in control and transactions among affiliates. Additionally, the Insurer is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     Effective February 17, 1998, MBIA Inc. acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to the Insurer. MBIA Inc. is not obligated to pay the debts of or claims against CMAC.

     The consolidated financial statements of the Insurer, a wholly owned subsidiary of MBIA Inc., and its subsidiaries as of December 31, 1997 and December 31, 1996 and for each of the three years in the period ended
December 31, 1997, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of MBIA Inc. for the year ended December 31, 1997, and the consolidated financial statements of the Insurer and its subsidiaries as of September 30, 1998 and for the nine month periods ended September 30, 1998 and September 30, 1997 included in the Quarterly Report on Form 10-Q of MBIA Inc. for the period ended September 30, 1998, are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Insurer and its subsidiaries included in documents filed by MBIA Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of the Insurer determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                            SAP
                                                          ---------------------------------------
                                                          DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                                          -----------------    ------------------
                                                              (AUDITED)           (UNAUDITED)
                                                                       (IN MILLIONS)
Admitted Assets........................................        $ 5,256               $6,318
Liabilities............................................          3,496                4,114
Capital and Surplus....................................          1,760                2,204

                                                                           GAAP
                                                          ---------------------------------------
                                                          DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                                          -----------------    ------------------
                                                              (AUDITED)           (UNAUDITED)
                                                                       (IN MILLIONS)
Assets.................................................        $ 5,988               $7,439
Liabilities............................................          2,624                3,268
Shareholder's Equity...................................          3,364                4,171

     Copies of the financial statements of the Insurer incorporated by reference herein and copies of the Insurer's 1997 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from the Insurer. The address of the Insurer is 113 King Street, Armonk, New York 10504. The telephone number of the Insurer is (914) 273-4545.

     The Insurer does not accept any responsibility for the accuracy or completeness of this Prospectus Supplement or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Insurer set forth under the headings "THE INSURER" and "DESCRIPTION OF THE NOTES--The Policy." Additionally, the Insurer makes no representations regarding the Notes or the advisability of investing in the Notes.

     Moody's Investors Service, Inc. rates the financial strength of the Insurer as "Aaa".

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., rates the financial strength of the Insurer "AAA".

     Fitch IBCA, Inc. (formerly known as "Fitch Investors Service, L.P.") rates the financial strength of the Insurer "AAA".

     Each rating of the Insurer should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of the Insurer and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the Notes, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Notes. The Insurer does not guaranty the market price of the Notes nor does it guaranty that the ratings on the Notes will not be revised or withdrawn.

YEAR 2000 READINESS DISCLOSURE

     An area of potential risk to the Insurer's financial guarantee business would be the inability of an issuer or its trustee or paying agent to make payments on an Insurer-insured transaction because of their failure to be Year 2000 ready. To mitigate this risk, the Insurer has been surveying all trustees, all paying agents and selected high volume issuers to determine their state of readiness. While the survey is not complete, the results to date are that all respondents are either ready or planning to be ready by late 1999. If the Insurer is asked to pay in those situations where the issuer's system fails, it will do so and would expect to recover any such payment in a fairly short time period. It is not possible at this time to evaluate the extent of such payments. The Insurer believes that it has adequate sources of liquidity to cover these payments.

                                   THE TRUST

GENERAL

     Provident Bank Home Equity Loan Trust 1998-A (the "Trust") is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement dated as of December 1, 1998 (the "Trust Agreement"), between Lehman ABS Corporation, as depositor (the "Depositor") and Wilmington Trust Company, as owner trustee (the "Owner Trustee") for the purpose of doing the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom,
(ii) issuing the Notes and the Transferor Interests, (iii) making payments on the Notes and the Transferor Interests and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

     On the Closing Date, Provident will sell the Mortgage Loans having an aggregate principal balance of approximately $185,000,000 as of the Cut-Off Date (the "Cut-Off Date Pool Principal Balance") to the Depositor pursuant to the Purchase Agreement (as defined below). The Mortgage Loans will be divided into two groups (each, a "Loan Group"). Pursuant to a Sale and Servicing Agreement dated as of December 1, 1998 (the "Sale and Servicing Agreement"), among the Trust, Provident, as Master Servicer and Transferor, the Depositor and the Indenture Trustee, the Mortgage Loans will be transferred immediately by the Depositor to the Trust.

     The assets of the Trust will consist primarily of the Mortgage Loans, which will be secured by first- or junior-lien Mortgages on the Mortgaged Properties. See "DESCRIPTION OF THE MORTGAGE LOANS" herein. The assets of the Trust will also include (i) payments on the Mortgage Loans received on or after the Cut-Off Date (exclusive of (i) certain payments in respect of interest accrued on the Mortgage Loans during November 1998 and (ii) payments in respect of interest on the delinquent Mortgage Loans due prior to the Cut-Off Date and received thereafter); (ii) amounts on deposit in the Collection Accounts, the Distribution Accounts and the Spread Accounts; (iii) certain other ancillary or incidental funds, rights and properties related to the foregoing; (iv) all proceeds of the foregoing and (v) the Policy.

     The Trust will include the unpaid principal balance of each Mortgage Loan as of the opening of business on the Cut-Off Date (the "Cut-Off Date Principal Balance"). With respect to any date, the "Pool Balance" will be equal to the aggregate Principal Balances of all Mortgage Loans as of such date.

     The assets of the Trust, consisting of Loan Group 1, the related Collection Account and the related Distribution Account, will be pledged to the Indenture Trustee as security for the Class A-1 Notes pursuant to the Indenture dated as of December 1, 1998 (the "Indenture"), between the Trust and the Indenture Trustee. The assets of the Trust, also consisting of Loan Group 2, the related Collection Account and the related Distribution Account, will be pledged to the Indenture Trustee as security for the Class A-2 Notes and Class A-3 Notes pursuant to the Indenture.

     The Master Servicer is obligated to service the Mortgage Loans pursuant to the Sale and Servicing Agreement (collectively with the Indenture and the Trust Agreement, the "Agreements") and will be compensated for such services as described under "DESCRIPTION OF THE AGREEMENTS--Servicing Compensation and Payment of Expenses" herein.

     The Trust's principal offices are located in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address set forth below.

THE OWNER TRUSTEE

     Wilmington Trust Company will act as the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation and its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

                               THE PROVIDENT BANK

GENERAL

     The Provident Bank ("Provident" or the "Seller") will sell the Mortgage Loans to Lehman ABS Corporation (the "Depositor") pursuant to the Mortgage Loan Purchase Agreement to be dated as of December 1, 1998 (the "Purchase Agreement"), between Provident, as seller of the two groups of Mortgage Loans, and the Depositor, as purchaser of the two groups of Mortgage Loans. Pursuant to the Sale and Servicing Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust.

     Provident (in such capacity, the "Master Servicer") will service the Mortgage Loans in accordance with the terms set forth in the Sale and Servicing Agreement. As of the Closing Date, the Master Servicer will service the Mortgage Loans without subservicing arrangements. The Master Servicer may perform any of its obligations under the Sale and Servicing Agreement through one or more subservicers and is permitted under the Sale and Servicing Agreement to transfer servicing to affiliates, provided such affiliate meets certain standards specified in the Sale and Servicing Agreement. See "DESCRIPTION OF THE AGREEMENTS--Certain Matters Regarding the Master Servicer." Notwithstanding any subservicing arrangements, the Master Servicer will remain liable for its servicing duties and obligations under the Sale and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

     Provident is the principal banking subsidiary of Provident Financial Group, Inc. (formerly known as Provident Bancorp, Inc.) a Cincinnati based bank holding company registered under the Bank Holding Company Act. Provident Financial Group, Inc. operates throughout Ohio, Northern Kentucky, Southeastern Indiana and Florida. As of September 30, 1998, Provident Financial Group, Inc. had total assets of $8.3 billion, net loans and leases of $5.6 billion, deposits of $5.1 billion and total shareholders' equity of $725.1 million. Provident Financial Group, Inc.'s tier 1 and total risk-based capital ratios were 9.37% and 12.18%, respectively. For the fiscal year ended December 31, 1997, Provident Financial Group, Inc. had net earnings of $115.3 million. For the nine months ended September 30, 1998, Provident Financial Group, Inc. had net earnings of $94.9 million. Provident represents approximately 92% of Provident Financial Group, Inc.'s assets.

CREDIT AND UNDERWRITING GUIDELINES

     All of the Mortgage Loans were originated by Provident through its branch offices, direct mail and telemarketing campaigns and, with respect to a small portion of the Mortgage Loans, referrals from mortgage loan brokers. No fees were paid by Provident to any broker for the referral of any of the Mortgage Loans. The following is a description of the underwriting guidelines customarily employed by Provident with respect to all of its originations of mortgage loans. Provident believes its underwriting guidelines are consistent with those utilized by home equity lenders generally.

     Provident's underwriting guidelines require an assessment of a prospective borrower's credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Each prospective borrower is required to complete an application that lists assets, liabilities, income, credit history, employment history and other demographic and personal information. If the information in the application demonstrates sufficient income and equity in the mortgaged property to justify the making of the mortgage loan, Provident will conduct a further credit investigation, including obtaining and reviewing an independent credit bureau report in order to evaluate the applicant's ability to repay.

     Exceptions to Provident's underwriting guidelines are made when compensating factors are present. Such factors include the quality and location of the mortgaged property, length of employment, credit history, prior banking relationships with Provident, current and pending debt obligations, payment habits and status of past and currently existing mortgages.

     Provident has historically used a debt-to-income ratio to determine whether a prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to any senior mortgage loan payments (including any escrows for property taxes and hazard insurance premiums) and other monthly credit obligations. The "debt-to-income ratio" is the ratio of a borrower's total monthly payments to the borrower's gross monthly income. Since December 1996, Provident has also utilized a credit scoring procedure as an additional guideline in evaluating applications for mortgage loans. Generally, applicants must meet a minimum score predetermined by Provident. Scores are calculated on the basis of a scoring model developed by Fair Isaacs & Co., which scoring model utilizes data provided by financial institutions that originate home equity loans.

     The debt-to-income ratio is reviewed in conjunction with the prospective borrower's CLTV (defined below) and credit score. Generally, the debt-to-income ratio does not exceed fifty percent; however, the ratio for prospective borrowers with excellent credit scores and additional compensating factors (as described above) may exceed that amount. A majority of the mortgage loans have debt-to-income ratios of approximately forty-five percent. The foregoing CLTV and debt-to-income limitations may be exceeded if one or more of the compensating factors described above are present. In addition, these limitations may be exceeded if specific approval is obtained from an authorized officer of Provident.

     The maximum amount permitted to be drawn (the "Credit Limit") under the revolving credit line loan agreements generally range from a minimum of $5,000 to a maximum of $250,000. For mortgage loans with CLTVs in excess of 80%, the portion of the Credit Limit which increases the CLTV above 80% is generally limited to $50,000. These limitations may be exceeded if approval is obtained from an authorized officer of Provident.

     Provident requires a valuation of all mortgaged property representing security for a loan. The mortgaged property used as collateral to secure the mortgage loans may be either primary residential (which includes second homes and vacation homes) or investor owned one to four-family homes, planned unit developments and condominiums. Commercial or agricultural land is not accepted as collateral. In some cases, the mortgage loan may be secured by the owner-occupied residence plus additional collateral.

     Provident personnel decide whether property value will be determined by a full appraisal, a "drive-by" appraisal, an appraisal based on tax assessment valuation, or an alternative valuation. A "drive-by" appraisal consists of:
(i) the appraiser reviewing appropriate records concerning the tax valuation of the mortgaged property and the recent sale prices of homes in the same neighborhood; and (ii) an inspection of the exterior of the mortgaged property. If such exterior inspection indicates that the mortgaged property is well maintained, the appraiser determines a market value based upon the available records; if such exterior inspection reveals signs of improper maintenance, Provident requires a full appraisal, which includes an interior inspection of the mortgaged property. In some cases, an alternative valuation has been used to obtain the value of the property. This valuation is obtained from Trans Union and consists of an analysis of multiple listing service data, Fannie Mae appraisal information and tax assessment data to determine the value of the mortgaged property. An alternative valuation is only used for prospective loans that meet certain defined credit score and loan amount guidelines.

     A current-owner title search of the mortgaged property is also obtained by Provident in addition to an appraisal. In connection with originating a mortgage loan which is in a junior lien position, Provident typically assumes that the first mortgage lender has obtained an ALTA title insurance policy although Provident does not independently verify whether such title insurance policy has been obtained. Provident does not require borrowers to obtain title insurance.

     Applicants are required to secure property insurance in an amount sufficient to cover the new loan and any prior mortgage. If the sum of the outstanding first mortgage, if any, and the mortgage loan originated by Provident exceeds replacement value, insurance equal to replacement value may be accepted. Provident ensures that its name and address is properly added to the "Mortgage Clause" of the insurance policy. In the event Provident's name is added to a "Loss Payee Clause" and the policy does not provide for written notice of policy changes or cancellation, an endorsement adding such provision is obtained.

     As a part of Provident's loan application process, each mortgage applicant is typically required to provide personal financial information. Applicants who are salaried employees may be required to provide current employment information in addition to two recent years of employment history and Provident may verify this information. Verifications are based on the two most recent pay stubs, the two most recent years' W-2 tax forms or the two most recent years' complete federal income tax returns (including schedules). Self-employed applicants should be self-employed in the same field of work for a minimum of two years. Self-employed applicants are typically required to provide signed copies of complete federal income tax returns (including schedules) filed for the most recent two years.

     Credit reports are obtained from independent credit reporting agencies reflecting each applicant's credit history. Credit reports usually reflect all delinquencies of 30 days or more, repossessions, judgments, foreclosures, garnishments, bankruptcies, divorce actions and other adverse credit events that can be discovered by a search of public records. If a credit report is obtained more than 60 days prior to the loan closing, Provident may obtain an updated credit report to verify that the reported information has not changed. Verification is obtained of any first mortgage balance if not reported in the credit report.

     Any applicable rescission period must have expired prior to funding any mortgage loan. The rescission period may not be waived by the applicant except as permitted by law.

DELINQUENCY AND CHARGE-OFF EXPERIENCE

     The following tables set forth Provident's delinquency and charge-off experience on its servicing portfolio of home equity lines of credit and closed-end home equity loans similar to and including the Mortgage Loans for the periods indicated. Provident has serviced all of the Mortgage Loans since their origination. There can be no assurance that the delinquency and charge-off experience on the Mortgage Loans will be consistent with the historical information provided below. Accordingly, this information should not be considered to reflect the credit quality of the Mortgage Loans included in the Trust, or a basis of assessing the likelihood, amount of losses on the Mortgage Loans. The statistical data in the tables set forth below are based on all of the home equity loans in Provident's servicing portfolio.

     Delinquency as a percentage of aggregate principal balance of mortgage loans serviced for each period would be higher than those shown if a group of mortgage loans were artificially isolated at a point in time and the information showed the activity only in that isolated group.

          DELINQUENCY EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO OF
                      OPEN-END HOME EQUITY LINES OF CREDIT

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Revolving Credit-Line Loans for the nine months ended September 30, 1998, and the years ended December 31, 1997, December 31, 1996 and December 31, 1995.

                                                            YEAR ENDED                                 NINE MONTHS ENDED
                              ----------------------------------------------------------------------  ------------------
                                DECEMBER 31, 1995       DECEMBER 31, 1996       DECEMBER 31, 1997     SEPTEMBER 30, 1998
                              ----------------------  ----------------------  ----------------------  ------------------
                               NUMBER      DOLLAR      NUMBER      DOLLAR      NUMBER      DOLLAR      NUMBER     DOLLAR
                              OF LOANS     AMOUNT     OF LOANS     AMOUNT     OF LOANS     AMOUNT     OF LOANS    AMOUNT
                              --------  ------------  --------  ------------  --------  ------------  --------    ------
Portfolio (4)................  (3)      $160,226,000   7,496    $173,670,000   7,845     $195,838,000   9,233     $226,522,000
Delinquency Percentage (1)
  30-59 days.................  (3)          (3)        0.45%       0.40%       0.25%       0.17%        0.18%       0.09%
  60-89 days.................  (3)          (3)        0.08%       0.11%       0.09%       0.06%        0.06%       0.04%
  90 days or more (2)........  (3)          (3)        0.21%       0.23%       0.18%       0.16%        0.15%       0.13%
Total........................  (3)         0.25%       0.74%       0.74%       0.52%       0.39%        0.40%       0.26%

------------------
(1) The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until such loans are delinquent pursuant to their repayment terms.

(2) Includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.

(3) Insufficient information available.

(4) Dollar amounts rounded to the nearest $1,000.

           DELINQUENCY EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO
                        OF CLOSED-END HOME EQUITY LOANS

     The following table sets forth information relating to the delinquency experience of mortgage loans similar to and including the Closed-End Loans for the nine months ended September 30, 1998, and the years ended December 31, 1997, December 31, 1996 and December 31, 1995.

                                                               YEAR ENDED                               NINE MONTHS ENDED
                                  --------------------------------------------------------------------  ------------------
                                    DECEMBER 31, 1995      DECEMBER 31, 1996       DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                  ---------------------  ----------------------  ---------------------  ------------------
                                   NUMBER     DOLLAR      NUMBER      DOLLAR      NUMBER     DOLLAR      NUMBER     DOLLAR
                                  OF LOANS    AMOUNT     OF LOANS     AMOUNT     OF LOANS    AMOUNT     OF LOANS   AMOUNT(4)
                                  --------  -----------  --------  ------------  --------  -----------  --------  ----------
Portfolio (3)....................  4,681   $86,538,000    5,455   $104,444,000    5,262   $92,264,000    4,947   $96,262,000
Delinquency percentage (1)
  30-59 days.....................  0.36%       0.19%      0.66%       0.62%       0.67%       0.55%      0.44%      0.29%
  60-89 days.....................  0.21%       0.05%      0.31%       0.21%       0.27%       0.17%      0.12%      0.13%
  90 days or more (2)............  0.34%       0.51%      0.46%       0.34%       0.49%       0.46%      0.20%      0.17%
Total............................  0.91%       0.75%      1.43%       1.17%       1.43%       1.19%      0.77%      0.59%

------------------
(1) The delinquency percentage represents the number and principal balance of mortgage loans with monthly payments which are contractually past due. Mortgage loans for which the related borrower has declared bankruptcy are not included unless or until such loans are delinquent pursuant to their repayment terms.

(2) includes the principal balance of loans currently in process of foreclosure and loans acquired through foreclosure or deed in lieu of foreclosure.

(3) Dollar amounts rounded to nearest $1,000.

            CHARGE-OFF EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO
                    OF OPEN-END HOME EQUITY LINES OF CREDIT

     The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the Revolving Credit-Line loans for the nine months ended September 30, 1998, and the years ended December 31, 1997, December 31, 1996 and December 31, 1995.

                                                                                                                  NINE
                                                                       YEAR ENDED                             MONTHS ENDED
                                                ---------------------------------------------------------   ------------------
                                                DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997   SEPTEMBER 30, 1998
                                                -----------------   -----------------   -----------------   ------------------
Average Portfolio Balance (1).................    $ 148,011,000       $ 166,948,000       $ 184,754,000        $211,180,000
Charge-Offs (2)...............................    $      10,488       $     162,385       $     126,763        $    241,897
Charge-Offs as a % of Average
  Portfolio Balance...........................            0.01%               0.10%               0.07%               0.15%(3)

------------------
(1) "Average Portfolio Balance" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the first and last days of each period. The Average Portfolio Balance has been rounded to the nearest $1,000.

(2) "Charge-Offs" are amounts which have been determined by Provident to be uncollectable relating to the mortgage loans for each respective period and do not include any amount of collections or recoveries received by Provident subsequent to charge-off dates. Provident's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 120 days and based upon such appraisals, a decision is then made concerning the amounts determined to be uncollectable.

(3) Annualized.

            CHARGE-OFF EXPERIENCE OF THE MASTER SERVICER'S PORTFOLIO
                        OF CLOSED-END HOME EQUITY LOANS

     The following table sets forth information relating to the loan charge-off experience of mortgage loans similar to and including the Closed-End Loans for the nine months ended September 30, 1998, and the years ended December 31, 1997, December 31, 1996 and December 31, 1995.

                                                                                                                       NINE
                                                                         YEAR ENDED                                MONTHS ENDED
                                                  ---------------------------------------------------------     ------------------
                                                  DECEMBER 31, 1995   DECEMBER 31, 1996   DECEMBER 31, 1997     SEPTEMBER 30, 1998
                                                  -----------------   -----------------   -----------------     ------------------
                                                       DOLLAR              DOLLAR              DOLLAR                 DOLLAR
                                                       AMOUNT              AMOUNT              AMOUNT                 AMOUNT
                                                  -----------------   -----------------   -----------------     ------------------
Average Portfolio Balance (1)...................     $77,818,000         $95,491,000         $98,354,000           $ 94,263,000
Charge-offs (2).................................     $     2,661         $   165,050         $   197,988           $    290,842
Charge-offs as a Percentage of Average
  Amount Outstanding............................           0.00%               0.17%               0.20%                  0.41%(3)

------------------
(1) "Average Portfolio Balance" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the first and last days of each period. The Average Portfolio Balance has been rounded to the nearest $1,000.

(2) "Charge-Offs" are amounts which have been determined by Provident to be uncollectable relating to mortgage loans for each respective period and do not include any amount of collections or recoveries received by Provident subsequent to charge-off dates. Provident's policy regarding charge-offs provides that mortgaged properties are reappraised when a mortgage loan has been delinquent for 120 days and based upon such appraisals, a decision is than made concerning the amounts determined to be uncollectable.

(3) Annualized.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

     As of the Cut-Off Date, the property of the Trust includes, among other things, a pool of mortgage loans (the "Mortgage Pool") consisting of 7,239 Mortgage Loans with an aggregate Cut-Off Date Pool Principal Balance of approximately $181,754,829.54. The Mortgage Loans are divided into two loan groups (the "Loan Groups"). "Loan Group 1" consists of 2,666 Revolving Credit-Line Loans and 1,586 Closed-End Loans as of the Cut-Off Date (the "Group 1 Loans"). As of the Cut-Off Date, "Loan Group 2" consists of 1,920 Revolving Credit-Line Loans and 1,067 Closed-End Loans as of the Cut-Off Date (the "Group 2 Initial Loans"). As of any date, the aggregate Principal Balance of the Mortgage Loans in a Loan Group is referred to herein as its "Loan Group Balance".

     Set forth below is information as of the Cut-Off Date regarding the Group 1 Loans and Group 2 Initial Loans. Prior to the Closing Date, Mortgage Loans may be removed from either Loan Group and other Mortgage Loans with similar characteristics may be substituted therefor. Provident believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the Mortgage Loans as they will be constituted at the Closing Date, although certain characteristics of such Mortgage Loans may vary but any such variance will not be material.

MORTGAGE LOAN TERMS

     Revolving Credit-Line Loans. The adjustable rate revolving home equity lines of credit (the "Revolving Credit-Line Loans") were originated pursuant to loan agreements (the "Credit Line Agreements"). Under the Credit Line Agreements, the borrowers may receive advances (an "Additional Balance" or a "Draw") at any time during a specified period (the "Draw Period"); provided, however, neither the Trust nor the Indenture Trustee shall be obligated or permitted to fund any such Draws. The minimum amount of any Draw on a One-Year Draw Period Loan (as defined below) that a borrower may receive is $100. There is no minimum Draw for a Ten-Year Draw Period Loan (as defined below). The maximum amount of each Draw with respect to any Revolving Credit-Line Loan is equal to the excess, if any, of the Credit Limit over the Principal Balance outstanding under such Credit Line Agreement at the time of such Draw.

     Approximately 32.03% (by Cut-Off Date Loan Group 1 Principal Balance) of the Group 1 Loans and approximately 39.60% (by Cut-Off Date Loan Group 2 Initial Principal Balance) of the Group 2 Initial Loans (together, the "One-Year Draw Period Loans") have original terms of six years, consisting of a Draw Period of one year and an "Amortization Period" of five years. However, the Draw Period under each Credit Line Agreement for the One-Year Draw Period Loans automatically renews for an unlimited number of successive terms of one year each unless Provident notifies the borrower of its election to terminate its obligation to make Draws. After the Draw Period has so ended, the five-year "Amortization Period" begins during which the borrower is obligated to make monthly payments equal to the sum of 1/60 of the unpaid balance of the Mortgage Loan at the end of the Draw Period plus accrued finance charges. Minimal monthly principal payments may be required to be made by the borrowers during the Draw Period, but such payments will not be sufficient to fully amortize the Mortgage Loan during the Draw Period. Notwithstanding the foregoing, Provident has agreed in the Sale and Servicing Agreement not to terminate its obligation to make Draws with respect to any Mortgage Loan during the 48-month period beginning on the Closing Date, unless the borrower is in default of any material obligation under the related Credit Line Agreement, the appraised value of the related Mortgaged Property has declined significantly or Provident reasonably believes the borrower will be unable to fulfill its payment obligations under the Credit Line Agreement because of a material change in the borrower's financial circumstances.

     Approximately 30.67% (by Cut-Off Date Loan Group 1 Principal Balance) of the Group 1 Loans and approximately 28.04% (by Cut-Off Date Loan Group 2 Initial Principal Balance) of the Group 2 Initial Loans (together, the "Ten-Year Draw Period Loans") have original terms of 20 years, consisting of a Draw Period of 10 years and an Amortization Period of 10 years. During the Amortization Period, the borrower is obligated to make monthly payments equal to the sum of 1/120 of the unpaid balance of the Mortgage Loan at the end of the Draw Period plus accrued finance charges. Minimal monthly principal payments may be required to be made by the borrowers during the Draw Period, but such payments will not be sufficient to fully amortize the Mortgage Loan during the Draw Period.

     The borrower's right to make a Draw under a Revolving Credit-Line Loan may be suspended, or the Credit Limit may be reduced under a number of circumstances, including, but not limited to, a material adverse change in the borrower's financial circumstances, a significant decline in the appraised value of the Mortgaged Property or a default by the borrower of any material obligation under the Credit Line Agreement. Generally, such suspension or reduction will not affect the payment terms for previously drawn balances. In the event of default under a Revolving Credit-Line Loan, the right of the borrower to make a Draw may be terminated and the entire outstanding Principal Balance of such Revolving Credit-Line Loan may be declared immediately due and payable. A "default" includes, but is not limited to, the borrower's failure to make any payment as required, any action or inaction by the borrower that adversely affects the Mortgaged Property or the rights in the Mortgaged Property or any fraud or material misrepresentation by the borrower in connection with the Revolving Credit-Line Loan. The Credit Limit may also be increased, upon completion of satisfactory underwriting review, as described below.

     Interest (the "Finance Charge") accrues on each Revolving Credit-Line Loan, payable monthly, on the related average daily outstanding Principal Balance for each Billing Cycle at a rate (each, a "Loan Rate"). The Loan Rate for each Billing Cycle is adjusted quarterly as of the first day of January, April, July and October (except for the Ten-Year Draw Period Loans which are adjusted as of the first day of each month) and is equal to the Index on the last day of the immediately preceding month (or, for the Ten-Year Draw Period Loans, the twentieth day of the prior month) (such date, the "Adjustment Date") plus a fixed percentage amount (the "Margin") specified in the related Credit Line Agreement, computed on the basis of a 365 day year times actual days elapsed. The "Billing Cycle" for each Revolving Credit-Line Loan is the calendar month preceding each Due Date.

     The "Due Date" for payments under each Revolving Credit-Line Loan is the fifth, tenth, fifteenth, twentieth, twenty-fifth or thirtieth day of each month.

     Certain Revolving Credit-Line Loans originated in June 1998 and thereafter bear interest at a promotional rate of either 6.99% or 7.99% per annum for the first six months following the first Draw thereunder. After the expiration of the six-month promotional period, the interest rate on such Revolving Credit-Line Loans will be the Loan Rate described above.

     The Finance Charge accrued each month with respect to each Revolving Credit-Line Loan is calculated based on the "Prime rate" as published in the "Money Rates" table in The Wall Street Journal (the "Index"). The Margins for the Group 1 Revolving Credit-Line Loans as of the Cut-Off Date ranged from -1.00% to 6.25% and the weighted average Margins as of the Cut-Off Date for the Group 1 Revolving Credit-Line Loans was 0.59%. The Margins for the Group 2 Initial Revolving Credit-Line Loans as of the Cut-Off Date ranged from -0.75% to 6.25% and the weighted average Margins as of the Cut-Off Date for the Group 2 Initial Revolving Credit-Line Loans was 0.63%. Substantially all of the Revolving Credit-Line Loans are subject to a maximum Loan Rate of at least 19% per annum. The Revolving Credit-Line Loans have a minimum Loan Rate equal to the Margin. No Revolving Credit-Line Loan is subject to a periodic rate cap.

     Payments made by or on behalf of the borrower for each Revolving Credit-Line Loan are generally required to be applied, first, to any unpaid Finance Charges and second, to the Principal Balance outstanding with respect to such Mortgage Loan.

     Revolving Credit-Line Loans are subject to a $250 termination fee to the extent the related borrower prepays such loan within either a three or five year period following origination, as indicated in the related Credit Line Agreement.

     Closed-End Loans. The closed-end home equity loans (the "Closed-End Loans") are evidenced by installment loan contracts (the "Mortgage Notes") and accrue interest at both fixed and adjustable rates of interest and are secured by deeds of trust or mortgages on the related Mortgaged Properties. Approximately 36.31% (by Cut-Off Date Loan Group 1 Principal Balance) of the Group 1 Loans and approximately 31.05% (by Cut-Off Date Loan Group 2 Initial Principal Balance) of the Group 2 Initial Loans bear interest at Loan Rates that are fixed. The Closed-End Loans have Due Dates that occur on different days during each month. Interest is computed on the "simple interest basis" and charged to the borrower on the outstanding Principal Balance of the related Closed-End Loan based on the number of days elapsed between the date through which interest was last paid on the Closed-End Loan through receipt of the borrower's most current monthly payment, and the portions of each monthly payment that are allocated to interest and principal are adjusted based on the actual amount of interest charged on such basis. Interest accrues on the Closed-End Loans during the calendar month preceding each Due Date, computed on the basis of a 365 day year times actual days elapsed.

     Approximately 1.00% (by Cut-Off Date Loan Group 1 Principal Balance) of the Group 1 Loans and approximately 1.30% (by Cut-Off Date Loan Group 2 Initial Principal Balance) of the Group 2 Initial Loans bear interest at a Loan Rate based on the Index plus a Margin, adjusted quarterly. The Adjustment Date for each such loan is the first day of January, April, July or October based upon the Index as of the last day of the prior month. In connection with each adjustment, the monthly payment is adjusted to an amount sufficient to fully amortize the mortgage loan over its remaining term. The Margins for the adjustable rate Group 1 Closed-End Loans as of the Cut-Off Date ranged from 0.50% to 1.50% and the weighted average Margins as of the Cut-Off Date for the adjustable rate Group 1 Closed-End Loans was 0.91%. The Margins for the adjustable rate Group 2 Initial Closed-End Loans as of the Cut-Off Date ranged from -0.50% to 2.50% and the weighted average Margins as of the Cut-Off Date for the adjustable rate Group 2 Initial Closed-End Loans was 1.26%. Substantially all of the adjustable rate Closed-End Loans are subject to a maximum Loan Rate of at least 18% per annum. The adjustable rate Closed-End Loans have a minimum Loan Rate equal to the Margin. No adjustable rate Closed-End Loan is subject to a periodic rate cap.

LOAN GROUP 1 STATISTICS

     Unless otherwise specified, all percentages set forth herein with respect to the Group 1 Loans are percentages of the Cut-Off Date Loan Group 1 Principal Balance. All weighted averages described below are weighted on the basis of the Cut-Off Date Principal Balance of the Group 1 Loans included in the Trust unless otherwise indicated.

     Approximately 37.31% of the Group 1 Loans are Closed-End Loans (such Mortgage Loans, the "Group 1 Closed-End Loans"). 28 Group 1 Loans (representing approximately 1.00% of the Cut-Off Date Loan Group 1 Principal Balance) accrue interest at an adjustable rate. Approximately 62.69% of the Group 1 Loans are Revolving Credit-Line Loans (such Mortgage Loans, the "Group 1 Revolving Credit-Line Loans").

     All Group 1 Loans were originated between May 1987 and November 1998. The aggregate Cut-Off Date Principal Balance of the Group 1 Loans was $101,010,425.99 (the "Cut-Off Date Loan Group 1 Principal Balance"), which is equal to the aggregate Principal Balances of the Group 1 Loans as of the close of business on December 1, 1998 (the "Cut-Off Date"). Approximately 25.66% of the Group 1 Loans were secured by a first Mortgage on the related Mortgaged Property and 74.34% of the Group 1 Loans were secured by second Mortgages. No Group 1 Loan had a Combined Loan-to-Value Ratio greater than 101%. Approximately 63.96%, 14.40% and 5.74% of the Group 1 Loans were secured by Mortgaged Properties in Ohio, Kentucky and Pennsylvania, respectively. Approximately 0.06% of the Group 1 Loans were contractually delinquent 30 days or more. No Group 1 Loan was delinquent more than 60 days as of the Cut-Off Date.

     With respect to each Group 1 Loan in the first lien position, the maximum original principal balance was $227,150. No Group 1 Loan which was secured by a second lien on the related Mortgaged Property had an original principal balance of more than $113,575. With respect to each Group 1 Loan in the second lien position at origination, the sum of the unpaid principal balances of the first and second liens on the related Mortgaged Property as of such origination did not exceed $227,150.

     The minimum Principal Balance of the Group 1 Loans as of the Cut-Off Date was $0.02, the maximum Principal Balance of the Group 1 Loans as of the Cut-Off Date was $152,852.17, and the average Principal Balance of the Group 1 Loans as of the Cut-Off Date was $23,755.98. As of the Cut-Off Date, the weighted average Loan Rate with respect to the Group 1 Revolving Credit-Line Loans and the
Group 1 Closed-End Loans is 8.31% per annum and 9.28% per annum, respectively. The average Credit Limit Utilization Rate (defined below) of the Group 1 Revolving Credit-Line Loans was 53.77% as of the Cut-Off Date. The weighted average Combined Loan-to-Value Ratio of the Group 1 Loans was 77.21% as of the Cut-Off Date and the weighted average junior mortgage ratio of the Group 1 Revolving Credit-Line Loans (computed by dividing the greater of the Credit Limit and the Cut-Off Date Principal Balance for each Group 1 Revolving Credit-Line Loan, provided such Group 1 Revolving Credit-Line Loan was in a junior lien position, by the sum of such Credit Limit or Cut-Off Date Principal Balance, as applicable and the outstanding balances at the time such Group 1 Revolving Credit-Line Loan was originated of all senior mortgage loans affecting the Mortgaged Property) was approximately 44.04%.

     The "Combined Loan-to-Value Ratio" or "CLTV" of each Revolving Credit-Line Loan is the ratio, expressed as a percentage, of (a) the sum of (i) the greater of the Credit Limit and the current balance as of the Cut-Off Date and (ii) the principal balance of any senior mortgage loan as of the origination of such Mortgage Loan, over (b) the value (based on an appraised value or other acceptable valuation method) for the related Mortgaged Property determined in the origination of such Mortgage Loan. The "Combined Loan-to-Value Ratio" or "CLTV" of each Closed-End Loan is the ratio, expressed as a percentage, of
(i) the sum of (a) the original principal balance of such Closed-End Loan at the date of origination plus (b) the remaining principal balance of the senior lien(s), if any, at the date of origination of such Closed-End Loan divided by
(ii) the value of the related Mortgaged Property, based upon the appraisal made at the time of origination of such Closed-End Loan or other acceptable valuation method. The average "Credit Limit Utilization Rate" of each Revolving Credit-Line Loan as of the Cut-Off Date is determined by dividing the sum of the Cut-Off Date Principal Balance of such Mortgage Loan by the sum of the Credit Limit of such Mortgage Loans.

     Provident has computed the following additional information as of the Cut-Off Date with respect to the Group 1 Loans. The following tables are based on the Cut-Off Date Principal Balances of all Group 1 Loans.

                                  LOAN GROUP 1
                         COMBINED LOAN-TO-VALUE RATIOS

                                                                                                      PERCENT BY
                                                              NUMBER OF                              CUT-OFF DATE
                                                               GROUP 1            CUT-OFF DATE       LOAN GROUP 1
COMBINED LOAN-TO-VALUE RATIOS                                   LOANS           PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 [Less than or equal to] 50.00%............................          517         $ 10,986,201.80            10.88%
 50.01%- 55.00%............................................          103            2,962,927.59             2.93
 55.01%- 60.00%............................................          130            3,545,411.54             3.51
 60.01%- 65.00%............................................          138            3,462,388.77             3.43
 65.01%- 70.00%............................................          169            4,174,162.55             4.13
 70.01%- 75.00%............................................          248            6,348,230.11             6.28
 75.01%- 80.00%............................................        1,100           26,656,798.55            26.39
 80.01%- 85.00%............................................          308            7,925,596.05             7.85
 85.01%- 90.00%............................................          386            8,319,558.43             8.24
 90.01%- 95.00%............................................          289            6,455,351.07             6.39
 95.01%-100.00%............................................          642           15,033,486.17            14.88
100.01%-105.00%............................................          222            5,140,313.36             5.09
                                                                  ------         ---------------          -------
     Total.................................................        4,252         $101,010,425.99           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

                                  LOAN GROUP 1
                           GEOGRAPHIC DISTRIBUTION(1)

                                                                                                      PERCENT BY
                                                                   NUMBER OF                         CUT-OFF DATE
                                                                   GROUP 1        CUT-OFF DATE       LOAN GROUP 1
STATE                                                               LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------------------------------   ---------    -----------------    -----------------
Ohio............................................................     2,750       $ 64,607,389.36            63.96%
Kentucky........................................................       687         14,541,944.24            14.40
Pennsylvania....................................................       200          5,801,085.17             5.74
Michigan........................................................       181          5,000,105.77             4.95
Illinois........................................................       141          3,895,964.15             3.86
Indiana.........................................................       153          3,685,782.46             3.65
Florida.........................................................        64          1,494,047.86             1.48
West Virginia...................................................        30            928,300.79             0.92
Texas...........................................................        23            551,733.43             0.55
North Carolina..................................................        10            258,238.44             0.26
Georgia.........................................................         6            122,113.55             0.12
Minnesota.......................................................         1             40,075.00             0.04
Missouri........................................................         2             30,935.42             0.03
California......................................................         1             15,298.68             0.02
Wisconsin.......................................................         1             14,622.90             0.01
Kansas..........................................................         1             12,467.65             0.01
Connecticut.....................................................         1             10,321.12             0.01
                                                                     -----       ---------------          -------
     Total......................................................     4,252       $101,010,425.99           100.00%
                                                                     -----       ---------------          -------
                                                                     -----       ---------------          -------

------------------
(1) Geographic location is determined by address of Mortgaged Property securing each Group 1 Loan.

                                  LOAN GROUP 1
                               PRINCIPAL BALANCES

                                                                                                      PERCENT BY
                                                              NUMBER OF                              CUT-OFF DATE
                                                               GROUP 1            CUT-OFF DATE       LOAN GROUP 1
PRINCIPAL BALANCES                                              LOANS           PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
$      0.01-$  2,500.00....................................          129         $    132,380.40             0.13%
$  2,500.01-$  5,000.00....................................          203              784,812.47             0.78
$  5,000.01-$  7,500.00....................................          256            1,611,532.53             1.60
$  7,500.01-$ 10,000.00....................................          332            2,933,778.57             2.90
$ 10,000.01-$ 15,000.00....................................          647            8,137,960.26             8.06
$ 15,000.01-$ 20,000.00....................................          601           10,545,709.65            10.44
$ 20,000.01-$ 30,000.00....................................          946           23,468,186.27            23.23
$ 30,000.01-$ 40,000.00....................................          511           17,712,100.81            17.53
$ 40,000.01-$ 50,000.00....................................          303           13,634,987.34            13.50
$ 50,000.01-$ 60,000.00....................................          145            7,907,187.00             7.83
$ 60,000.01-$ 70,000.00....................................           69            4,506,511.55             4.46
$ 70,000.01-$ 80,000.00....................................           54            4,034,815.59             3.99
$ 80,000.01-$ 90,000.00....................................           19            1,609,091.10             1.59
$ 90,000.01-$100,000.00....................................           20            1,887,943.60             1.87
$100,000.01-$150,000.00....................................           15            1,798,501.68             1.78
$150,000.01-$200,000.00....................................            2              304,927.17             0.30
                                                                  ------         ---------------          -------
     Total.................................................        4,252         $101,010,425.99           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

                    LOAN GROUP 1 REVOLVING CREDIT-LINE LOANS
                                 CREDIT LIMITS

                                                                                                       PERCENT BY
                                                            NUMBER                                    CUT-OFF DATE
                                                         OF GROUP 1 REVOLVING      CUT-OFF DATE       LOAN GROUP 1
CREDIT LIMITS                                            CREDIT-LINE LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------   --------------------    -----------------    -----------------
$      0.01-$  2,500.00...............................               1            $        272.35             0.00%
$  2,500.01-$  5,000.00...............................              14                  55,413.06             0.09
$  5,000.01-$  7,500.00...............................              19                  89,601.65             0.14
$  7,500.01-$ 10,000.00...............................              50                 338,471.09             0.53
$ 10,000.01-$ 15,000.00...............................             169               1,591,759.04             2.51
$ 15,000.01-$ 20,000.00...............................             251               3,227,106.51             5.10
$ 20,000.01-$ 30,000.00...............................             493               9,145,890.04            14.44
$ 30,000.01-$ 40,000.00...............................             384               8,620,280.97            13.61
$ 40,000.01-$ 50,000.00...............................             535              14,142,818.61            22.33
$ 50,000.01-$ 60,000.00...............................             195               6,055,113.81             9.56
$ 60,000.01-$ 70,000.00...............................             145               4,655,014.59             7.35
$ 70,000.01-$ 80,000.00...............................             161               5,422,174.68             8.56
$ 80,000.01-$ 90,000.00...............................              66               2,502,022.24             3.95
$ 90,000.01-$100,000.00...............................             119               4,354,612.71             6.88
$100,000.01-$150,000.00...............................              56               2,585,810.62             4.08
$150,000.01-$200,000.00...............................               6                 435,722.65             0.69
$200,000.01-$250,000.00...............................               2                 103,291.09             0.16
                                                                ------            ---------------          -------
     Total............................................           2,666            $ 63,325,375.71           100.00%
                                                                ------            ---------------          -------
                                                                ------            ---------------          -------

                    LOAN GROUP 1 REVOLVING CREDIT-LINE LOANS
                         CREDIT LIMIT UTILIZATION RATES

                                                              NUMBER OF                                 PERCENT BY
                                                              GROUP 1                                  CUT-OFF DATE
                                                              REVOLVING             CUT-OFF DATE       LOAN GROUP 1
CREDIT LIMIT UTILIZATION RATES                               CREDIT-LINE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------------------------   -----------------    -----------------    -----------------
  0.00%- 10.00%...........................................           213           $    599,005.02             0.95%
 10.00%- 20.00%...........................................           208              1,801,843.67             2.85
 20.01%- 30.00%...........................................           196              2,671,239.65             4.22
 30.01%- 40.00%...........................................           229              4,327,409.50             6.83
 40.01%- 50.00%...........................................           199              4,247,513.20             6.71
 50.01%- 60.00%...........................................           191              4,425,448.67             6.99
 60.01%- 70.00%...........................................           211              5,428,139.70             8.57
 70.01%- 80.00%...........................................           206              6,182,879.08             9.76
 80.01%- 85.00%...........................................           124              3,985,454.66             6.29
 85.01%- 90.00%...........................................           144              4,535,445.05             7.16
 90.01%- 95.00%...........................................           199              6,445,570.57            10.18
 95.01%-100.00%...........................................           494             16,989,391.36            26.83
100.01%-105.00%...........................................            52              1,686,035.58             2.66
                                                                   -----           ---------------          -------
     Total................................................         2,666           $ 63,325,375.71           100.00%
                                                                   -----           ---------------          -------
                                                                   -----           ---------------          -------

                                  LOAN GROUP 1
                                    LOAN AGE

                                                                                                      PERCENT BY
                                                                   NUMBER OF                         CUT-OFF DATE
                                                                   GROUP 1        CUT-OFF DATE       LOAN GROUP 1
LOAN AGE                                                            LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------------------------------   ---------    -----------------    -----------------
    0 months....................................................       306       $  7,855,251.59             7.78%
 1-12 months....................................................     3,336         81,567,694.02            80.75
13-24 months....................................................       447          8,621,148.13             8.53
25-36 months....................................................       121          1,944,150.08             1.92
37-48 months....................................................         9            282,277.35             0.28
49-60 months....................................................         9            224,195.64             0.22
61-72 months....................................................        10            148,701.10             0.15
73-84 months....................................................         6             66,136.57             0.07
Greater than or equal to 85 months..............................         8            300,871.51             0.30
                                                                     -----       ---------------          -------
     Total......................................................     4,252       $101,010,425.99           100.00%
                                                                     -----       ---------------          -------
                                                                     -----       ---------------          -------

                         LOAN GROUP 1 CLOSED-END LOANS
                      REMAINING MONTHS TO STATED MATURITY

                                                                                                       PERCENT BY
                                                               NUMBER OF                              CUT-OFF DATE
REMAINING TERM TO                                               GROUP 1            CUT-OFF DATE       LOAN GROUP 1
STATED MATURITY                                                  LOANS           PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
  1- 12.....................................................            7         $     32,712.31             0.09%
 13- 24.....................................................           27              135,580.59             0.36
 25- 36.....................................................           56              464,024.82             1.23
 37- 48.....................................................           96            1,115,776.29             2.96
 49- 60.....................................................          170            2,282,945.53             6.06
 61- 72.....................................................           42              716,907.09             1.90
 73- 84.....................................................           65            1,336,124.27             3.55
 85- 96.....................................................           33              815,415.26             2.16
 97-108.....................................................          164            3,766,821.51            10.00
109-120.....................................................          500           11,744,061.22            31.16
121-132.....................................................            2               66,307.17             0.18
133-144.....................................................            1               44,732.00             0.12
145-156.....................................................            1               24,567.39             0.07
157-168.....................................................           15              501,305.84             1.33
169-180.....................................................          329           10,181,228.27            27.02
181-192.....................................................            1               35,060.85             0.09
229-240.....................................................           77            4,421,479.87            11.73
                                                                   ------         ---------------          -------
     Total..................................................        1,586         $ 37,685,050.28           100.00%
                                                                   ------         ---------------          -------
                                                                   ------         ---------------          -------

                    LOAN GROUP 1 REVOLVING CREDIT-LINE LOANS
                                   LOAN RATES

                                                                                                       PERCENT BY
                                                                    NUMBER OF                         CUT-OFF DATE
                                                                    GROUP 1        CUT-OFF DATE       LOAN GROUP 1
LOAN RATES                                                           LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
 5.501%- 6.000%..................................................         1       $     39,419.94             0.06%
 6.501%- 7.000%..................................................       510         12,467,502.79            19.69
 7.001%- 7.500%..................................................       101          2,688,682.84             4.25
 7.501%- 8.000%..................................................       762         19,646,641.73            31.02
 8.001%- 8.500%..................................................       341          8,706,812.55            13.75
 8.501%- 9.000%..................................................       326          8,638,513.56            13.64
 9.001%- 9.500%..................................................       306          5,664,760.54             8.95
 9.501%-10.000%..................................................        53            939,144.63             1.48
10.001%-10.500%..................................................        66          1,110,243.91             1.75
10.501%-11.000%..................................................        34            649,429.89             1.03
11.001%-11.500%..................................................        42            702,432.85             1.11
11.501%-12.000%..................................................       110          1,879,796.96             2.97
12.001%-12.500%..................................................         1             30,834.71             0.05
12.501%-13.000%..................................................        10            104,129.84             0.16
13.501%-14.000%..................................................         3             57,028.97             0.09
                                                                      -----       ---------------          -------
     Total.......................................................     2,666       $ 63,325,375.71           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

                  LOAN GROUP 1 REVOLVING CREDIT-LINE LOANS(1)
                                    MARGINS

                                                                                                       PERCENT BY
                                                                    NUMBER OF                         CUT-OFF DATE
                                                                    GROUP 1        CUT-OFF DATE       LOAN GROUP 1
MARGIN                                                               LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
-1.499%- -1.000%.................................................         1       $     15,495.26             0.02%
-0.999%- -0.500%.................................................       119          3,121,286.98             4.93
-0.499%-  0.000%.................................................     1,110         28,824,064.42            45.52
 0.001%-  0.500%.................................................       535         14,893,939.94            23.52
 0.501%-  1.000%.................................................       416          7,784,644.85            12.29
 1.001%-  1.500%.................................................        62          1,119,831.95             1.77
 1.501%-  2.000%.................................................        86          1,279,422.54             2.02
 2.001%-  2.500%.................................................        52          1,246,455.99             1.97
 2.501%-  3.000%.................................................        63          1,188,496.23             1.88
 3.001%-  3.500%.................................................       127          2,174,232.04             3.43
 3.501%-  4.000%.................................................        35            744,510.83             1.18
 4.001%-  4.500%.................................................        13            233,341.72             0.37
 4.501%-  5.000%.................................................        10            104,129.84             0.16
 5.001%-  5.500%.................................................         6             83,033.93             0.13
 5.501%-  6.000%.................................................         3             57,028.97             0.09
 6.001%-  6.500%.................................................        28            455,460.22             0.72
                                                                      -----       ---------------          -------
     Total.......................................................     2,666       $ 63,325,375.71           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

------------------
(1) Each Group 1 Revolving Credit-Line Loan is subject to a minimum Loan Rate equal to the greater of zero and the Margin.

                         LOAN GROUP 1 CLOSED-END LOANS
                                   LOAN RATES

                                                                                                      PERCENT BY
                                                              NUMBER OF                              CUT-OFF DATE
                                                               GROUP 1            CUT-OFF DATE       LOAN GROUP 1
LOAN RATES                                                      LOANS           PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------   --------------    -----------------    -----------------
 7.001%- 7.500%............................................           10         $    393,009.42             1.04%
 7.501%- 8.000%............................................          148            6,474,855.41            17.18
 8.001%- 8.500%............................................          141            3,177,652.75             8.43
 8.501%- 9.000%............................................          258            6,309,530.09            16.74
 9.001%- 9.500%............................................          306            5,609,849.81            14.89
 9.501%-10.000%............................................          442            9,618,769.89            25.52
10.001%-10.500%............................................          162            3,186,834.84             8.46
10.501%-11.000%............................................           66            1,569,772.73             4.17
11.001%-11.500%............................................           23              773,907.66             2.05
11.501%-12.000%............................................           24              480.344.73             1.27
12.001%-12.500%............................................            2               29,708.78             0.08
12.501%-13.000%............................................            4               60,814.17             0.16
                                                                  ------         ---------------          -------
     Total.................................................        1,586         $ 37,685,050.28           100.00%
                                                                  ------         ---------------          -------
                                                                  ------         ---------------          -------

                                 LIEN PRIORITY
                                  LOAN GROUP 1

                                                                                                      PERCENT BY
                                                                   NUMBER OF                         CUT-OFF DATE
                                                                   GROUP 1        CUT-OFF DATE       LOAN GROUP 1
LIEN PRIORITY                                                       LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------------------------------   ---------    -----------------    -----------------
1...............................................................       854       $ 25,923,055.90            25.66%
2...............................................................     3,398         75,087,370.09            74.34
                                                                     -----       ---------------          -------
     Total......................................................     4,252       $101,010,425.99           100.00%
                                                                     -----       ---------------          -------
                                                                     -----       ---------------          -------

LOAN GROUP 1 SAMPLE POOL STATISTICS

     Certain information concerning the Group 1 Loans is not readily available, including information with respect to (i) the property type and (ii) occupancy status. As a result, in order to compile certain of the data in this section information was manually collected from loan files constituting a random sample (the "Group 1 Sample Pool") of 461 Group 1 Loans (the "Sample Pool Group 1 Loans"), constituting 10.56% of the Group 1 Loans by Cut-Off Date Loan Group 1 Principal Balance. ALL AVERAGES AND TOTALS SET FORTH IN THIS SECTION HAVE BEEN CALCULATED BASED UPON THE SAMPLE POOL GROUP 1 LOANS AS OF THE CUT-OFF DATE. NO ASSURANCE CAN BE GIVEN THAT THE CHARACTERISTICS OF THE SAMPLE POOL GROUP 1 LOANS ARE REPRESENTATIVE OF THE GROUP 1 LOANS IN THE AGGREGATE.

     The Sample Pool Group 1 Loans consisted of 461 loans with an aggregate Cut-Off Date Principal Balance of $10,669,044.07 (the "Cut-Off Date Loan
Group 1 Sample Pool Balance"). The Cut-Off Date Principal Balances of the Sample Pool Group 1 Loans ranged from $50.00 to $121,497.26, and the average Cut-Off Date Principal Balance of the Sample Pool Group 1 Loans was $23,143.26. The sum of certain percentages set forth in the following tables may not equal exactly 100% due to differences in the rounding of percentages.

     Set forth below is a description of certain characteristics of the Sample Pool Group 1 Loans.

                           SAMPLE POOL GROUP 1 LOANS
                                 PROPERTY TYPE

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                               NUMBER OF           CUT-OFF DATE       LOAN GROUP 1
PROPERTY TYPE                                                  MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
Single-Family...............................................         440          $ 10,216,383.57            95.76%
Condominium.................................................           8               223,643.93             2.10
Two-to-Four Family..........................................           9               186,661.66             1.75
Other.......................................................           4                42,354.91             0.40
                                                                    ----          ---------------          -------
     Total..................................................         461          $ 10,669,044.07           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

                           SAMPLE POOL GROUP 1 LOANS
                             OWNER OCCUPANCY STATUS

                                                                                                       PERCENT BY
                                                                                                      CUT-OFF DATE
                                                               NUMBER OF           CUT-OFF DATE       LOAN GROUP 1
OWNER OCCUPANCY STATUS                                         MORTGAGE LOANS    PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
Owner Occupied..............................................         457          $ 10,585,711.17            99.22%
Non-Owner Occupied..........................................           4                83,332.90             0.78
                                                                    ----          ---------------          -------
     Total..................................................         461          $ 10,669,044.07           100.00%
                                                                    ----          ---------------          -------
                                                                    ----          ---------------          -------

LOAN GROUP 2 STATISTICS

     Unless otherwise specified, all percentages set forth herein with respect to the Group 2 Initial Loans are percentages as of the Cut-Off Date Loan
Group 2 Initial Principal Balance. All weighted averages described below are weighted on the basis of the Cut-Off Date Principal Balance of the Group 2 Initial Loans included in the Trust unless otherwise indicated.

     Approximately 32.35% of the Group 2 Initial Loans are Closed-End Loans (such Mortgage Loans, the "Group 2 Initial Closed-End Loans"). 28 Group 2 Initial Loans (representing approximately 1.30% of the Cut-Off Date Loan
Group 2 Initial Principal Balance) accrue interest at an adjustable rate. Approximately 67.65% of the Group 2 Initial Loans are Revolving Credit-Line Loans (such Mortgage Loans, the "Group 2 Initial Revolving Credit-Line Loans").

     All Group 2 Initial Loans were originated between December 1986 and November 1998. The aggregate Cut-Off Date Principal Balance of the Group 2 Initial Loans was $80,744,403.55 (the "Cut-Off Date Loan Group 2 Initial Principal Balance"), which is equal to the aggregate Principal Balances of the Group 2 Initial Loans as of the close of business on the Cut-Off Date. Approximately 20.06% of a subset of the Group 2 Initial Loans were secured by a first Mortgage on the related Mortgaged Property and 79.94% of a subset of the Group 2 Initial Loans were secured by second Mortgages. No Group 2 Initial Loan had a Combined Loan-to-Value Ratio greater than 101%. Approximately 63.58%, 16.00% and 4.93% of the Group 2 Initial Loans were secured by Mortgaged Properties in Ohio, Kentucky and Michigan, respectively. Approximately 0.07% of the Group 2 Initial Loans were contractually delinquent 30 days or more. No Group 2 Initial Loan was delinquent more than 60 days as of the Cut-Off Date.

     The minimum Principal Balance of the Group 2 Initial Loans as of the Cut-Off Date was $20.00, the maximum Principal Balance of the Group 2 Initial Loans as of the Cut-Off Date was $400,000.00, and the average Principal Balance of the Group 2 Initial Loans as of the Cut-Off Date was $27,031.94. As of the Cut-Off Date, the weighted average Loan Rate with respect to the Group 2 Initial Revolving Credit-Line Loans and Group 2 Initial Closed-End Loans was 8.40% per annum and 9.25% per annum, respectively. The average Credit Limit Utilization Rate of the Group 2 Initial Revolving Credit-Line Loans was 54.93% as of the Cut-Off Date. The weighted average Combined Loan-to-Value Ratio of the Group 2 Initial Loans was 78.57% as of the Cut-Off Date and the weighted average junior mortgage ratio of the Group 2 Initial Revolving Credit-Line Loans (computed by dividing the greater of the Credit Limit and the Cut-Off Date Principal Balance for each Group 2 Initial Revolving Credit-Line Loan, provided such Group 2 Initial Revolving Credit-Line Loan was in a junior lien position, by the sum of such Credit Limit or Cut-Off Date Principal Balance, as applicable and the outstanding balances at the time such Group 2 Initial Revolving Credit-Line Loan was originated of all senior mortgage loans affecting the Mortgaged Property) was approximately 41.15%

     Approximately 1.65% of the Group 2 Initial Loans provide for monthly payments insufficient to amortize such loans by maturity and require balloon payments at maturity (collectively "Balloon Loans"). The amortization terms on the Balloon Loans included in Loan Group 2 ranged from 38 months to 240 months and had a weighted average of 134 months as of the Cut-Off Date.

     Provident has computed the following additional information as of the Cut-Off Date with respect to the Group 2 Initial Loans. The following tables are based on the Cut-Off Date Principal Balances of all Group 2 Initial Loans.

                                  LOAN GROUP 2
                             INITIAL MORTGAGE LOANS
                        COMBINED LOAN-TO-VALUE RATIOS(1)

                                                                 NUMBER OF                          PERCENT
                                                                 GROUP 2       CUT-OFF DATE      BY CUT-OFF DATE
                                                                 INITIAL         PRINCIPAL       LOAN GROUP 2 INITIAL
COMBINED LOAN-TO-VALUE RATIOS                                     LOANS           BALANCE        PRINCIPAL BALANCE
--------------------------------------------------------------   ---------    ---------------    --------------------
 [Less than or equal to]  50.00%..............................       244      $  5,584,103.05             7.81%
 50.01%- 55.00%...............................................        63         2,153,503.90             3.01
 55.01%- 60.00%...............................................        67         2,297,609.76             3.21
 60.01%- 65.00%...............................................        67         2,064,023.98             2.89
 65.01%- 70.00%...............................................        92         3,631,879.01             5.08
 70.01%- 75.00%...............................................       125         4,174,869.24             5.84
 75.01%- 80.00%...............................................       649        20,132,466.90            28.16
 80.01%- 85.00%...............................................       202         6,085,083.37             8.51
 85.01%- 90.00%...............................................       289         7,597,028.30            10.63
 90.01%- 95.00%...............................................       166         4,353,088.43             6.09
 95.01%-100.00%...............................................       386        10,980,193.79            15.36
100.01%-105.00%...............................................       102         2,438,249.23             3.41
                                                                   -----      ---------------           ------
     Total....................................................     2,452      $ 71,492,098.96           100.00%
                                                                   -----      ---------------           ------
                                                                   -----      ---------------           ------

------------------

(1) Based on a subset of the Loan Group 2 Initial Mortgage Loans.

                                  LOAN GROUP 2
                             INITIAL MORTGAGE LOANS
                                LIEN PRIORITY(1)

                                                                                                        PERCENT
                                                             NUMBER OF                               BY CUT-OFF DATE
                                                             GROUP 2 INITIAL      CUT-OFF DATE       LOAN GROUP 2 INITIAL
LIEN PRIORITY                                                  LOANS            PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------------------------   ---------------    -----------------    --------------------
1.........................................................          416          $ 14,337,951.11             20.06%
2.........................................................        2,036            57,154,147.85             79.94
                                                                  -----          ---------------            ------
     Total................................................        2,452          $ 71,492,098.96            100.00%
                                                                  -----          ---------------            ------
                                                                  -----          ---------------            ------

------------------

(1) Based on a subset of the Loan Group 2 Initial Mortgage Loans.

                                  LOAN GROUP 2
                             INITIAL MORTGAGE LOANS
                           GEOGRAPHIC DISTRIBUTION(1)

                                                                                                        PERCENT
                                                             NUMBER OF                               BY CUT-OFF DATE
                                                             GROUP 2 INITIAL      CUT-OFF DATE       LOAN GROUP 2 INITIAL
STATE                                                          LOANS            PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------------------------   ---------------    -----------------    --------------------
Ohio......................................................        1,828          $ 51,336,780.76              63.58%
Kentucky..................................................          638            12,920,930.02              16.00
Michigan..................................................          110             3,983,593.00               4.93
Pennsylvania..............................................          125             3,699,562.57               4.58
Illinois..................................................           83             2,759,035.46               3.42
Indiana...................................................           74             2,120,552.57               2.63
Texas.....................................................           48             1,511,427.88               1.87
Florida...................................................           32               830,580.15               1.03
West Virginia.............................................           22               628,325.69               0.78
North Carolina............................................           11               362,639.26               0.45
Missouri..................................................            2               143,534.66               0.18
Georgia...................................................            3               133,932.56               0.17
Colorado..................................................            1               112,738.59               0.14
New York..................................................            3                65,485.35               0.08
California................................................            3                55,968.26               0.07
Minnesota.................................................            1                32,148.84               0.04
Kansas....................................................            1                25,928.56               0.03
Arizona...................................................            1                19,074.46               0.02
Wisconsin.................................................            1                 2,164.91               0.00
                                                                  -----          ---------------           --------
     Total................................................        2,987          $ 80,744,403.55             100.00%
                                                                  -----          ---------------           --------
                                                                  -----          ---------------           --------

------------------

(1) Geographic location is determined by address of Mortgaged Property securing each Group 2 Initial Loan.

                                  LOAN GROUP 2
                             INITIAL MORTGAGE LOANS
                               PRINCIPAL BALANCES

                                                                                                       PERCENT
                                                                                                    BY CUT-OFF DATE
                                                            NUMBER OF                               LOAN GROUP 2
                                                            GROUP 2 INITIAL      CUT-OFF DATE          INITIAL
PRINCIPAL BALANCES                                            LOANS            PRINCIPAL BALANCE    PRINCIPAL BALANCE
---------------------------------------------------------   ---------------    -----------------    --------------------
$      0.01-$  2,500.00..................................          158          $    189,209.32              0.23%
$  2,500.01-$  5,000.00..................................          156               601,544.64              0.74
$  5,000.01-$  7,500.00..................................          186             1,154,142.17              1.43
$  7,500.01-$ 10,000.00..................................          228             2,037,629.71              2.52
$ 10,000.01-$ 15,000.00..................................          409             5,147,855.06              6.38
$ 15,000.01-$ 20,000.00..................................          382             6,735,436.32              8.34
$ 20,000.01-$ 30,000.00..................................          576            14,426,446.10             17.87
$ 30,000.01-$ 00,000.00..................................          334            11,572,558.21             14.33
$ 40,000.01-$ 50,000.00..................................          217             9,829,370.00             12.17
$ 50,000.01-$ 60,000.00..................................          104             5,681,187.40              7.04
$ 60,000.01-$ 70,000.00..................................           75             4,904,682.79              6.07
$ 70,000.01-$ 80,000.00..................................           39             2,925,712.52              3.62
$ 80,000.01-$ 90,000.00..................................           30             2,541,643.43              3.15
$ 90,000.01-$100,000.00..................................           22             2,080,113.69              2.58
$100,000.01-$150,000.00..................................           48             5,632,777.95              6.98
$150,000.01-$200,000.00..................................           12             2,038,219.62              2.52
$200,000.01-$250,000.00..................................            4               858,601.42              1.06
$250,000.01-$300,000.00..................................            2               552,212.84              0.68
$300,000.01-$350,000.00..................................            1               308,250.08              0.38
$350,000.01-$400,000.00..................................            4             1,526,810.28              1.89
                                                                 -----          ---------------            ------
     Total...............................................        2,987          $ 80,744,403.55            100.00%
                                                                 -----          ---------------            ------
                                                                 -----          ---------------            ------

                LOAN GROUP 2 INITIAL REVOLVING CREDIT-LINE LOANS
                                 CREDIT LIMITS

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL        CUT-OFF DATE         INITIAL
CREDIT LIMITS                                                        LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
      $0.01-$  2,500.00..........................................         5       $      3,887.92             0.01%
$  2,500.01-$  5,000.00..........................................        18             62,970.01             0.12
$  5,000.01-$  7,500.00..........................................        11             61,344.29             0.11
$  7,500.01-$ 10,000.00..........................................        56            351,705.25             0.64
$ 10,000.01-$ 15,000.00..........................................       126          1,185,982.21             2.17
$ 15,000.01-$ 20,000.00..........................................       128          1,753,451.55             3.21
$ 20,000.01-$ 30,000.00..........................................       330          5,612,383.33            10.28
$ 30,000.01-$ 40,000.00..........................................       259          6,098,265.27            11.16
$ 40,000.01-$ 50,000.00..........................................       327          8,694,980.18            15.92
$ 50,000.01-$ 60,000.00..........................................       143          4,617,512.35             8.45
$ 60,000.01-$ 70,000.00..........................................       124          4,358,033.50             7.98
$ 70,000.01-$ 80,000.00..........................................       109          4,208,684.32             7.71
$ 80,000.01-$ 90,000.00..........................................        48          2,088,834.81             3.82
$ 90,000.01-$100,000.00..........................................        94          4,146,569.50             7.59
$100,000.01-$150,000.00..........................................        91          5,205,365.07             9.53
$150,000.01-$200,000.00..........................................        24          2,018,695.44             3.70
$200,000.01-$250,000.00..........................................        14          1,150,530.53             2.11
$250,000.01-$300,000.00..........................................         6            910,147.84             1.67
$300,000.01-$350,000.00..........................................         2            488,014.21             0.89
$350,000.01-$400,000.00..........................................         5          1,604,144.51             2.94
                                                                      -----       ---------------          -------
     Total.......................................................     1,920       $ 54,621,502.09           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

                LOAN GROUP 2 INITIAL REVOLVING CREDIT-LINE LOANS
                         CREDIT LIMIT UTILIZATION RATES

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL        CUT-OFF DATE         INITIAL
CREDIT LIMIT UTILIZATION RATES                                       LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
  0.01%- 10.00%..................................................       181       $    549,986.67             1.01%
 10.01%- 20.00%..................................................       153          1,675,760.29             3.07
 20.01%- 30.00%..................................................       162          2,561,309.08             4.69
 30.01%- 40.00%..................................................       131          2,283,788.22             4.18
 40.01%- 50.00%..................................................       119          2,611,815.59             4.78
 50.01%- 60.00%..................................................       130          3,935,815.00             7.21
 60.01%- 70.00%..................................................       148          4,722,257.61             8.65
 70.01%- 80.00%..................................................       142          4,780,864.53             8.75
 80.01%- 85.00%..................................................        81          3,329,991.79             6.10
 85.01%- 90.00%..................................................       111          4,089,420.88             7.49
 90.01%- 95.00%..................................................       137          5,414,344.37             9.91
 95.01%-100.00%..................................................       392         17,061,310.49            31.24
100.01%-105.00%..................................................        33          1,604,837.57             2.94
                                                                      -----       ---------------          -------
     Total.......................................................     1,920       $ 54,621,502.09           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

                      LOAN GROUP 2 INITIAL MORTGAGE LOANS
                                    LOAN AGE

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL        CUT-OFF DATE         INITIAL
LOAN AGE                                                             LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
    0 months.....................................................       146       $  4,518,035.18             5.60%
 1-12 months.....................................................     1,967         59,299,740.83            73.44
13-24 months.....................................................       270          6,374,832.90             7.90
25-36 months.....................................................       115          2,338,219.34             2.90
37-48 months.....................................................       167          3,133,762.34             3.88
49-60 months.....................................................       136          2,175,684.65             2.69
61-72 months.....................................................        70          1,100,302.77             1.36
73-84 months.....................................................        23            347,759.15             0.43
Greater than or equal to 85 months...............................        93          1,456,066.39             1.80
                                                                      -----       ---------------          -------
     Total.......................................................     2,987       $ 80,744,403.55           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

                     LOAN GROUP 2 INITIAL CLOSED-END LOANS
                      REMAINING MONTHS TO STATED MATURITY

                                                                                                        PERCENT
                                                               NUMBER OF                              BY CUT-OFF DATE
                                                                GROUP 2                               LOAN GROUP 2
REMAINING TERM TO                                               INITIAL            CUT-OFF DATE         INITIAL
STATED MATURITY                                                  LOANS           PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------------------------------------------------   --------------    -----------------    -----------------
  1- 12.....................................................           53         $    803,099.24             3.07%
 13- 24.....................................................           49              691,423.24             2.65
 25- 36.....................................................           65              733,024.03             2.81
 37- 48.....................................................           62              746,908.64             2.86
 49- 60.....................................................           89            1,349,146.78             5.16
 61- 72.....................................................           37              689,162.50             2.64
 73- 84.....................................................           61            1,277,944.34             4.89
 85- 96.....................................................           24              548,342.89             2.10
 97-108.....................................................           84            1,981,020.06             7.58
109-120.....................................................          262            6,588,041.78            25.22
133-144.....................................................            2               61,811.29             0.24
145-156.....................................................            2              125,424.61             0.48
157-168.....................................................            7              276,087.00             1.06
169-180.....................................................          225            7,583,679.90            29.03
181-192.....................................................            1               20,075.00             0.08
229-240.....................................................           44            2,647,710.16            10.14
                                                                   ------         ---------------          -------
     Total..................................................        1,067         $ 26,122,901.46           100.00%
                                                                   ------         ---------------          -------
                                                                   ------         ---------------          -------

                LOAN GROUP 2 INITIAL REVOLVING CREDIT-LINE LOANS
                                   LOAN RATES

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL        CUT-OFF DATE         INITIAL
LOAN RATES                                                           LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
 5.501%- 6.000%..................................................         1       $    157,816.10             0.29%
 6.501%- 7.000%..................................................       302          9,651,418.15            17.67
 7.001%- 7.500%..................................................        63          2,639,065.02             4.83
 7.501%- 8.000%..................................................       430         12,932,256.91            23.68
 8.001%- 8.500%..................................................       233          8,470,106.76            15.51
 8.501%- 9.000%..................................................       280          9,888,319.81            18.10
 9.001%- 9.500%..................................................       214          4,261,903.20             7.80
 9.501%-10.000%..................................................       152          2,577,124.48             4.72
10.001%-10.500%..................................................       123          1,485,664.82             2.72
10.501%-11.000%..................................................        22            311,656.56             0.57
11.001%-11.500%..................................................        23            472,925.65             0.87
11.501%-12.000%..................................................        68          1,607,108.73             2.94
12.501%-13.000%..................................................         5            100,126.05             0.18
13.501%-14.000%..................................................         4             66,009.85             0.12
                                                                      -----       ---------------          -------
     Total.......................................................     1,920       $ 54,621,502.09           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

                     LOAN GROUP 2 INITIAL CLOSED-END LOANS
                                   LOAN RATES

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL        CUT-OFF DATE         INITIAL
LOAN RATES                                                           LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
 6.001%- 6.500%..................................................         1       $     33,134.54             0.13%
 6.501%- 7.000%..................................................        19            285,304.83             1.09
 7.001%- 7.500%..................................................        10             38,529.81             0.15
 7.501%- 8.000%..................................................        90          4,109,761.63            15.73
 8.001%- 8.500%..................................................       121          3,128,409.62            11.98
 8.501%- 9.000%..................................................       157          4,233,553.82            16.21
 9.001%- 9.500%..................................................       176          3,715,269.49            14.22
 9.501%-10.000%..................................................       278          6,657,350.38            25.48
10.001%-10.500%..................................................       110          1,991,990.37             7.63
10.501%-11.000%..................................................        53          1,034,877.77             3.96
11.001%-11.500%..................................................        18            330,226.43             1.26
11.501%-12.000%..................................................        20            425,099.61             1.63
12.001%-12.500%..................................................         1              6,666.80             0.03
12.501%-13.000%..................................................         5             67,096.11             0.26
13.001%-13.500%..................................................         3             40,728.96             0.16
13.501%-14.000%..................................................         1              3,338.44             0.01
14.501%-15.000%..................................................         1              1,179.23             0.00
15.501%-16.000%..................................................         3             20,383.62             0.08
                                                                      -----       ---------------          -------
     Total.......................................................     1,067       $ 26,122,901.46           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

              LOAN GROUP 2 INITIAL REVOLVING CREDIT-LINE LOANS(1)
                                    MARGINS

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL        CUT-OFF DATE         INITIAL
MARGIN                                                               LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
-0.999%- -0.500%.................................................        80       $  3,302,038.88             6.05%
-0.499%- -0.000%.................................................       662         22,106,708.40            40.47
 0.001%-  0.500%.................................................       389         13,596,910.69            24.89
 0.501%-  1.000%.................................................       298          6,881,137.23            12.60
 1.001%-  1.500%.................................................       148          2,362,964.65             4.33
 1.501%-  2.000%.................................................       147          1,808,401.54             3.31
 2.001%-  2.500%.................................................        31            848,850.97             1.55
 2.501%-  3.000%.................................................        40            912,295.06             1.67
 3.001%-  3.500%.................................................        70          1,554,517.85             2.85
 3.501%-  4.000%.................................................        14            305,857.62             0.56
 4.001%-  4.500%.................................................         9            169,181.93             0.31
 4.501%-  5.000%.................................................         5            100,126.05             0.18
 5.001%-  5.500%.................................................         2             17,504.87             0.03
 5.501%-  6.000%.................................................         4             66,009.85             0.12
 6.001%-  6.500%.................................................        21            588,996.50             1.08
                                                                      -----       ---------------          -------
     Total.......................................................     1,920       $ 54,621,502.09           100.00%
                                                                      -----       ---------------          -------
                                                                      -----       ---------------          -------

------------------

(1) Each Group 2 Initial Revolving Credit-Line Loan is subject to a minimum Loan Rate equal to the greater of zero and the Margin.

LOAN GROUP 2 SAMPLE POOL STATISTICS

     Certain information concerning the Group 2 Initial Loans is not readily available, including information with respect to (i) the property type and
(ii) occupancy status. As a result, in order to compile certain of the data in this section information was manually collected from loan files constituting a random sample (the "Group 2 Initial Sample Pool") of 340 Group 2 Initial Loans (the "Sample Pool Group 2 Initial Loans"), constituting 11.10% of the Group 2 Initial Loans by Cut-Off Date Loan Group 2 Initial Principal Balance. ALL AVERAGES AND TOTALS SET FORTH IN THIS SECTION HAVE BEEN CALCULATED BASED UPON THE SAMPLE POOL GROUP 2 INITIAL LOANS AS OF THE CUT-OFF DATE. NO ASSURANCE CAN BE GIVEN THAT THE CHARACTERISTICS OF THE SAMPLE POOL GROUP 2 INITIAL LOANS ARE REPRESENTATIVE OF THE GROUP 2 INITIAL LOANS IN THE AGGREGATE.

     The Sample Pool Group 2 Initial Loans consisted of 340 loans with an aggregate Cut-Off Date Principal Balance of $8,965,540.67 (the "Cut-Off Date Loan Group 2 Initial Sample Pool Balance"). The Cut-Off Date Principal Balances of the Sample Pool Group 2 Initial Loans ranged from $50.00 to $163,897.56, and the average Cut-Off Date Principal Balance of the Sample Pool Group 2 Initial Loans was $26,369.24. The sum of certain percentages set forth in the following tables may not equal exactly 100% due to differences in the rounding of percentages.

     Set forth below is a description of certain characteristics of the Sample Pool Group 2 Initial Loans.

                       SAMPLE POOL GROUP 2 INITIAL LOANS
                                 PROPERTY TYPE

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL       CUT-OFF DATE          INITIAL
PROPERTY TYPE                                                        LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
Single-Family....................................................       326        $8,725,085.70             97.32%
Condominium......................................................        10           148,281.81              1.65
Two-to-Four Family...............................................         4            92,173.16              1.03
                                                                      -----        -------------           -------
     Total.......................................................       340        $8,965,540.67            100.00%
                                                                      -----        -------------           -------
                                                                      -----        -------------           -------

                       SAMPLE POOL GROUP 2 INITIAL LOANS
                             OWNER OCCUPANCY STATUS

                                                                                                        PERCENT
                                                                    NUMBER OF                         BY CUT-OFF DATE
                                                                    GROUP 2                           LOAN GROUP 2
                                                                    INITIAL       CUT-OFF DATE          INITIAL
OWNER OCCUPANCY STATUS                                               LOANS       PRINCIPAL BALANCE    PRINCIPAL BALANCE
-----------------------------------------------------------------   ---------    -----------------    -----------------
Owner Occupied...................................................       337        $8,910,372.89             99.38%
Non-Owner Occupied...............................................         3            55,167.78              0.62
                                                                      -----        -------------           -------
     Total.......................................................       340        $8,965,540.67            100.00%
                                                                      -----        -------------           -------
                                                                      -----        -------------           -------

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

     The Sale and Servicing Agreement permits the Trust to acquire on the Closing Date up to approximately $3,245,495 aggregate principal balance of additional Mortgage Loans (the "Subsequent Mortgage Loans") for Loan Group 2. Accordingly, the statistical characteristics of the Mortgage Loans in Loan Group 2 will vary upon the acquisition of Subsequent Mortgage Loans.

     The obligation of the Trust to acquire Subsequent Mortgage Loans on the Closing Date is subject to the following requirements, any of which requirements may be waived or modified in any respect by the Insurer: (i) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Cut-Off Date; (ii) the remaining term to stated maturity of such Subsequent Mortgage Loan will not exceed 20 years (except for One-Year Draw Period Loans); (iii) such Subsequent Mortgage Loan will be secured by a Mortgage in a first or second lien position; (iv) such Subsequent Mortgage Loan will not have a Loan Rate less than 6.99% per annum; (v) such Subsequent Mortgage Loan will be otherwise acceptable to the Insurer; (vi) such Subsequent Mortgage Loan shall be secured by a mortgage on property which, at the time of the origination of such Subsequent Mortgage Loan, has an appraised value of not more than $1,500,000; and (vii) following the purchase of such Subsequent Mortgage Loans by the Trust, the Group 2 Loans (including such Subsequent Mortgage Loans) as of the Closing Date: (a) will have a weighted average Loan Rate of at least 8.60% per annum; (b) will have a weighted average remaining term to stated maturity of no more than 240 months; (c) will have a weighted average CLTV of not more than 78.75%; (d) will have no Mortgage Loan with a Cut-Off Date Principal Balance in excess of $400,000; (e) will not have a state concentration in excess of 64% for any one state (by aggregate Cut-Off Date Principal Balance for Loan Group 2);
(f) will have no more than 0.75% Mortgage Loans relating to non-owner occupied properties (by aggregate Cut-Off Date Principal Balance for Loan Group 2) and
(g) will not have more than 80% of the related Mortgage Loans secured by a Mortgage in a second lien position (by aggregate Cut-Off Date Principal Balance for Loan Group 2). In addition, following the purchase of such Subsequent Mortgage Loans, no more than 32.75% of the Group 2 Loans (including such Subsequent Mortgage Loans) will be Closed-End Loans (by aggregate Cut-Off Date Principal Balances of the Group 2 Loans).

                            DESCRIPTION OF THE NOTES

     The Provident Bank Home Equity Loan Trust 1998-A (the "Trust") will issue three classes of Home Equity Loan Asset-Backed Notes (the "Class A-1 Notes", the "Class A-2 Notes" and the "Class A-3 Notes" and collectively, the "Notes") pursuant to the Indenture to be dated as of December 1, 1998 (the "Indenture"), between the Trust and The Chase Manhattan Bank, as Indenture Trustee (the "Indenture Trustee"). Pursuant to the Indenture, the Class A-1 Notes will be secured primarily by the Group 1 Loans and the Class A-2 Notes and Class A-3 Notes will be secured primarily by the Group 2 Loans. The Notes will be divided into two groups (each, a Group): the Class A-1 Notes ("Group 1") and the Class A-2 and Class A-3 Notes (collectively, "Group 2"). The Trust will also issue the Group 1 Transferor Interest and the Group 2 Transferor Interest pursuant to the Trust Agreement. The Indenture, the Trust Agreement and the Sale and Servicing Agreement are collectively referred to as the "Agreements" herein. The forms of the Agreements have been filed as exhibits to the Registration Statement of which this Prospectus Supplement and the Prospectus are a part. The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreements. Wherever particular sections or defined terms of the Agreements are referred to, such sections or defined terms are hereby incorporated herein by reference.

GENERAL

     The Notes will be issued in minimum denominations of $1,000 and multiples of $1 in excess thereof (other than the Class A-3 Notes, which will be issued in denominations of $25,000 and integral multiples in excess thereof) and will represent non-recourse obligations of the Trust. The property of the Trust will include: (i) each of the Mortgage Loans that from time to time are subject to the Sale and Servicing Agreement (including any Additional Balances arising after the Cut-Off Date) and the Mortgage Files; (ii) collections on the Mortgage Loans received on and after the Cut-Off Date (exclusive of certain payments in respect of (i) interest accrued on the Mortgage Loans during November 1998 and
(ii) payments in respect of interest on the delinquent Mortgage Loans due prior to the Cut-Off Date and received thereafter); (iii) Mortgaged Properties relating to the Mortgage Loans that are acquired by foreclosure or deed in lieu of foreclosure; (iv) the Collection Accounts, the Distribution Accounts and the Spread Accounts; and (v) the Policy.

     Definitive Notes (as defined below), if issued, will be transferable and exchangeable at the corporate trust office of the Indenture Trustee, which will initially act as Note Registrar. See "--Book-Entry Notes" below. No service charge will be made for any registration of exchange or transfer of Notes, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     As of the Closing Date the principal amount of the Class A-1 Notes will equal $100,000,000 (the "Original Group 1 Invested Amount") which represents approximately 99% of the Loan Group 1 Principal Balance. As of the Closing Date the aggregate principal amount of the Class A-2 Notes and Class A-3 Notes will equal $83,150,000 (the "Original Group 2 Invested Amount") which represents approximately 99% of the Loan Group 2 Principal Balance and the amount, if any, in the Pre-Funding Account as of the Closing Date. The "Original Note Principal Balance" will equal $100,000,000, $60,000,000 and $23,150,000 for the Class A-1
Notes, the Class A-2 Notes and the Class A-3 Notes, respectively (subject to a permitted variance in the aggregate of plus or minus 5%). Following the Closing Date, the "Invested Amount" with respect to any Payment Date and a Group will be an amount equal to the Original Invested Amount of such Group minus (i) the amount of Investor Principal Collections previously distributed to the Noteholders of the related Group, and minus (ii) an amount equal to the product of the related Investor Floating Allocation Percentage and the Liquidation Loss Amounts for the Mortgage Loans in the related Loan Group not allocated to the related Transferor Interest (each, as defined herein). The principal amount of an outstanding Class of Notes (the "Note Principal Balance") on any Payment Date is equal to the Original Note Principal Balance of such Class minus the aggregate of amounts actually distributed as principal to the related Noteholders. With respect to any Payment Date and Group, the "Investor Fixed Allocation Percentage" equals 99%. See "--Payments on the Notes" below.

     The Transferor Interest with respect to each Loan Group (with respect to Loan Group 1, the "Group 1 Transferor Interest" and with respect to Loan
Group 2, the "Group 2 Transferor Interest" and together the "Transferor Interests") is equal to the related Loan Group Balance less the related Invested Amount. The

Group 1 Transferor Interest will initially equal approximately $1,010,426 which represents approximately 1% of the Loan Group 1 Principal Balance as of the Closing Date and the Group 2 Transferor Interest will initially equal approximately $839,899 which represents approximately 1% of the Loan Group 2 Principal Balance and the amount, if any, in the Pre-Funding Account as of the Closing Date. A "Transferor" as of any date is the owner of a Transferor Interest, which initially will be Provident. In general, the Pool Balance and the Loan Group Balance will vary each day as principal is paid on the Mortgage Loans, liquidation losses are incurred, Additional Balances are drawn down by borrowers and Mortgage Loans are transferred to the Trust.

BOOK-ENTRY NOTES

     The Notes will be book-entry Notes (the "Book-Entry Notes"). Persons acquiring beneficial ownership interests in the Notes ("Note Owners") may elect to hold their Notes through The Depository Trust Company ("DTC") in the United States, or Cedelbank ("Cedelbank") or the Euroclear System ("Euroclear") in Europe if they are participants of such systems, or indirectly through organizations which are participants in such systems. The Book-Entry Notes will be issued in one or more notes which equal the aggregate principal balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Cedelbank and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedelbank's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Cedelbank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Investors may hold such beneficial interests in the Book-Entry Notes in minimum denominations representing Note Principal Balances of $1,000 and in multiples of $1 in excess thereof (other than the Class A-3 Notes, which will be issued in denominations of $25,000 and integral multiples in excess thereof). Except as described below, no person acquiring a Book-Entry Note (each, a "beneficial owner") will be entitled to receive a physical note representing such Note (a "Definitive Note"). Unless and until Definitive Notes are issued, it is anticipated that the only "Noteholder" of the Notes will be Cede & Co., as nominee of DTC. Note Owners will not be Noteholders as that term is used in the Indenture. Note Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Note will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant) and on the records of Cedelbank or Euroclear, as appropriate.

     Note Owners will receive all payments of principal of, and interest on, the Notes from the Indenture Trustee through DTC and DTC participants. While the Notes are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Notes and is required to receive and transmit payments of principal of, and interest on, the Notes. Participants and indirect participants with whom Note Owners have accounts with respect to Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess notes, the Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

     Note Owners will not receive or be entitled to receive Definitive Notes representing their respective interests in the Notes, except under the limited circumstances described below. Unless and until Definitive Notes are issued, Note Owners who are not Participants may transfer ownership of Notes only through Participants and indirect participants by instructing such Participants and indirect participants to transfer Notes, by book-entry transfer, through DTC for the account of the purchasers of such Notes, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

     Because of time zone differences, credits of securities received in Cedelbank or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedelbank Participants on such business day. Cash received in Cedelbank or Euroclear as a result of sales of securities by or through a Cedelbank Participant (as defined below) or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Cedelbank or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Notes, see "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "--Backup Withholding" herein and "GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I hereto.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedelbank Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedelbank Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities, in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Cedelbank Participants and Euroclear Participants may not deliver instructions, directly to the European Depositaries.

     DTC which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant in the Book-Entry Notes, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Notes will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

     Cedelbank is incorporated under the laws of Luxembourg as a professional depository. Cedelbank holds securities for its participating organizations ("Cedelbank Participants") and facilitates the clearance and settlement of securities transactions between Cedelbank Participants through electronic book-entry changes in accounts of Cedelbank Participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Cedelbank in any of 28 currencies, including United States dollars. Cedelbank provides to its Cedelbank Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedelbank interfaces with domestic markets in several countries. As a professional depository, Cedelbank is subject to regulation by the Luxembourg Monetary Institute. Cedelbank Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Cedelbank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedelbank Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of notes and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear

Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Payments on the Book-Entry Notes will be made on each Payment Date by the Trustee to DTC. DTC will be responsible for crediting the amount of such payments to, the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Notes that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for disbursing funds to the beneficial owners of the Book-Entry Notes that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Notes may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede. Payments with respect to Notes held through Cedelbank or Euroclear will be credited to the cash accounts of Cedelbank Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Foreign Investors" and "--Backup Withholding" herein. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Notes to persons or entities that do not participate in the Depository system, or otherwise take actions in respect of such Book-Entry Notes, may be limited due to the lack of physical notes for such Book-Entry Notes. In addition, issuance of the Book-Entry Notes in book-entry form may reduce the liquidity of such Notes in the secondary market since certain potential investors may be unwilling to purchase Notes for which they cannot obtain physical notes.

     Monthly and annual reports on the Issuer provided by the Master Servicer to Cede, as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the Depository, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Notes of such beneficial owners are credited.

     DTC has advised the Transferor and the Indenture Trustee that, unless and until Definitive Notes are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Notes under the Sale and Servicing Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Notes. Cedelbank or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Sale and Servicing Agreement on behalf of a Cedelbank Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Notes which conflict with actions taken with respect to other Notes.

     Definitive Notes will be issued to beneficial owners of the Book-Entry Notes, or their nominees, rather than to DTC, only if (a) DTC or the Trust advises the Indenture Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-

Entry Notes and the Trust or the Indenture Trustee is unable to locate a qualified successor, (b) the Transferor, at its sole option, elects to terminate a book-entry system through DTC or (c) after the occurrence of an Event of Servicing Termination (as defined herein), beneficial owners having Percentage Interests aggregating not less than 51% of the Note Principal Balance of the Book-Entry Notes advise the Indenture Trustee and DTC through the Financial Intermediaries and the DTC participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of beneficial owners. Upon the occurrence of any of the events described in the immediately preceding sentence, the Indenture Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Notes. Upon surrender by DTC of the global note or notes representing the Book-Entry Notes and instructions for re-registration, the Indenture Trustee will issue Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

     Although DTC, Cedelbank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Cedelbank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC ("DTC Services"), continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

     However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

     According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

ASSIGNMENT OF MORTGAGE LOANS

     On the Closing Date, the Depositor will transfer to the Trust all of its right, title and interest in and to each Mortgage Loan (including any Additional Balances arising in the future), related Credit Line Agreements and Mortgage Notes, as applicable, and the mortgages and other related documents (collectively, the "Related Documents"), including all collections received on or with respect to each such Mortgage Loan on or after the Cut-Off Date (exclusive of certain payments in respect of (i) interest accrued on the Mortgage Loans during November 1998 and (ii) payments in respect of interest on the delinquent Mortgage Loans due prior to the Cut-Off Date and received thereafter). The Trust, concurrently with such transfer, will deliver or cause to be delivered the Notes to the Depositor and, upon the Depositor's order, the Transferor Interests to the Transferor. Each Mortgage Loan transferred to the Trust will be identified on a schedule (the "Mortgage Loan Schedule") which will be attached as an exhibit to the Indenture. Such schedule will include information as to the Cut-Off Date Principal Balance of each Mortgage Loan, as well as information with respect to the Loan Rate.

     The Sale and Servicing Agreement will permit Provident to maintain possession of the Related Documents and certain other documents relating to the Mortgage Loans (the "Mortgage Files") (other than the Mortgage Notes and the assignments of each Mortgage with respect to the Closed-End Loans). Assignments of the related mortgages to the Indenture Trustee will not be required to be recorded so long as the long-term senior unsecured debt of Provident is rated at least "BBB" by each of Standard & Poor's and "Baa2" by Moody's and certain other conditions are satisfied. In the event that Provident's long-term senior unsecured debt is not so rated by any such entity or any such ratings are suspended or withdrawn or certain other events specified in the Sale and Servicing Agreement occur (an "Assignment Event"), Provident will have 30 days with respect to the Closed-End Loans and 90 days with respect to the Revolving Credit-Line Loans to record assignments of the mortgages for each Mortgage Loan in favor of the Indenture Trustee and will have 30 days with respect to the Closed-End Loans and 45 days with respect to the Revolving Credit-Line Loans to deliver the Mortgage File (or the portion thereof held by Provident) pertaining to each Mortgage Loan to the Indenture Trustee (unless opinions of counsel are delivered to and satisfactory to the Rating Agencies and the Insurer to the effect that recordation of such assignments or delivery of such documentation is not required in the relevant jurisdiction to protect the interest of Provident and the Trust in the Mortgage Loans). In lieu of delivery of original documentation and only to the extent such original documentation is unavailable, Provident may deliver documents which have been imaged optically upon delivery of an opinion of counsel to the Rating Agencies and the Insurer, satisfactory to each, that (i) such documents do not impair the enforceability of the transfer to the Trust of the Mortgage Loans and (ii) the optical image of such documents are enforceable in the relevant jurisdictions to the same extent as the original documents.

     With respect to each Closed-End Loan, the Indenture Trustee will review or cause to be reviewed the Mortgage Notes within 60 days of the Closing Date and the assignments of each Mortgage within 180 days of the Closing Date. With respect to the Revolving Credit-Line Loans, the Indenture Trustee will review or cause to be reviewed the Mortgage Files within 90 days of an Assignment Event. If any Related Document is found to be defective in any material respect and such defect is not cured within 60 days following notification thereof to Provident by the Indenture Trustee, the Trust or the Insurer, Provident will be obligated to accept the transfer of such Mortgage Loan from the Trust. Upon such transfer, the Principal Balance of such Mortgage Loan will be deducted from the related Loan Group Balance, thus reducing the amount of the related Transferor Interest. If the deduction would cause such Transferor Interest to become less than the applicable Minimum Transferor Interest at such time (a "Transfer Deficiency"), Provident will be obligated to either (i) substitute an Eligible Substitute Mortgage Loan or (ii) make a deposit into the related Collection Account in the amount (the "Transfer Deposit Amount") equal to the Transfer Deficiency, or a combination of both (i) and (ii) above. Any such deduction, substitution or deposit, will be considered for the purposes of the Sale and Servicing Agreement a payment in full of such Mortgage Loan. Any Transfer Deposit Amount will be treated as a Principal Collection. No such transfer shall be considered to have occurred until the required deposit to the related Collection Account is actually made. The obligation of Provident to accept a transfer of a Defective Mortgage Loan is the sole remedy regarding any defects in the Mortgage File and Related Documents available to the Owner Trustee, the Indenture Trustee or the Noteholders.

     An "Eligible Substitute Mortgage Loan" is a mortgage loan substituted by Provident for a Defective Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Defective Mortgage Loan, an aggregate Principal Balance) that is no greater than the Transfer Deficiency and no more than 10% less than the Transfer Deficiency, if any, relating to such Defective Mortgage Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Mortgage Loan and not more than 1% in excess of the Loan Rate of such Defective Mortgage Loan; (iii) if such Defective Mortgage Loan is an adjustable rate Mortgage Loan (a) have a Loan Rate based on the same Index with adjustments to such Loan Rate made on the same Adjustment Date as that of the Defective Mortgage Loan and (b) have a Margin that is not less than the Margin of the Defective Mortgage Loan and not more than 100 basis points higher than the Margin for the Defective Mortgage Loan; (iv) have a remaining term to maturity not more than 6 months earlier and not later than the remaining term to maturity of the Defective Mortgage Loan; (v) have a mortgage of the same or higher level of priority as the mortgage relating to the Defective Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Sale and Servicing Agreement (deemed to be made as of the date of substitution); (vii) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Mortgage Loan; and (viii) satisfy certain other conditions specified in the Sale and Servicing Agreement. To the extent the Principal Balance of an Eligible Substitute Mortgage Loan is less than the related Transfer Deficiency, Provident will be required to make a deposit to the related Collection Account equal to such difference. Any such amounts will be treated as Principal Collections.

     Provident will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the Indenture Trustee with respect to each Mortgage Loan (e.g., Cut-Off Date Principal Balance and the Loan Rate). In addition, Provident will represent and warrant on the Closing Date that, among other things: (i) at the time of transfer to the Depositor, Provident has transferred or assigned all of its rights, title and interest in each Mortgage Loan and the Related Documents, free of any lien (subject to certain exceptions) and (ii) each Mortgage Loan complied, at the time of origination, in all material respects with applicable state and federal laws. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Noteholders or the Insurer in the related Mortgage Loan and Related Documents, Provident will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, Provident will be obligated to accept a transfer of the Defective Mortgage Loan from the Trust. The same procedure and limitations that are set forth in the two preceding paragraphs for the transfer of Defective Mortgage Loans will apply to the transfer of a Mortgage Loan that is required to be transferred because of such breach of a representation or warranty by Provident that materially and adversely affects the interests of the Noteholders.

     Mortgage Loans required to be transferred to Provident as described in the preceding paragraphs are referred to as "Defective Mortgage Loans."

     Pursuant to the Sale and Servicing Agreement, the Master Servicer will service and administer the Mortgage Loans as more fully set forth above.

AMENDMENTS TO CREDIT LINE AGREEMENTS

     Subject to applicable law and the terms of the Sale and Servicing Agreement, the Master Servicer may change the terms of the Credit Line Agreements at any time provided that such changes (i) do not adversely affect the interest of the Noteholders or the Insurer, and (ii) are consistent with prudent business practice. In addition, the Sale and Servicing Agreement permits the Master Servicer, within certain limitations described therein, to increase or reduce the Credit Limit or the Combined Loan-to-Value Ratio of the related Mortgage Loan and reduce the Margin for such Mortgage Loan.

OPTIONAL TRANSFERS OF MORTGAGE LOANS TO THE TRANSFEROR

     Subject to the conditions specified in the Sale and Servicing Agreement, on any Payment Date the Transferor may, but shall not be obligated to, remove on such Payment Date (the "Transfer Date") from the Trust, certain Mortgage Loans without notice to the Noteholders. The Transferor is permitted to randomly designate the Mortgage Loans to be removed. Mortgage Loans so designated will only be removed upon satisfaction of certain conditions specified in the Sale and Servicing Agreement, including: (i) the related Transferor Interest as of such Transfer Date (after giving effect to such removal) is at least equal to its Minimum Transferor Interest; (ii) the Transferor shall have delivered to the Indenture Trustee and the Insurer a revised Mortgage Loan Schedule containing a list of all Mortgage Loans remaining in the Trust after such removal; (iii) the Transferor shall represent and warrant that (A) no selection procedures which the Transferor reasonably believes are adverse to the interests of the Noteholders or the Insurer were used by the Transferor in selecting such Mortgage Loans and (B) such Mortgage Loans were selected on a random basis;
(iv) in connection with each such retransfer of Mortgage Loans, the Rating Agencies shall have been notified of the proposed transfer and prior to the Transfer Date the Rating Agencies shall have notified the Transferor, the Indenture Trustee, the Owner Trustee and the Insurer in writing that such transfer will not result in a reduction or withdrawal of the ratings assigned to the Notes without regard to the Policy; and (v) the Transferor shall have delivered to the Indenture Trustee, the Owner Trustee and the Insurer an officer's certificate confirming the satisfaction of the conditions set forth in clauses (i) through (iii) above.

     As of any date of determination, the "Minimum Transferor Interest" with respect to a Transferor Interest is an amount equal to such Transferor Interest as of the Closing Date.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO COLLECTION ACCOUNTS AND DISTRIBUTION ACCOUNTS

     The Master Servicer shall establish and maintain in the name of the Indenture Trustee a separate trust account with respect to each Loan Group (each, a "Collection Account") for the benefit of the related Noteholders, the Transferor of the related Group and the Insurer, as their interests may appear. The Collection Accounts will be Eligible Accounts (as defined herein). Subject to the investment provisions described in the following paragraphs, upon receipt by the Master Servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee) the Master Servicer will deposit such amounts in the related Collection Account. Not later than the eighteenth day of the calendar month of each Payment Date (the "Determination Date"), the Master Servicer will notify the Indenture Trustee of the amount of such deposit to be included in funds available for the related Payment Date and Group. Amounts deposited in the Collection Accounts may be invested in Eligible Investments (as described in the Sale and Servicing Agreement) maturing no later than one Business Day prior to the date on which amounts on deposit therein are required to be deposited in the applicable Distribution Account.

     The Indenture Trustee will establish an account with respect to each Group (each a "Distribution Account") into which will be deposited on the Determination Date amounts withdrawn from the related Collection Account for payment to Noteholders. The Distribution Accounts will be Eligible Accounts. Amounts on deposit therein may be invested in Eligible Investments maturing on or before the Business Day prior to the related Payment Date. Net investment earnings on amounts in the Distribution Accounts will be paid to Provident.

     An "Eligible Account" is a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by the Rating Agencies and whose accounts are fully insured by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the FDIC with a minimum long-term unsecured debt rating of "A1" by Moody's and "A" by S&P, and which is any of
(a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution or association duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of (a) - (d), approved in writing by the Insurer, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity or (iii) otherwise acceptable to each Rating Agency and the Insurer as evidenced by a letter from each Rating Agency and the Insurer to the Indenture Trustee, without reduction or withdrawal of their then current ratings of the Notes without regard to the Policy.

     Eligible Investments are specified in the Sale and Servicing Agreement and are limited to investments which are acceptable to the Insurer and meet the criteria of the Rating Agency from time to time as being consistent with their then current ratings of the Notes.

MONTHLY ADVANCES

     Not later than five Business Days prior to each Payment Date, the Master Servicer will remit to the Indenture Trustee for deposit in the Distribution Account in respect of a particular Group an amount, to be distributed on such Payment Date, equal to interest due but not received on each Mortgage Loan in the related Loan Group during the previous Collection Period (net of the Master Servicing Fee) (the "Monthly Advance"). With respect to any Balloon Loan that is delinquent on its maturity date, the Master Servicer will continue to make Monthly Advances with respect to such Balloon Loan in an amount equal to one month's interest on the unpaid principal balance at the Loan Rate (net of the Master Servicing Fee). Such obligation of the Master Servicer continues with respect to each Mortgage Loan until such Mortgage Loan becomes a Liquidated Mortgage Loan.

     In the course of performing its servicing obligations, the Master Servicer will pay all reasonable and customary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Properties, (ii) any enforcement or judicial proceedings, including foreclosures, and (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related Mortgage. Each such expenditure will constitute a "Servicing Advance."

     The Master Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including Liquidation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed. The Master Servicer's right to reimbursement for Monthly Advances shall be limited to late collections of interest on any Mortgage Loan and to Liquidation Proceeds and Insurance Proceeds on the related Mortgage Loan. The Master Servicer's right to such reimbursements is prior to the rights of the Noteholders.

     Notwithstanding the foregoing, the Master Servicer is not required to make any Servicing Advance if in the good faith judgment and sole discretion of the Master Servicer, the Master Servicer determines that such advance will not be ultimately recoverable from collections received from the Mortgagor in respect of the related Mortgage Loan or other recoveries in respect of such Mortgage Loan (a "Nonrecoverable Advance"). However, if any Servicing Advance or Monthly Advance paid by the Master Servicer is determined by the Master Servicer to be nonrecoverable from such sources, the amount of such Nonrecoverable Advance may be reimbursed to the Master Servicer from other amounts on deposit in the Collection Account in respect of the related Loan Group. The Master Servicer's right to such reimbursements is prior to the rights of the Noteholders.

SIMPLE INTEREST EXCESS SUB-ACCOUNTS

     The Sale and Servicing Agreement requires that the Master Servicer establish and maintain in the name of the Indenture Trustee a sub-account of each Collection Account (each a "Simple Interest Excess Sub-Account") which must be an Eligible Account. The Master Servicer will transfer to each Simple Interest Excess Sub-Account all Net Simple Interest Excess for the related Loan Group. "Net Simple Interest Excess" means as of any Payment Date with respect to a Loan Group, the excess, if any, of the aggregate amount of Simple Interest Excess for such Loan Group over the amount of Simple Interest Shortfall for such Loan Group. "Net Simple Interest Shortfall" means as of any Payment Date with respect to a Loan Group, the excess, if any, of the aggregate amount of Simple Interest Shortfall for such Loan Group over the amount of Simple Interest Excess for such Loan Group. "Simple Interest Shortfall" means as of any Payment Date for each Simple Interest Qualifying Loan in a Loan Group, the excess, if any, of
(i) 30 days' interest on the Principal Balance of all such Mortgage Loans in a Loan Group at the Loan Rate, over (ii) the portion of the monthly payment received from the Mortgagor for such Mortgage Loan allocable to interest with respect to the related Collection Period. "Simple Interest Excess" means as of any Payment Date for each Simple Interest Qualifying Loan in a Loan Group, the excess, if any, of (i) the portion of the monthly payment received from the mortgagor for such Mortgage Loan allocable to interest with respect to the related Collection Period, over (ii) 30 days' interest on the Principal Balance of such Mortgage Loan at the Loan Rate. A "Simple Interest Qualifying Loan" as of any Determination Date is any Mortgage Loan that was not prepaid in full during the related Collection Period and as to which a payment was made by the obligor in respect of the related Collection Period as of the close of business on the Determination Date following such Collection Period.

     The Master Servicer will withdraw amounts on deposit in each Simple Interest Excess Sub-Account for deposit to the related Collection Account prior to each Payment Date to pay Net Simple Interest Shortfalls in respect of the related Loan Group. If the amounts on deposit in a Simple Interest Excess Sub-Account are insufficient to pay the Net Simple Interest Shortfalls in respect of the related Loan Group, any remaining Servicing Fee for such Loan Group not applied to reduce Prepayment Interest Shortfalls for such Loan Group will be available to reduce such Net Simple Interest Shortfalls.

     All funds in the Simple Interest Excess Sub-Accounts may be invested in Eligible Investments. Any investment earnings on funds held in the Simple Interest Excess Sub-Accounts are for the account of the Master Servicer. Upon receipt of notification of a loss on investments in a Simple Interest Excess Sub-Account, the Master Servicer, shall promptly remit the amount of such loss from its own funds to such Simple Interest Excess Sub-Account.

ALLOCATIONS AND COLLECTIONS

     All collections on the Mortgage Loans will generally be allocated in accordance with the Credit Line Agreements or the Mortgage Notes, as applicable, between amounts collected in respect of interest and amounts collected in respect of principal. As to any Payment Date, "Interest Collections" with respect to a Loan Group will be equal to the amounts collected during the related Collection Period on Mortgage Loans in such Loan Group, including such portion of Net Liquidation Proceeds allocated to interest pursuant to the terms of the Credit Line Agreements or the Mortgage Notes, as applicable, less Servicing Fees for the related Collection Period and as adjusted for Simple Interest Shortfalls and Simple Interest Excess as described above under "--Simple Interest Excess Sub-Accounts."

     As to any Payment Date, "Principal Collections" for a Loan Group will be equal to the sum of (i) the amounts collected during the related Collection Period on Mortgage Loans in such Loan Group, including such portion of Net Liquidation Proceeds allocated to principal pursuant to the terms of the Credit Line Agreements or Mortgage Notes, as applicable, (ii) any Transfer Deposit Amounts in respect of such Loan Group and (iii) with respect to Loan Group 2, the amount, if any, on deposit in the Pre-Funding Account immediately prior to the first Payment Date. "Liquidation Proceeds" are the proceeds (excluding any amounts drawn on the Policy) received in connection with the liquidation of any Mortgage Loan, whether through trustee's sale, foreclosure sale or otherwise. "Net Liquidation Proceeds" with respect to a Mortgage Loan are equal to the Liquidation Proceeds, reduced by related expenses, but not including the portion, if any, of such amount that exceeds the sum of (i) the Principal Balance of the Mortgage Loan plus (ii) accrued and unpaid interest thereon to the end of the Collection Period during which such Mortgage Loan became a Liquidated Mortgage Loan.

     Interest Collections of each Loan Group will be allocated between the Noteholders of the related Group ("Investor Interest Collections") and the Transferor as described herein. With respect to any Payment Date, the portion of Interest Collections for Loan Group 1 allocable to the Class A-1 Notes
("Class A-1 Investor Interest Collections") will equal the product of
(a) Interest Collections for Loan Group 1 for such Payment Date and (b) the Class A-1 Investor Floating Allocation Percentage for such Payment Date. With respect to any Payment Date, the "Class A-1 Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing
(a) the Group 1 Invested Amount at the close of business on the preceding Payment Date (or the Closing Date in the case of the first Payment Date) by
(b) the Loan Group Balance of Loan Group 1 at the beginning of the related Collection Period. The remaining amount of Interest Collections for Loan
Group 1 will be allocated to the Group 1 Transferor Interest.

     With respect to any Payment Date, the portion of Interest Collections for Loan Group 2 allocable to the Class A-2 and Class A-3 Notes (the "Class A-2/A-3 Investor Interest Collections") will equal the product of (a) Interest Collections for Loan Group 2 for such Payment Date and (b) the Class A-2/A-3 Investor Floating Allocation Percentage for such Payment Date. With respect to any Payment Date, the "Class A-2/A-3 Investor Floating Allocation Percentage" is the percentage equivalent of a fraction determined by dividing (a) the Group 2 Invested Amount at the close of business on the preceding Payment Date (or the Closing Date in the case of the first Payment Date) by (b) the Loan Group Balance of Loan Group 2 at the beginning of the related Collection Period. The remaining amount of Interest Collections for Loan Group 2 will be allocated to the Group 2 Transferor Interest.

     Principal Collections of each Loan Group will be allocated between the Noteholders of the related Group and the Transferor of the related Group ("Investor Principal Collections" and "Transferor Principal Collections", respectively) as described herein.

     The Indenture Trustee will deposit any amounts withdrawn from a Spread Account or drawn under the Policy with respect to the related Loan Group into the related Distribution Account.

     With respect to any date, the "Pool Balance" will be equal to the aggregate of the Principal Balances of all Mortgage Loans as of such date. With respect to any date, the "Loan Group Balance" is, with respect to Loan Group 1, the aggregate of the Principal Balances of the Group 1 Loans and, with respect to Loan Group 2, the sum of the amount, if any, on deposit in the Pre-Funding Account and the aggregate of the Principal Balances of the Group 2 Loans, each as of such date. The "Principal Balance" of a Mortgage Loan (other than a Liquidated Mortgage Loan) on any day is equal to the Cut-Off Date Principal Balance thereof, plus (i) any Additional

Balances in respect of such Mortgage Loan minus (ii) all collections credited against the Principal Balance of such Mortgage Loan in accordance with the related Credit Line Agreement or Mortgage Note, as applicable, prior to such day. The Principal Balance of a Liquidated Mortgage Loan after final recovery of related Liquidation Proceeds shall be zero.

     "Liquidation Loss Amount" means with respect to any Liquidated Mortgage Loan, the unrecovered Principal Balance thereof during the Collection Period in which such Mortgage Loan became a Liquidated Mortgage Loan, after giving effect to the Net Liquidation Proceeds received in connection therewith. The "Investor Loss Amount" for a Group shall be the product of the related Investor Floating Allocation Percentage and the aggregate of the Liquidation Loss Amounts for all Mortgage Loans in the related Loan Group for such Payment Date. A "Liquidated Mortgage Loan" means, as to any Payment Date, any Mortgage Loan in respect of which the Master Servicer has determined, based on the servicing procedures specified in the Sale and Servicing Agreement, as of the end of the preceding Collection Period that all Liquidation Proceeds which it expects to recover with respect to the disposition of the related Mortgaged Property have been recovered.

     With respect to each Loan Group, an amount of Investor Loss Amounts for such Loan Group equal to the amount of the related Transferor Interest as of the Closing Date, will be allocated to such Transferor Interest after the related Spread Account is depleted and will not reduce the related Invested Amount.

     As to any Payment Date, the "Collection Period" is the calendar month preceding each Payment Date.

PAYMENTS ON THE NOTES

     Beginning with the first Payment Date (which will occur on January 25, 1999), payments on the Notes will be remitted by the Indenture Trustee or the Paying Agent to the persons in whose names such Notes are registered at the close of business on the day prior to each Payment Date or, if the Notes are no longer Book-Entry Notes, at the close of business on the last day of the month preceding such Payment Date (the "Record Date") based solely upon the information provided to the Indenture Trustee by the Master Servicer on each Payment Date. The term "Payment Date" means the twenty-fifth day of each month or, if such day is not a Business Day, then the next succeeding Business Day. Payments will be made by check or money order mailed (or upon the request of a Noteholder owning Notes having denominations aggregating at least $1,000,000, by wire transfer or otherwise) to the address of the person entitled thereto (which, in the case of Book-Entry Notes, will be DTC or its nominee) as it appears on the Note Register in amounts calculated as described herein on the Determination Date. However, the final payment in respect of the Notes will be made only upon presentation and surrender thereof at the office or the agency of the Indenture Trustee specified in the notice to Noteholders of such final payment. For purposes of the Agreements, a "Business Day" is any day other than
(i) a Saturday or Sunday or (ii) a day on which the Insurer or banking institutions in the States of Ohio or New York are required or authorized by law to be closed.

     Application of Interest Collections. On each Payment Date, the Indenture Trustee or the Paying Agent will apply the Class A-1 Investor Interest Collections in the following manner and order of priority:

          (i) as payment to the Indenture Trustee for its fees for services rendered pursuant to the Sale and Servicing Agreement in respect of the Class A-1 Notes and as payment to the Owner Trustee for its fees for services rendered pursuant to the Trust Agreement in respect of the Class A-1 Notes;

          (ii) as payment to the Insurer for the premium for the Policy in respect of the Class A-1 Notes; and

          (iii) concurrently, as follows:

             (a) to the Class A-1 Noteholders, as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the Note Principal Balance of the Class A-1 Notes; and

             (b) to the holder of the Group 1 Transferor Interest, the amount to which it is entitled in accordance with the provisions of the Sale and Servicing Agreement, which will generally be equal to the amount accrued on a notional balance equal to the Note Principal Balance of the Class A-1 Notes at a rate equal to the excess of the Group 1 Net Funds Cap over the Class A-1 Note Rate, subject to reduction as described in the Sale and Servicing Agreement;

provided, however, if Class A-1 Investor Interest Collections (prior to giving effect to withdrawals from the related Spread Account or draws on the Policy) on such Payment Date are insufficient to make the payments required to be made pursuant to this clause (iii), then Class A-1 Investor Interest Collections will be allocated between subclauses (a) and (b) above, pro rata, based on the amount required to be paid pursuant to each such subclause without giving effect to any shortfall in such Class A-1 Investor Interest Collections; provided, further, amounts otherwise payable on any Payment Date on the Group 1 Transferor Interest, pursuant to clause (iii) (b) above will first be paid to the Class A-1 Noteholders in respect of any outstanding LIBOR Carryover due to the Class A-1 Notes on such Payment Date; provided, further, that if the Insurer defaults under the Policy the amount payable pursuant to clause (iii) (b) above on any Payment Date thereafter will be paid to the holder of the Group 1 Transferor Interest after payment of principal and interest due on the Class A-1 Notes are made on any such Payment Date, including any LIBOR Carryover. The Policy does not cover any LIBOR Carryover.

     On each Payment Date, the Indenture Trustee or the Paying Agent will apply the Class A-2/Class A-3 Investor Interest Collections in the following manner and order of priority:

          (i) as payment to the Indenture Trustee for its fees for services rendered pursuant to the Sale and Servicing Agreement in respect of the Class A-2 and Class A-3 Notes, as payment to the Owner Trustee for its fees for services rendered pursuant to the Trust Agreement in respect of the Class A-2 and Class A-3 Notes, and as payment to the Auction Agent for the Auction Agent Fee in respect of the Class A-3 Notes;

          (ii) as payment to the Insurer for the premium for the Policy in respect of the Class A-2 and Class A-3 Notes; and

          (iii) concurrently, as follows:

                (a) concurrently, to the Class A-2 and Class A-3 Noteholders, pro rata based on their respective entitlements thereto, as payment for the accrued interest due and any overdue accrued interest (with interest thereon to the extent permitted by law) on the respective Note Principal Balance of the Class A-2 and Class A-3 Notes; and

                (b) to the holder of the Group 2 Transferor Interest, the amount to which it is entitled in accordance with the provisions of the Sale and Servicing Agreement, which will generally be equal to the amount accrued on a notional balance equal to the aggregate of the Note Principal Balances of the Class A-2 and Class A-3 Notes at a rate equal to the excess of the Group 2 Net Funds Cap over the average of the Note Rates on the Class A-2 and Class A-3 Notes (weighted on the basis of their respective Note Principal Balances), subject to reduction as described in the Sale and Servicing Agreement;

provided, however, if Class A-2/A-3 Investor Interest Collections (prior to giving effect to withdrawals from the related Spread Account or draws on the Policy) on such Payment Date are insufficient to make the payments required to be made pursuant to this clause (iii), then Class A-2/A-3 Investor Interest Collections will be allocated between subclauses (a) and (b) above, pro rata, based on the amount required to be paid pursuant to each such subclause without giving effect to any shortfall in such Class A-2/A-3 Investor Interest Collections; provided, further, amounts otherwise payable on any Payment Date on the Group 2 Transferor Interest, pursuant to clause (iii) (b) above will first be paid to the Class A-2 Noteholders and the Class A-3 Noteholders in respect of any outstanding LIBOR Carryover due to the Class A-2 and Class A-3 Notes on such Payment Date, such amount to be paid, pro rata, based on the amount of LIBOR Carryover to which such Noteholders are entitled; provided, further, that if the Insurer defaults under the Policy, the amount payable pursuant to clause
(iii) (b) above on any Payment Date thereafter will be paid to the holder of the Group 2 Transferor Interest after payment of principal and interest due on the Class A-2 and Class A-3 Notes are made on any such Payment Date, including any LIBOR Carryover. The Policy does not cover any LIBOR Carryover.

     Calculation of the Note Rates. Interest will be distributed on each Payment Date to each Class of Notes at the related Note Rate for the related Interest Period on the related Note Principal Balance as of the first day of such Interest Period.

     The "Class A-1 Note Rate" for a Payment Date will equal the lesser of (A) the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Payment Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Payment Date) plus (b) 0.55% per annum and (B) the Group 1 Net Funds Cap. The "Class A-2 Note Rate" for a Payment Date will equal the lesser of (A) the sum of (a) LIBOR, determined as specified herein, as of the second LIBOR Business Day prior to the immediately preceding Payment Date (or as of two LIBOR Business Days prior to the Closing Date, in the case of the first Payment Date) plus (b) 0.55% per annum and (B) the Group 2 Net Funds Cap. The "Class A-3 Note Rate" for a Payment Date will equal the lesser of (A) the Class A-3 Formula Rate and (b) the Group 2 Net Funds Cap. The "Class A-3 Formula Rate" for the first Payment Date is 5.75% per annum and for each Payment Date thereafter, the Auction Rate established for the Class A-3 Notes for such Payment Date based upon the Auction Procedures described in Annex II hereto.

     The "Group 1 Net Funds Cap" for any Payment Date shall be the weighted average of the Loan Rates of the Mortgage Loans in Loan Group 1 (net of the Servicing Fee Rate, the rate at which the Indenture Trustee fee and the Owner Trustee fee are paid and the rate at which the premium on the Policy is paid, each with respect to Loan Group 1), weighted on the Principal Balance of the Mortgage Loans in Loan Group 1 outstanding on the first day of the related Collection Period. The "Group 2 Net Funds Cap" for any Payment Date shall be the weighted average of the Loan Rates of the Mortgage Loans in Loan Group 2 (net of the Servicing Fee Rate, the Auction Agent Fee Rate, the rate at which the Indenture Trustee fee and the Owner Trustee fee are paid and the rate at which the premium on the Policy is paid, each with respect to Loan Group 2), weighted on the Principal Balance of the Mortgage Loans in Loan Group 2 outstanding on the first day of the related Collection Period.

     Interest on each Class of Notes in respect of any Payment Date will accrue on the related Note Principal Balance from the preceding Payment Date (or in the case of the first Payment Date, from the date of the initial issuance of the Notes (the "Closing Date")) through the day preceding such Payment Date (each such period, an "Interest Period") on the basis of the actual number of days in the Interest Period and a 360-day year. Interest for any Payment Date due but not paid on such Payment Date will be due on the next succeeding Payment Date together with additional interest on such amount at a rate equal to the applicable Note Rate.

     With respect to any Payment Date, "LIBOR Carryover" with respect to a Class of Notes is the sum of (i) if on such Payment Date the Note Rate is based on the related Net Funds Cap, the excess of (a) the amount of interest such Class of Notes would otherwise be entitled to receive on such Payment Date had such rate been calculated without regard to the related Net Funds Cap over (b) the amount of interest payable in respect of such Notes at the related Net Funds Cap for such Payment Date, (ii) the LIBOR Carryover for all previous Payment Dates not previously paid, and (iii) one month's interest on the amount calculated in (ii) at the Note Rate (without regard to the related Net Funds Cap) for such Payment Date. Neither the Spread Accounts nor the Policy covers the payment of any LIBOR Carryover.

     "Civil Relief Act Interest Shortfalls" means for any Payment Date any shortfall in interest collections on the Mortgage Loans during the prior Collection Period that are attributable to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     Calculation of the LIBOR Rates. With respect to any Payment Date and the Class A-1 and Class A-2 Notes, LIBOR shall be established by the Indenture Trustee and as to any Interest Period, LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen
Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the related Interest Period. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Master Servicer after consultation with the Indenture Trustee), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Master Servicer after consultation with the Indenture Trustee) as of 11:00 A.M., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Payment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the principal amount of the Class A-1 and Class A-2 Notes then outstanding. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by two or more major banks in New York City, selected by the Master Servicer after consultation with the Indenture Trustee, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the principal amount of the Class A-1 and Class A-2 Notes then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Payment Date. "LIBOR Business Day" means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

     For a description of the one-month LIBOR rate applicable to the Class A-3 Notes on any Payment Date, see Annex II hereto.

     Payments of Principal Collections. On any Payment Date during the period beginning on the first Payment Date and, unless a Rapid Amortization Event shall have earlier occurred, ending immediately after the Payment Date in December 2003 (such period, the "Managed Amortization Period"), the amount of Principal Collections payable to the Noteholders of a Group will equal, to the extent funds are available therefor, the Scheduled Principal Collections Payment Amount for such Group for such Payment Date. The "Scheduled Principal Collections Payment Amount" for a Group shall equal the lesser of (i) the Maximum Principal Payment (as defined below) for such Group and (ii) the Alternative Principal Payment (as defined below) for such Group. With respect to any Payment Date, the "Maximum Principal Payment" for a Group will equal the product of the related Investor Fixed Allocation Percentage and Principal Collections on Mortgage Loans in the related Loan Group for such Payment Date. With respect to any Payment Date, the "Alternative Principal Payment" for a Group will equal the amount, but not less than zero, of Principal Collections on Mortgage Loans in the related Loan Group for such Payment Date less the aggregate of Additional Balances created on Mortgage Loans in the related Loan Group during the related Collection Period. The "Rapid Amortization Period" for a Group is the period beginning at the earlier of (i) the occurrence of a Rapid Amortization Event and
(ii) immediately following the Payment Date in December 2003 and continuing until the later of when (i) the aggregate Note Principal Balance for such Group has been reduced to zero and all amounts then due and owing to the Insurer with respect to such Group have been paid and (ii) the Trust is terminated. See "DESCRIPTION OF THE AGREEMENTS--Termination; Retirement of the Notes."

     Beginning with the first Payment Date following the end of the Managed Amortization Period, the amount of Principal Collections on Mortgage Loans in a Loan Group payable to the Noteholders of the related Group, on each Payment Date will be equal to the related Maximum Principal Payment.

     On any Payment Date, principal payments due to the Noteholders of Group 2 will be made to the Class A-2 and Class A-3 Notes pro rata based on their respective Note Principal Balances immediately prior to such Payment Date.

     Payments of Principal Collections based upon the Investor Fixed Allocation Percentage may result in payments of principal to the related Noteholders in amounts that are greater relative to the declining Loan Group Balance than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed in respect of the related Invested Amount. Principal Collections not allocated to the Noteholders will be allocated to the related Transferor Interest. The aggregate payments of principal to the Noteholders of a Group will not exceed the related Original Note Principal Balance.

     In addition, to the extent of funds available therefor (including funds available in a Spread Account and under the Policy), on the Payment Date in December 2028, Noteholders of a Class will be entitled to receive as a payment of principal an amount equal to the outstanding Note Principal Balance of such Class.

     Transferor Collections. Interest Collections allocable to either Transferor Interest will be paid to the Transferor on each Payment Date; provided, however, if the Notes of the related Group have any outstanding LIBOR Carryover on any Payment Date (after giving effect to the payment of the related Investor Interest Collections), Interest Collections allocable to the related Transferor Interest will be paid to such Noteholders in respect of any LIBOR Carryover. Principal Collections allocable to a Transferor Interest will be distributed to the Transferor only to the extent that such payment will not reduce the amount of the related Transferor Interest below its Minimum Transferor Interest. Amounts not distributed to the Transferor because of such limitations will be retained in the related Distribution Account until such Transferor Interest exceeds its Minimum Transferor Interest, at which time such excess shall be released to the Transferor.

     The Paying Agent. The Paying Agent shall initially be the Indenture Trustee, together with any successor thereto in such capacity (the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Distribution Accounts for the purpose of making payments to the Noteholders.

THE SPREAD ACCOUNTS

     The Sale and Servicing Agreement requires the Master Servicer to establish in the name of the Indenture Trustee on the Closing Date and to maintain two spread accounts (with respect to Group 1, the "Group 1 Spread Account" and with respect to Group 2, the "Group 2 Spread Account" and together, the "Spread Accounts") for the benefit of the Insurer and the related Noteholders. On the Closing Date, the Transferor will make a deposit to each Spread Account, as specified in the Sale and Servicing Agreement. No additional deposits will be required to be made to either Spread Account.

     On any Payment Date prior to giving effect to any draw on the Policy, amounts, if any, on deposit in a Spread Account will be available to cover any shortfall in the amount required to be paid in respect of interest (other than LIBOR Carryover) on the Notes of the related Group (after giving effect to the payment of related Interest Collections on such Payment Date). In addition, prior to giving effect to any draw on the Policy, amounts, if any, on deposit in a Spread Account will be available on any Payment Date (other than the Final Payment Date) to pay principal on the Notes of the related Group in an amount, if any, by which the aggregate Note Principal Balance for such Group exceeds the Invested Amount for such Group as of such Payment Date (after giving effect to the payment of related Principal Collections on the Notes of such Group on such Payment Date). On the Final Payment Date, prior to giving effect to any draw on the Policy, amounts in a Spread Account will be available to pay any aggregate outstanding Note Principal Balance for the related Group (after giving effect to the payment of related Principal Collections on such Payment Date).

     The Sale and Servicing Agreement permits reduction of the amount on deposit in the Spread Accounts as specified in the Sale and Servicing Agreement. Any such reduction will be dependent on the delinquency and loss performance of the Mortgage Loans in the related Loan Group. The maximum amount required to be on deposit at any time in a Spread Account is the "Spread Account Requirement."

     The amounts on deposit in a Spread Account in excess of the Spread Account Requirement will first be available to compensate Noteholders of the related Group for any LIBOR Carryover then outstanding and then will be distributed to the related Transferor. The Transferor will not be required to refund any amounts previously and properly distributed to it, regardless of whether there are sufficient funds on a subsequent Payment Date to make a full payment to the holders of the related Notes on such Payment Date. Funds credited to a Spread Account may be invested in Eligible Investments or certain other investments specified in the Sale and Servicing Agreement that are scheduled to mature on or prior to the next Payment Date as specified in the Sale and Servicing Agreement. The Spread Accounts are required to be Eligible Accounts.

     The Spread Accounts may be terminated or other assets, including mortgage loans such as the Mortgage Loans or a guarantee of Provident or a letter of credit issued on behalf of Provident, may be substituted for some or all of the assets held therein, if any, provided that the Insurer and the Rating Agencies consent to such action and the then current ratings of the Notes assigned by the Rating Agencies are not lowered as a result thereof.

     Amounts remaining in a Spread Account upon the payment in full of the Notes of the related Group (including any LIBOR Carryover with respect thereto) and the payment to the Insurer of all amounts due and owing to it in respect of such Group, will be available, at the Insurer's directon, to cover any Deficiency Amount in respect of the Notes in the other Group prior to a draw on the Policy.

PRE-FUNDING ACCOUNT

     On the Closing Date, it is expected that approximately $3,245,495 of Subsequent Mortgage Loans will be transferred to the Trust for Loan Group 2. See "DESCRIPTION OF THE MORTGAGE LOANS--Conveyance of Subsequent Mortgage Loans." In the event that less than such amount of Subsequent Mortgage Loans is transferred to the Trust, an aggregate cash amount equal to the excess of $3,245,495 over the aggregate Cut-Off Date Principal Balances of the Subsequent Mortgage Loans in Loan Group 2 will be deposited by Provident in an account which will be in the name of, and maintained by, the Indenture Trustee on behalf of the Trust (the "Pre-Funding Account"). Such amounts, if any, on deposit in the Pre-Funding Account will be transferred by the Indenture Trustee on the first Payment Date into the Distribution Account for Group 2 and will be treated as a Principal Collection for the first Payment Date. Amounts on deposit in the Pre-Funding Account will be invested in Eligible Investments. See "MATURITY AND PREPAYMENT CONSIDERATIONS."

RAPID AMORTIZATION EVENTS

     As described above, the Managed Amortization Period with respect to either Group will continue through the Payment Date in December 2003, unless a Rapid Amortization Event relating to such Group occurs prior to such date in which case the Rapid Amortization Period for such Group will commence prior to such date. The "Rapid Amortization Period" is the period commencing on the earlier of
(x) the end of the Managed Amortization Period and (y) the day, if any, upon which a Rapid Amortization Event occurs and concluding upon the later of
(i) termination of the Trust and (ii) the date on which all amounts due and owing to the Insurer and the related Noteholders have been paid. "Rapid Amortization Event" refers to any of the following events:

          (a) failure on the part of Provident (i) to make a payment or deposit required under the Agreements or (ii) to observe or perform in any material respect any other covenants or agreements of Provident set forth in the Agreements, which failure materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for a period of 30 days after written notice;

          (b) any representation or warranty made by Provident in the Agreements proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 30 days after written notice and as a result of which the interests of the Noteholders or the Insurer are materially and adversely affected; provided, however, that a Rapid Amortization Event shall not be deemed to occur with respect to a breach of representation and warranty relating to a Mortgage Loan if Provident has purchased or made a substitution for the related Mortgage Loan or Mortgage Loans if applicable during such period (or within an additional 60 days, with the consent of the Indenture Trustee and the Insurer) in accordance with the provisions of the Sale and Servicing Agreement;

          (c) the occurrence of certain events of bankruptcy, insolvency or receivership relating to Provident;

          (d) the Trust becomes subject to regulation by the Securities and Exchange Commission as an investment company within the meaning of the Investment Company Act, of 1940, as amended;

          (e) the aggregate of all draws under the Policy exceeds 1% of the related Loan Group Balance as of the Cut-Off Date; or

          (f) any other events specified in the Sale and Servicing Agreement.

     In the case of any event described in clause (a), (b) or (f), a Rapid Amortization Event will be deemed to have occurred only if, after the applicable grace period, if any, described in such clauses, either the Indenture Trustee or Noteholders holding Notes of the affected Group evidencing more than 51% of the Percentage Interests (in either case, with the consent of the Insurer) or the Insurer (so long as there is no default by the Insurer in the performance of its obligations under the Policy), by written notice to the Transferor, the Depositor and the Master Servicer (and to the Indenture Trustee, if given by the Noteholders) declare that a Rapid Amortization Event has occurred as of the date of such notice. In the case of any event described in clause (c), (d) or (e) a Rapid Amortization Event will be deemed to have occurred without any notice or other action on the part of the Indenture Trustee, the Insurer or the Noteholders immediately upon the occurrence of such event.

     In addition to the consequences of a Rapid Amortization Event discussed above, if the Transferor goes into liquidation or any person is appointed a receiver of the Transferor, on the day of any such appointment no further

Additional Balances will be transferred to the Trust, the Transferor will immediately cease to transfer Additional Balances to the Trust and the Transferor will promptly give notice to the Indenture Trustee and the Insurer of any such appointment.

     Notwithstanding the foregoing, if a conservator or receiver is appointed for the Transferor and no Rapid Amortization Event exists other than such conservatorship, receivership or insolvency of the Transferor, the conservator or receiver may have the power to prevent the commencement of the Rapid Amortization Period or the sale of Mortgage Loans described above.

THE POLICY

     The following information has been supplied by the Insurer for inclusion in this Prospectus Supplement. Accordingly, Provident does not make any representation as to the accuracy and completeness of such information.

     The Insurer, in consideration of the payment of the premium and subject to the terms of the Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Indenture Trustee, or its successor, as trustee for the Owners (the "Indenture Trustee"), on behalf of the Owners from the Insurer, for distribution by the Indenture Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Insurer's obligations under the Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in the Policy and no accelerated Insured Payments shall be made regardless of any acceleration of the Notes, unless such acceleration is at the sole option of the Insurer.

     Notwithstanding the foregoing paragraph, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

     The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Owner relating to or arising under the Notes against the debtor that made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Notes to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

     The Insurer will pay any other amount payable under the Policy no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the third Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Insurer or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim under the Policy, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

     Insured Payments due under the Policy unless otherwise stated therein will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

     The Fiscal Agent is the agent of the Insurer only and the Fiscal Agent shall in no event be liable to the Owners for any acts of the Fiscal Agent or any failure of the Insurer to deposit or cause to be deposited, sufficient funds to make payments due under the Policy.

     Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Owner to receive payments under the Notes to the extent of any payment by the Insurer under the Policy.

     As used in the Policy, the following terms shall have the following meanings:

     "Agreement" means the Sale and Servicing Agreement dated as of December 1, 1998 among the Transferor, the Master Servicer, the Trust, the Depositor and the Indenture Trustee without regard to any amendment or supplement thereto unless such amendment or modification has been approved in writing by the Insurer.

     "Business Day" means any day other than (i) a Saturday, a Sunday or (ii) a day on which the Insurer or banking institutions in New York City or the city in which the corporate trust office of the Indenture Trustee under the Agreements is authorized or obligated by law or executive order to be closed.

     "Deficiency Amount" means for any Payment Date and Group the sum of
(A) the excess, if any, of (i) accrued and unpaid interest for the related Interest Period due on the related Notes at the related Note Rate on the applicable Note Principal Balance as of the first day of such Interest Period (after giving effect to distributions made on such date) net of Civil Relief Act Shortfalls allocable to such Note over (ii) amounts for the related Loan Group on deposit in the related Distribution Account (including, without limitation, amounts available from the related Spread Account) available to be distributed therefor on such Payment Date and (B) the related Guaranteed Principal Amount.

     "Final Payment Date" means the Payment Date in December 2028.

     "Guaranteed Principal Amount" means (a) for any Payment Date and Group (other than the Final Payment Date) the amount, if any, by which the aggregate Note Principal Balance for such Group exceeds the Invested Amount for such Group as of such Payment Date (after giving effect to all payments of principal on the Notes of such Group on such Payment Date pursuant to the Agreements) and (b) on the Final Payment Date, the outstanding aggregate Note Principal Balance for such Group (after giving effect to all other payments of principal on the Notes on such Payment Date pursuant to the Agreements).

     "Insured Payment" means (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

     "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy, substantially in the form of Exhibit A attached to the Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

     "Owner" means each Holder (as defined in the Agreement) who, on the applicable Payment Date, is entitled under the terms of the applicable Notes to payment thereunder.

     "Preference Amount" means any amount previously distributed to an Owner on the Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

     Capitalized terms used in the Policy and not otherwise defined in the Policy shall have the respective meanings set forth in the Agreement as of the date of execution of the Policy, without giving effect to any subsequent amendment or modification to the Agreement unless such amendment or modification has been approved in writing by the Insurer.

     Any notice under the Policy or service of process on the Fiscal Agent or the Insurer may be made at the address listed below for the Fiscal Agent or the Insurer or such other address as the Insurer shall specify in writing to the Indenture Trustee.

     The notice address of the Fiscal Agent is 61 Broadway, 15th Floor, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

     The Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

     The insurance provided by the Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Policy is not cancelable for any reason. The premium on the Policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Notes.

                                  POOL FACTOR

     The "Pool Factor" is a seven-digit decimal which the Master Servicer will compute monthly expressing the Note Principal Balance of a Class of Notes as of each Payment Date (after giving effect to any payment of principal on such Payment Date) as a proportion of the Original Note Principal Balance of such Class. On the Closing Date, the Pool Factor for each Class of Notes will be
1.0000000. See "DESCRIPTION OF THE NOTES--Payments on the Notes." Thereafter, the Pool Factor for each Class will decline to reflect reductions in the related Note Principal Balance resulting from payments of principal to the Notes.

     Pursuant to the Sale and Servicing Agreement, monthly reports concerning the Invested Amounts, the Pool Factors and various other items of information will be made available to the Noteholders. In addition, within 60 days after the end of each calendar year, beginning with the 1999 calendar year, information for tax reporting purposes will be made available to each person who has been a Noteholder of record at any time during the preceding calendar year. See "DESCRIPTION OF THE NOTES--Book-Entry Notes" and "DESCRIPTION OF THE AGREEMENTS--Reports to Noteholders" herein.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The Agreements, except as otherwise described herein, provide that the Noteholders will be entitled to receive on each Payment Date payments of principal, in the amounts described herein, until the related Note Principal Balance is reduced to zero. During the Managed Amortization Period, Noteholders will receive amounts from Principal Collections on Mortgage Loans in the related Loan Group based upon the Investor Fixed Allocation Percentage, subject to reduction as described below. During the Rapid Amortization Period, Noteholders will receive amounts from Principal Collections on Mortgage Loans in the related Loan Group based solely upon the related Investor Fixed Allocation Percentage. Because prior payments of Investor Principal Collections to related Noteholders reduce the Investor Floating Allocation Percentage but do not change the Investor Fixed Allocation Percentage, allocations of Principal Collections based on the Investor Fixed Allocation Percentage may result in payments of principal to the related Noteholders in amounts that are, in most cases, greater relative to the declining balance of the Mortgage Loans in the related Loan Group than would be the case if the related Investor Floating Allocation Percentage were used to determine the percentage of related Principal Collections distributed to Noteholders. This is especially true during the Rapid Amortization Period when the Noteholders are entitled to receive the Investor Fixed Allocation Percentage of Principal Collections and not a lesser amount. In addition, to the extent of losses allocable to the Noteholders, Noteholders may also receive as payment of principal the Investor Floating Allocation Percentage of the amount of such losses either from the Spread Account or draws under the Policy. The level of losses may therefore affect the rate of payment of principal on the Notes. For a description of the defined terms used in this section, See "DESCRIPTION OF THE NOTES."

     To the extent obligors on the Revolving Credit-Line Loans in a Loan Group make more draws than Principal Collections for such Loan Group, the related Transferor Interest may increase. Because during the Rapid Amortization Period the Noteholders' share of Principal Collections is based upon the Investor Fixed Allocation Percentage (without reduction), an increase in the Transferor Interest due to additional draws may also result in Noteholders receiving principal at a greater rate than would otherwise occur if the Investor Floating Allocation Percentage were used to determine the percentage of Principal Collections distributed to Noteholders. The Sale and Servicing Agreement permits the Transferor, at its option, but subject to the satisfaction of certain conditions specified in the Sale and Servicing Agreement, including the conditions described below, to remove certain Mortgage Loans from the Trust at any time during the life of the Trust, so long as the related Transferor Interest (after giving effect to such removal) is not less than its Minimum Transferor Interest. Such removals may affect the rate at which principal is distributed to Noteholders by reducing the Loan Group Balance and thus the amount of Principal Collections. See "DESCRIPTION OF THE NOTES--Optional Transfers of Mortgage Loans to the Transferor."

     The prepayment experience with respect to the Mortgage Loans will affect the weighted average life of the Notes.

     The rate of prepayment on the Mortgage Loans cannot be predicted. Provident is not aware of any publicly available studies or statistics that accurately predict or forecast the rate of prepayment of mortgage loans such as the Mortgage Loans. Generally, home equity loans are not viewed by borrowers as permanent financing. Accordingly, the Mortgage Loans may experience a higher rate of prepayment than traditional first mortgage loans. Because the Revolving Credit-Line Loans may not amortize during the Draw Period which in the case of the One-Year Draw Period Loans may automatically renew for extended periods as described herein, rates of principal payment on the Mortgage Loans may be slower than those of traditional fully-amortizing first mortgages in the absence of prepayments on such Mortgage Loans. The prepayment experience of the Trust with respect to the Mortgage Loans may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for Federal income tax purposes of interest payments on home equity loans. Substantially all of the Mortgage Loans contain "due-on-sale" provisions, and the Master Servicer intends to enforce such provisions, unless such enforcement is not permitted by applicable law. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related Mortgage Loan. See "CERTAIN LEGAL ASPECTS OF LOANS--Due-on-Sale Clauses in Mortgage Loans" in the Prospectus.

     As with fixed rate obligations generally, the rate of prepayment on a pool of mortgage loans with fixed rates such as the fixed-rate Closed-End Loans is affected by prevailing market rates for mortgage loans of a comparable term and risk level. When the market interest rate is below the interest rate on a mortgage loan, mortgagors may have an increased incentive to refinance their mortgage loans. Depending on prevailing mortgage rates, the future outlook for market rates and economic conditions generally, some mortgagors may sell or refinance mortgaged properties in order to realize their equity in the mortgaged properties, to meet cash flow needs or to make other investments.

     The yield to an investor who purchases the Notes in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Mortgage Loans is actually different than the rate assumed by such investor at the time such Notes were purchased.

     Collections on the Mortgage Loans may vary because, among other things, borrowers may make payments during any month as low as the minimum monthly payment for such month which, in the case of the Revolving Credit-Line Loans may be the related finance charge, or as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon. It is possible that borrowers may fail to make scheduled payments. Collections on the Mortgage Loans may vary due to seasonal purchasing and payment habits of borrowers.

     No assurance can be given as to the level of prepayments that will be experienced by the Trust but it can be expected that a portion of borrowers will not prepay their Mortgage Loans to any significant degree. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of the Securities" in the Prospectus.

     The yield to investors on the Notes will be sensitive to, among other things, the level of one-month LIBOR. As described herein, the Note Rate for each Class of Notes may in no event exceed the related Net Funds Cap, which depends, in large part, on the net Loan Rates in the related Loan Group. It is possible that an increased level of one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which may result in faster prepayments of Mortgage Loans with relatively higher Loan Rates resulting in a lower Net Funds Cap. Although the majority of the Mortgage Loans bears interest at an adjustable rate, such rate is subject to a Lifetime Cap. As such, the adjusted Loan Rate on a Mortgage Loan may not equal the Index plus the related Margin due to the constraint of such caps. In such event, the related Loan Rate will be less than would have been the case in the absence of such cap. In addition, there may be a lag in time between an increase in the Index and a corresponding increase in the Loan Rate which will slow the adjustment of the related Net Funds Cap. See "DESCRIPTION OF THE MORTGAGE LOANS" herein.

     The majority of the Loan Rates adjust less frequently than the Note Rate for the Notes and adjust by reference to the Index or are fixed over the term of the Mortgage Loan. Changes in the level of one-month LIBOR or the Note Rate on the Class A-3 Notes may not correlate with changes in the Index and may not correlate with prevailing interest rates. It is possible that an increased level of the one-month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Notes.

INCREASE IN PRINCIPAL COLLECTIONS

     On the Closing Date, it is expected that approximately $3,245,495 of Subsequent Mortgage Loans will be transferred to the Trust for Loan Group 2. In the event that less than such amount of Subsequent Mortgage Loans is transferred to the Trust for Loan Group 2, Principal Collections for Loan Group 2 on the first Payment Date will be increased by an amount equal to the excess of $3,245,495 over the aggregate Cut-Off Date Principal Balances of the Subsequent Mortgage Loans. Although no assurances can be given, Provident intends that the principal amount of Mortgage Loans in Loan Group 2 on the Closing Date will substantially equal the sum of the Original Class A-2 Principal Balance and the Original Class A-3 Principal Balance divided by 99%. Accordingly, there should be no material increase in Principal Collections due to a lack of Subsequent Mortgage Loans.

                         DESCRIPTION OF THE AGREEMENTS

     The following summary describes certain terms of the Sale and Servicing Agreement, the Trust Agreement and the Indenture. Such summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the Sale and Servicing Agreement, the Trust Agreement and the Indenture. Whenever particular defined terms in the Indenture are referred to, such defined terms are thereby incorporated herein by reference. See "The Agreements" in the Prospectus.

REPORTS TO NOTEHOLDERS

     Concurrently with each payment to the Noteholders, the Master Servicer will forward to the Indenture Trustee for mailing to such Noteholder and the Insurer a statement setting forth among other items with respect to each Group and related Loan Group:

          (i) the Investor Floating Allocation Percentage for each Group for the preceding Collection Period;

          (ii) the amount being distributed to Noteholders of each Class;

          (iii) the amount of interest included in each such payment and the Note Rate for each Class;

          (iv) the amount, if any, for each Class of overdue accrued interest and LIBOR Carryover included in each such payment;

          (v) the amount, if any, for each Class of the remaining overdue accrued interest after giving effect to such payments;

          (vi) the amount, if any, of principal included in such payment to each Class;

          (vii) the amount, if any, of the Liquidation Loss Amounts for each Loan Group incurred during the preceding Collection Period;

          (viii) the Servicing Fee with respect to each Loan Group for such Payment Date;

          (ix) the Invested Amount for each Group and the Note Principal Balance, each after giving effect to such payment;

          (x) the Pool Balance and each Loan Group Balance as of the end of the preceding Collection Period;

          (xi) the number and aggregate Principal Balances of the Mortgage Loans in each Loan Group as to which the minimum monthly payment is delinquent to 30-59 days, 60-89 days and 90 or more days, respectively, as of the end of the Collection Period;

          (xii) the book value of any real estate which is acquired by the Trust through foreclosure or grant of deed in lieu of foreclosure;

          (xiii) the amount of any draws on the Policy; and

          (xiv) the amount on deposit in each Spread Account and the amount on deposit in each Simple Interest Excess Sub-Account.

     In the case of information furnished pursuant to clauses (ii), (iii) in respect of the amount of interest included in such payment, (iv) and (viii) above, the amounts shall be expressed as a dollar amount per Note with a $1,000 denomination.

     Each year commencing in 1999, the Master Servicer will be required to forward to the Indenture Trustee a statement containing the information set forth in clauses (iii) and (vi) above aggregated for such calendar year.

COLLECTION AND OTHER SERVICING PROCEDURES ON MORTGAGE LOANS

     The Master Servicer will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with the Sale and Servicing Agreement, follow such collection procedures as it follows from time to time with respect to the home equity loans in its servicing portfolio comparable to the Mortgage

Loans. Consistent with the above, the Master Servicer may in its discretion waive any late payment charge or any assumption or other fee or charge that may be collected in the ordinary course of servicing the Mortgage Loans.

     With respect to the Mortgage Loans, the Master Servicer may arrange with a borrower a schedule for the payment of interest due and unpaid for a period, provided that any such arrangement is consistent with the Master Servicer's policies with respect to the home equity mortgage loans it owns or services and the terms of the Sale and Servicing Agreement. In accordance with the terms of the Sale and Servicing Agreement, the Master Servicer may consent under certain circumstances to the placing of a subsequent senior lien in respect of a Mortgage Loan.

HAZARD INSURANCE

     The Master Servicer will cause to be maintained for each Mortgage Loan fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the outstanding Principal Balance on the Mortgage Loan and any related senior lien(s); and (ii) the maximum insurable value of the improvements securing the Mortgage Loan. Generally, if the Mortgaged Property is in an area identified in the Federal Register by the Flood Emergency Management Agency as FLOOD ZONE "A", such flood insurance has been made available and the Master Servicer determines that such insurance is necessary in accordance with accepted mortgage servicing practices of prudent lending institutions, the Master Servicer will cause to be purchased a flood insurance policy with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (a) the outstanding Principal Balance of the Mortgage Loan and any related senior lien(s), if any, or (b) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property, or to be released to the borrower in accordance with customary mortgage servicing procedures) will be deposited in the related Collection Account, subject to retention by the Master Servicer to the extent such amounts constitute servicing compensation or to withdrawal pursuant to the Sale and Servicing Agreement.

     In the event that the Master Servicer obtains and maintains a blanket policy as provided in the Sale and Servicing Agreement insuring against fire and hazards of extended coverage on all of the Mortgage Loans then, to the extent such policy names the Master Servicer or its designee as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance of the Mortgage Loans without coinsurance, and otherwise complies with the requirements of the first paragraph of this subsection, the Master Servicer will be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     The Master Servicer will foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Mortgage Loans as come into default when, in accordance with applicable servicing procedures under the Sale and Servicing Agreement, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the Master Servicer will follow such practices as it deems necessary or advisable and as are in keeping with its general subordinate mortgage servicing activities, provided the Master Servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of default on a related senior mortgage loan or restoration of any property unless, in its sole judgment, such foreclosure, correction or restoration will increase Net Liquidation Proceeds. The Master Servicer will be reimbursed out of Liquidation Proceeds for advances of its own funds as liquidation expenses before any Net Liquidation Proceeds are distributed to Noteholders or the Transferor.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     With respect to each Collection Period, the Master Servicer will receive from interest collections in respect of the Mortgage Loans a portion of such interest collections as a monthly Servicing Fee in the amount equal to 0.50% per annum ("Servicing Fee Rate") on the aggregate Principal Balances of the Mortgage Loans as of the first day of the related Collection Period (or as of the Cut-Off Date for the first Collection Period). All

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assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers, will be retained by the Master Servicer as additional servicing compensation.

     Not later than five Business Days prior to each Payment Date, the Master Servicer is required to remit to the Indenture Trustee, without any right of reimbursement, in respect of each Loan Group, an amount equal to the sum of
(i) the lesser of (a) any Prepayment Interest Shortfalls on Mortgage Loans in such Loan Group with respect to the related Collection Period and (b) the aggregate Servicing Fee received by the Master Servicer in respect of such Loan Group in the most recently ended Collection Period, and (ii) the lesser of
(a) Net Simple Interest Shortfalls, if any, for such Loan Group for such Collection Period, and (b) the amount remaining, if any, of the aggregate Servicing Fee received in respect of such Loan Group in the most recently ended Collection Period after application thereof as provided in clause (i) hereof. However, such amounts will be in addition to any Monthly Advances made on such date in respect of Net Simple Interest Shortfalls. With respect to each Mortgage Loan as to which a prepayment in full was received during the related Collection Period, the "Prepayment Interest Shortfall" is the excess, if any, of 30 days interest on the Principal Balance of such Mortgage Loan at the Net Loan Rate over the amount of interest actually paid by the related Mortgagor in connection with such principal prepayment.

     The Master Servicer will pay certain ongoing expenses associated with the Trust and incurred by it in connection with its responsibilities under the Sale and Servicing Agreement. In addition, the Master Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with defaulted Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Noteholders to receive any related Net Liquidation Proceeds.

EVIDENCE AS TO COMPLIANCE

     The Sale and Servicing Agreement provides for delivery on or before May 31 in each year, beginning on May 31, 1999, to the Indenture Trustee, the Rating Agencies and the Insurer of an annual statement signed by an officer of the Master Servicer to the effect that the Master Servicer has fulfilled its material obligations under the Sale and Servicing Agreement throughout the preceding fiscal year, except as specified in such statement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER

     The Sale and Servicing Agreement provides that the Master Servicer may not resign from its obligations and duties thereunder, except in connection with a permitted transfer of servicing, unless (i) such duties and obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or its subsidiaries or affiliates or (ii) upon the satisfaction of the following conditions: (a) the Master Servicer has proposed a successor Master Servicer to the Indenture Trustee and the Insurer in writing and such proposed successor Master Servicer is reasonably acceptable to the Indenture Trustee; (b) the Rating Agencies have confirmed to the Indenture Trustee and the Insurer that the appointment of such proposed successor Master Servicer as the Master Servicer will not result in the reduction or withdrawal of the then current rating of the Notes; and (c) such proposed successor Master Servicer is acceptable to the Insurer. No such resignation will become effective until the Indenture Trustee or a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Sale and Servicing Agreement.

     The Master Servicer may perform any of its duties and obligations under the Sale and Servicing Agreement through one or more subservicers or delegates, which may be affiliates of the Master Servicer. Notwithstanding any such arrangement, the Master Servicer will remain liable and obligated to the Indenture Trustee, the Owner Trustee, the Noteholders and the Insurer for the Master Servicer's duties and obligations under the Sale and Servicing Agreement, without any diminution of such duties and obligations and as if the Master Servicer itself were performing such duties and obligations.

     Any person into which, in accordance with the Sale and Servicing Agreement, Provident or the Master Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which Provident or the Master Servicer is a party, or any person succeeding to the business of Provident or the Master Servicer, will be the successor to the Master Servicer under the Sale and Servicing Agreement.

     The Sale and Servicing Agreement provides that the Master Servicer will indemnify the Trust, the Indenture Trustee, the Insurer and the Owner Trustee from and against any loss, liability, expense, damage or injury suffered or sustained as a result of the Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Sale and Servicing Agreement. In the event of an Event of Servicing Termination (as defined below) resulting in the assumption of servicing obligations by a successor Master Servicer, the successor Master Servicer will indemnify the Transferor, the Indenture Trustee, the Owner Trustee and the Trust for any losses, claims, damages and liabilities arising from the successor Master Servicer's actions or omissions in connection with the servicing and administration of the Mortgage Loans which are not in accordance with the provisions of the Sale and Servicing Agreement. The Sale and Servicing Agreement provides that neither the Transferor nor the Master Servicer nor their directors, officers, employees or agents will be under any other liability to the Trust, the Indenture Trustee, the Owner Trustee, the Noteholders or any other person for any action taken or for refraining from taking any action pursuant to the Sale and Servicing Agreement. However, neither the Transferor nor the Master Servicer will be protected against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence of the Transferor or the Master Servicer in the performance of its duties under the Sale and Servicing Agreement or by reason of reckless disregard of its obligations thereunder. In addition, the Sale and Servicing Agreement provides that the Master Servicer will not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Sale and Servicing Agreement and which in its opinion may expose it to any expense or liability. The Master Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable with respect to the Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Noteholders and the Insurer thereunder.

EVENTS OF SERVICING TERMINATION

     "Events of Servicing Termination" will consist of: (i)(A) any failure by the Master Servicer to make any Monthly Advance, or (B) any other failure by the Master Servicer to deposit in a Collection Account or Distribution Account any deposit required to be made under the terms of the Sale and Servicing Agreement which continues unremedied for two Business Days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee or to the Master Servicer and the Indenture Trustee by the Insurer or by the Holders of Notes evidencing not less than 25% of the aggregate Note Principal Balance;
(ii) any failure by the Master Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement which, in each case, materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 30 days after the giving of written notice of such failure to the Master Servicer by the Indenture Trustee, or to the Master Servicer and the Indenture Trustee by the Insurer or Noteholders evidencing not less than 25% of the aggregate Note Principal Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Master Servicer and certain actions by the Master Servicer indicating insolvency, reorganization or inability to pay its obligations ("Insolvency Events"); or (iv) certain loss or delinquency tests or certain financial covenants set forth in the Sale and Servicing Agreement are not met. Under certain other circumstances, the Indenture Trustee shall, at the direction of the Insurer or may, with the consent of the Insurer, or the holders of Notes evidencing at least 51% of the aggregate Note Principal Balance may (with the consent of the Insurer so long as there is no default by the Insurer in the performance of its obligations under the Policy) deliver written notice to the Master Servicer terminating all the rights and obligations of the Master Servicer under the Sale and Servicing Agreement.

     Upon the occurrence and continuation of the event described in clause (i)
(A) above, if any Monthly Advance is not made by 4:00 P.M., New York City time, on the Business Day following written notice to the Master Servicer of such event, the Indenture Trustee will, unless the Insurer instructs otherwise and no Insurer Default exists and is continuing, immediately terminate the rights and obligations of the Master Servicer under the Sale and Servicing Agreement and the Indenture Trustee, or any other successor Master Servicer appointed in accordance with the Sale and Servicing Agreement, will make such Monthly Advance, in either case, as the successor Master Servicer.

     Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) or (ii) above for a period of ten or 30 Business Days, respectively, shall not constitute an Event of Servicing Termination if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God, or other similar occurrence. Upon the occurrence of any such event the Master Servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Sale and Servicing Agreement and the Master Servicer shall provide the Indenture Trustee and the Noteholders prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

RIGHTS UPON AN EVENT OF SERVICING TERMINATION

     So long as an Event of Servicing Termination remains unremedied, either the Indenture Trustee shall at the direction of the Insurer or may, with the consent of the Insurer, or Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the aggregate Note Principal Balance with the consent of the Insurer, may terminate all of the rights and obligations of the Master Servicer under the Sale and Servicing Agreement and in and to the Mortgage Loans, whereupon the Indenture Trustee will succeed to all the responsibilities, duties and liabilities of the Master Servicer under the Sale and Servicing Agreement and will be entitled to similar compensation arrangements. In the event that the Indenture Trustee would be obligated to succeed to the duties and obligations of the Master Servicer but is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a housing and home finance institution or other mortgage loan or home equity loan servicer with all licenses and permits required to perform its obligations under the Sale and Servicing Agreement and having a net worth of at least $15,000,000 and acceptable to the Insurer to act as successor to the Master Servicer under the Sale and Servicing Agreement. Pending such appointment, the Indenture Trustee will be obligated to act in such capacity unless prohibited by law. Such successor will be entitled to receive the same compensation that the Master Servicer would otherwise have received (or such lesser compensation as the Indenture Trustee and such successor may agree). A receiver or conservator for the Master Servicer may be empowered to prevent the termination and replacement of the Master Servicer where the only Event of Servicing Termination that has occurred is an Insolvency Event.

EVENTS OF DEFAULT UNDER THE INDENTURE

     "Events of Default" under the Indenture include:

          (i) a default in the payment of any interest or principal payment when the same becomes due and payable and continuance of such default for a period of five days;

          (ii) failure on the part of the Indenture Trustee to perform in any material respect any covenant or agreement under the Indenture (other than a covenant covered in clause (i) hereof) or the breach of a representation or warranty of the Indenture Trustee, which continues for a period of thirty days after notice thereof is given; and

          (iii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust.

REMEDIES ON EVENT OF DEFAULT UNDER THE INDENTURE

     If an Event of Default under the Indenture has occurred and is continuing, either the Indenture Trustee or the Noteholders representing a majority of the then outstanding principal amount of the Notes may declare the principal amount of the Notes due and payable immediately. Such a declaration may be rescinded by the Noteholders representing a majority of the then outstanding principal amount of the Notes.

     If the principal of the Notes has been declared due and payable as described in the preceding paragraph, the Indenture Trustee may elect not to liquidate the assets of the Trust provided that the assets are generating sufficient cash to pay interest and principal as it becomes due and payable to the Noteholders.

     However, the Indenture Trustee may not sell or otherwise liquidate the assets of the Trust following an Event of Default unless (a) the holders of 100% of the Notes and the Insurer consent to such sale, or (b) the proceeds of such sale or liquidation are sufficient to pay all amounts due and owing to the Noteholders and the Insurer, or (c) the Indenture Trustee determines that the assets of the Trust would not be sufficient on an ongoing

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basis to make all payments on the Notes as they become due and payable and the
Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE OWNER TRUSTEE

     Neither the Indenture Trustee nor any director, officer or employee of the Indenture Trustee will be under any liability to the Trust or the Noteholders for taking any action or for refraining from the taking of any action in good faith pursuant to the Indenture, or for errors in judgment; provided, that none of the Indenture Trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed on it by reason of willful malfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under the Indenture. Subject to certain limitations set forth in the Indenture, the Indenture Trustee and any director, officer, employee or agent thereof will be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any of its duties under the Agreements other than any loss, liability or expense incurred by reason of its own willful malfeasance, bad faith or negligence in the performance of its duties under the Indenture, or by reason of its reckless disregard of its obligations and duties under the Indenture. All persons into which the Indenture Trustee may be merged or with which it may be consolidated, or any person resulting from such merger or consolidation, will be the successor to the Indenture Trustee under the Indenture.

     The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Notes in their own names or as pledgees. For the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Trust Agreement and the Indenture Trustee by the Indenture will be conferred or imposed upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

     The Owner Trustee may resign at any time, in which event the Indenture Trustee will be obligated to appoint a successor thereto acceptable to the Insurer. The Indenture Trustee may also remove the Owner Trustee if it ceases to be eligible to continue as such under the Trust Agreement or becomes legally unable to act or becomes insolvent. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

     The Owner Trustee will make no representations as to the validity or sufficiency of the Trust Agreement, the Notes, or of any Mortgage Loans or related documents, and will not be accountable for the use or application by Provident or the Master Servicer of any funds paid to Provident or the Master Servicer in respect of the Notes, or the Mortgage Loans, or the investment of any monies by the Master Servicer before such monies are deposited into the Collection Accounts or the Distribution Accounts. The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Trust Agreement, in which case it will only be required to examine them to determine whether they conform to the requirements of the Trust Agreement.

     The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Notes (other than the execution and authentication thereof) or of any Mortgage Loans or related documents, and will not be accountable for the use or application by Provident or the Master Servicer of any funds paid to Provident or the Master Servicer in respect of the Notes or the Mortgage Loans, or the use or investment of any monies by the Master Servicer before such monies are deposited into a Collection Account or a Distribution Account. So long as no Event of Default has occurred and is continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to

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the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Master Servicer to perform its duties under the Trust Agreement or Sale and Servicing Agreement which failure constitutes an Event of Default unless the Indenture Trustee obtains actual knowledge of such failure as will be specified in the Indenture.

AMENDMENT

     The Sale and Servicing Agreement may be amended from time to time by the parties thereto and with the consent of the Insurer, but without the consent of the Noteholders, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of such Agreement, to add to the duties of the Transferor or the Master Servicer or to add or amend any provisions of such Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Notes (it being understood that, after obtaining the ratings in effect on the Closing Date, none of the Transferor, the Depositor, the Indenture Trustee, the Owner Trustee or the Master Servicer is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under such Agreement which shall not be inconsistent with the provisions of such Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Noteholder or the Insurer; provided, that any such amendment will not be deemed to materially and adversely affect the Noteholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the then current rating of the Notes. The Sale and Servicing Agreement may also be amended from time to time by the Transferor, the Depositor, the Master Servicer, the Owner Trustee and the Indenture Trustee, with the consent of Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the aggregate Note Principal Balance and the Insurer for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Sale and Servicing Agreement or of modifying in any manner the rights of the Noteholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the Notes or payments under the Policy which are required to be made on any Note without the consent of the holder of such Note and the Insurer or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Notes then outstanding.

     The Indenture provides that, without the consent of the Holders of any Notes, but with the consent of the Insurer and prior notice to the Trust and the Indenture Trustee, when authorized by a request of the Trust pursuant to the Indenture, at any time and from time to time, may enter into one or more supplemental indentures (which will conform to the provisions of the Trust Indenture Act of 1939, as amended (the "TIA"), as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes: (a) to correct or amplify the description of any property at any time subject to the lien of the Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of the Indenture, or to subject to the lien of the Indenture additional property; (b) to evidence the succession, in compliance with the applicable provisions of the Indenture, of another entity to the Trust, and the assumption by any such successor of the covenants of the Trust contained in the Notes or the Indenture; (c) to add to the covenants of the Trust for the benefit of the Holders of the Notes, or to surrender any right or power conferred upon the Trust in the Indenture; (d) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (e) to cure any ambiguity, to correct or supplement any provision in the Indenture or in any supplemental indenture that may be inconsistent with any other provision in the Indenture or in any supplemental indenture; (f) to make any other provisions with respect to matters or questions arising under the Indenture or in any supplemental indenture; provided, that such action will not materially and adversely affect the interests of the Noteholders or the Insurer; (g) to evidence and provide for the acceptance of the appointment under the Indenture by a successor trustee with respect to the Notes and to add to or change any of the provisions of the Indenture as will be necessary to facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of the Indenture; or (h) to modify, eliminate or add to the provisions of the Indenture to such extent as will be necessary to effect the qualification of the Indenture under the TIA or under any similar federal statute enacted after the date of the Indenture and to add to the Indenture such other provisions as may be expressly required by the TIA; provided, however, that no such supplemental indentures will be entered into unless the

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Indenture Trustee shall have received an Opinion of Counsel to the effect that entering into such supplemental indenture will not have any material adverse tax consequences to the Noteholders.

     The Indenture also provides that the Issuer and the Indenture Trustee, when authorized by a written request of the Trust, also may, with prior notice to the Insurer and each Rating Agency and with the consent of the Insurer and the Holders of Notes affected thereby representing not less than a majority of the aggregate Note Principal Balance thereof, enter into a supplemental indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Noteholders thereunder; provided, that no such supplemental indenture may, without the consent of the Holder of each Note affected thereby: (a) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of the Indenture relating to the application of collections on, or the proceeds of the sale of, the corpus of the Trust to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of the Indenture requiring the application of funds available therefor to the payment of any such amount due on the Notes on or after the respective dates such amounts become due; (b) reduce the percentage of the Note Principal Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture; (c) modify or alter the provisions of the proviso to the definition of the term "Outstanding" in the Indenture or modify or alter the exception in the definition of the term "Holder" therein; (d) reduce the percentage of the Note Principal Balances of the Notes required to direct the Indenture Trustee to direct the Trust to sell or liquidate the corpus of the Trust pursuant to the Indenture; (e) modify any provision of the amendment provisions of the Indenture except to increase any percentage specified in the Indenture or to provide that certain additional provisions of the Indenture or the other Agreements cannot be modified or waived without the consent of the Holder of each Note affected thereby; (f) modify any of the provisions of the Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or (g) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any property at any time subject thereto or deprive the Holder of any Note of the security provided by the lien of the Indenture; and provided, further, that such action will not, as evidenced by an opinion of counsel, cause the Trust to be subject to an entity level tax.

TERMINATION; RETIREMENT OF THE NOTES

     The Trust will terminate on the Payment Date following the later of (A) payment in full of all amounts owing to the Insurer and (B) the earliest of (i) the Payment Date on which the aggregate Note Principal Balance has been reduced to zero, (ii) the final payment (or other liquidation) of the last Mortgage Loan in the Trust or the disposition of all property acquired upon foreclosure or by deed in lieu of foreclosure of any Mortgage Loan, (iii) the optional transfer to the Transferor of all of the Mortgage Loans, as described below and (iv) the Payment Date in December 2028.

     The Mortgage Loans in each Loan Group will be subject to an optional transfer to the owner of the related Transferor Interest on any Payment Date after the aggregate Note Principal Balance of the related Group is reduced to an amount less than 5% of the Original Note Principal Balance of, with respect to Group 1, the Class A-1 Notes, and with respect to Group 2, the Class A-2 and Class A-3 Notes and all amounts due and owing to the Insurer in respect of such Group, including unreimbursed draws on the Policy, together with interest thereon, as provided under the Insurance Agreement, have been paid. The transfer price will be equal to the sum of the aggregate Note Principal Balance of the related Group and accrued and unpaid interest thereon through the day preceding such transfer. In no event, however, will the Trust created by the Trust Agreement continue for more than 21 years after the death of certain individuals named in the Sale and Servicing Agreement. Written notice of termination of the Sale and Servicing Agreement will be given to each Noteholder, and the final payment will be made only upon surrender and cancellation of the Notes at an office or agency appointed by the Indenture Trustee which will be specified in the notice of termination.

THE INDENTURE TRUSTEE

     The Chase Manhattan Bank, a New York banking corporation with its principal place of business in New York, has been named Indenture Trustee pursuant to the Sale and Servicing Agreement and the Indenture.

     The commercial bank or trust company serving as Indenture Trustee may own Notes and have normal banking relationships with the Master Servicer, the Transferor and the Insurer and/or their affiliates.

     The Indenture Trustee may resign at any time, in which event the Trust will be obligated to appoint a successor Indenture Trustee, with the consent of the Insurer, which consent shall not be unreasonably withheld. The Insurer may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Sale and Servicing Agreement or if the Indenture Trustee becomes insolvent. Upon becoming aware of such circumstances, the Trust will be obligated to appoint a successor Indenture Trustee, as approved by the Insurer. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

     No holder of a Note will have any right under the Sale and Servicing Agreement to institute any proceeding with respect to the Sale and Servicing Agreement unless the Insurer has consented in writing to the institution of such proceeding and such holder previously has given to the Indenture Trustee written notice of default and unless Noteholders evidencing an aggregate, undivided interest in the Trust of at least 51% of the aggregate Note Principal Balance have made written requests upon the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee for 60 days has neglected or refused to institute any such proceeding. The Indenture Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Sale and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Noteholders, unless such Noteholders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and the Insurer has consented to such action, which consent shall not be unreasonably withheld.

THE AUCTION AGENT

     Bankers Trust Company, a New York banking corporation, will act as auction agent (the "Auction Agent") with respect to the Class A-3 Notes pursuant to an agreement (the "Auction Agent Agreement") dated as of December 1, 1998 between the Indenture Trustee and the Auction Agent.

                     DESCRIPTION OF THE PURCHASE AGREEMENT

     The Mortgage Loans will be purchased by the Depositor from Provident pursuant to the Purchase Agreement. Pursuant to the Sale and Servicing Agreement, the Mortgage Loans will be immediately transferred by the Depositor to the Trust, and the Depositor will assign its rights in, to and under the Purchase Agreement to the Trust.

     In the Purchase Agreement, Provident will make representations and warranties similar to those representations and warranties made by Provident in the Sale and Servicing Agreement. In the event of a breach of any such representations and warranties which has a material adverse effect on the interests of the Noteholders or the Insurer, Provident will be required to repurchase or substitute for the Mortgage Loans as described herein under "DESCRIPTION OF THE NOTES--Assignment of Mortgage Loans."

     Provident has also agreed to indemnify the Depositor and the Trust from and against certain losses, liabilities and expenses (including reasonable attorneys' fees) suffered or sustained pursuant to the Purchase Agreement.

                                USE OF PROCEEDS

     The net proceeds to be received from the sale of the Notes will be applied by the Depositor towards the purchase of the Mortgage Loans from Provident.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following discussion, which summarizes certain U.S. federal income tax aspects of the purchase, ownership and disposition of the Notes, is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. This discussion does not address every aspect of the U.S. federal income tax laws which may be relevant to Note Owners in light of their personal investment circumstances or to certain types of Note Owners subject to special treatment under the U.S. federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their tax advisors regarding U.S. federal, state, local, foreign and any other tax consequences to them of investing in the Notes.

CHARACTERIZATION OF THE NOTES AS INDEBTEDNESS

     Based on the application of existing law to the facts as set forth in the Agreements and other relevant documents and assuming compliance with the terms of the Agreements as in effect on the date of issuance of the Notes, Brown & Wood LLP, special tax counsel to the Trust ("Tax Counsel") and counsel to the Underwriters, is of the opinion that (i) the Notes will be treated as debt instruments for federal income tax purposes as of such date and (ii) the Trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool within the meaning of
Section 7701(i) of the Code. Accordingly, upon issuance, the Notes will be treated as "Debt Securities" as described in the Prospectus. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     The Transferor and the Noteholders express in the Sale and Servicing Agreement their intent that, for applicable tax purposes, the Notes will be indebtedness secured by the Mortgage Loans. The Transferor and the Noteholders, by accepting the Notes, and each Note Owner by its acquisition of a beneficial interest in a Note, have agreed to treat the Notes as indebtedness for U.S. federal income tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor intends to treat this transaction as a sale of an interest in the Principal Balances of the Mortgage Loans for financial accounting and certain regulatory purposes.

     In general, whether for U.S. federal income tax purposes a transaction constitutes a sale of property or loan, the repayment of which is secured by property, is a question of fact, the resolution of which is based upon the economic substance of the transaction rather than its form or the manner in which it is labeled. While the Internal Revenue Service (the "IRS") and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured loan, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Tax Counsel has analyzed and relied on several factors in reaching its opinion that the weight of the benefits and burdens of ownership of the Mortgage Loans has been retained by the Transferor and has not been transferred to the Note Owners.

     In some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form. Tax Counsel has advised that the rationale of those cases will not apply to this transaction, because the form of the transaction as reflected in the operative provisions, of the documents either accords with the characterization of the Notes as debt or otherwise makes the rationale of those cases inapplicable to this situation.

TAXATION OF INTEREST INCOME OF NOTE OWNERS

     Assuming that the Note Owners are holders of debt obligations for U.S. federal income tax purposes, the Notes generally will be taxable as Debt Securities. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" in the Prospectus.

     While it is not anticipated that the Notes will be issued at a greater than de minimis discount, under Treasury regulations (the "OID Regulations") it is possible that the Notes could nevertheless be deemed to have been issued with original issue discount ("OID") if the interest were not treated as unconditionally payable under the OID Regulations. If such regulations were to apply, all of the taxable income to be recognized with respect to the

Notes would be includible in income of Note Owners as OID, but would not be includible again when the interest is actually received. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Taxation of Debt Securities; Interest and Acquisition Discount" in the Prospectus for a discussion of the application of the OID rules if the Notes are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations. For purposes of calculating OID, it is likely that the Notes will be treated as Pay-Through Securities.

POSSIBLE CLASSIFICATION OF THE TRUST AS A PARTNERSHIP OR ASSOCIATION TAXABLE AS A CORPORATION

     The opinion of Tax Counsel is not binding on the courts or the IRS. It is possible that the IRS could assert that for purposes of the Code, the transaction contemplated by this Prospectus with respect to the Notes constitutes a sale of the Mortgage Loans (or an interest therein) to the Note Owners and that the proper classification of the legal relationship between the Transferor and the Note Owners resulting from this transaction is that of a partnership (including a publicly traded partnership), a publicly traded partnership treated as a corporation, or an association taxable as a corporation. Since Tax Counsel has advised that the Notes will be treated as indebtedness in the hands of the Noteholders for U.S. federal income tax purposes, the Transferor will not attempt to comply with U.S. federal income tax reporting requirements applicable to partnerships or corporations as such requirements would apply if the Notes were treated as indebtedness.

     If it were determined that this transaction created an entity classified as a corporation (including a publicly traded partnership taxable as a corporation), the Trust would be subject to U.S. federal income tax at corporate income tax rates on the income it derives from the Mortgage Loans, which would reduce the amounts available for payment to the Note Owners. Cash payments to the Note Owners generally would be treated as dividends for tax purposes to the extent of such corporation's earnings and profits. If the transaction were treated as creating a partnership between the Note Owners and the Transferor, the partnership itself would not be subject to U.S. federal income tax (unless it were to be characterized as a publicly traded partnership taxable as a corporation); rather, the Transferor and each Note Owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deductions of the Note Owner could differ if the Notes were held to constitute partnership interests rather than indebtedness.

POSSIBLE CLASSIFICATION AS A TAXABLE MORTGAGE POOL

     In relevant part, Section 7701(i) of the Code provides that any entity (or a portion of an entity) that is a "taxable mortgage pool" will be classified as a taxable corporation and will not be permitted to file a consolidated U.S. federal income tax return with another corporation. Subject to a grandfather provision for existing entities, any entity (or a portion of any entity) will be a taxable mortgage pool if (i) substantially all of its assets consist of debt instruments, more than 50% of which are real estate Mortgages (ii) the entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the entity's debt obligations (or an underlying arrangement), payments on such debt obligations bear a relationship to the debt instruments held by the entity.

     Assuming that all of the provisions of the Agreements, as in effect on the date of issuance, are complied with, Tax Counsel is of the opinion that the arrangement created by the Agreements will not be a taxable mortgage pool under
Section 7701(i) of the Code because only one maturity of indebtedness has been issued and secured by the mortgage loans of each loan group of the Trust.

     The opinion of Tax Counsel is not binding on the IRS or the courts. If the IRS were to contend successfully (or future regulations were to provide) that the arrangement created by the Agreements is a taxable mortgage pool, such arrangement would be subject to U.S. federal corporate income tax on its taxable income generated by ownership of the Mortgage Loans. Such a tax might reduce amounts available for payments to Note Owners. The amount of such a tax would depend upon whether payments to Note Owners would be deductible as interest expense in computing the taxable income of such an arrangement as a taxable mortgage pool.

FOREIGN INVESTORS

     In general, subject to certain exceptions, interest (including OID) paid on a Note to a nonresident alien individual, foreign corporation or other non-United States person is not subject to U.S. federal income tax, provided that such interest is not effectively connected with a trade or business of the recipient in the United States and the Note Owner provides the required foreign person information certification. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS--Tax Treatment of Foreign Investors" in the Prospectus.

     If the interests of the Note Owners were deemed to be partnership interests, the partnership, if it were considered to be engaged in a U.S. trade or business, would be required, on a quarterly basis, to pay withholding tax equal to the product, for each foreign partner, of such foreign partner's distributive share of "effectively connected" income of the partnership multiplied by the highest rate of tax applicable to that foreign partner. In addition, such foreign partner would be subject to branch profits tax. Each non-foreign partner would be required to certify to the partnership that it is not a foreign person. The tax withheld from each foreign partner would be credited against such foreign partner's U.S. income tax liability.

     If the Trust were taxable as a corporation, payments to foreign persons, to the extent treated as dividends (or if the Trust were characterized as a partnership that was not engaged in a trade or business, all interest payments), would generally be subject to withholding at the rate of 30%, unless such rate were reduced by an applicable tax treaty.

     If, contrary to the opinion of Tax Counsel, the Notes are recharacterized as equity interests in a partnership, or in an association or publicly traded partnership taxable as a corporation, any taxes required to be so withheld will be treated for all purposes of the Notes and the Policy as having been paid to the related Noteholder.

BACKUP WITHHOLDING

     Certain Note Owners may be subject to backup withholding at the rate of 31% with respect to interest paid on the Notes if the Note Owners, upon issuance, fail to supply the Indenture Indenture Trustee or his broker with his taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) property, or, under certain circumstances, fail to provide the Indenture Indenture Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding.

     The Indenture Indenture Trustee will be required to report annually to the IRS, and to each Noteholder of record, the amount of interest paid (and OID accrued, if any) on the Notes (and the amount of interest withheld for U.S. federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Noteholder" of record is Cede, as nominee for DTC, Note Owners and the IRS will receive tax and other information including the amount of interest paid on the Notes from Participants and Indirect Participants rather than from the Indenture Indenture Trustee. (The Indenture Indenture Trustee, however, will respond to requests for necessary information to enable Participants, Indirect Participants and certain other persons to complete their reports.) Each non-exempt Note Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Note Owner fail to provide the required certification, the Participants or Indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's Federal income tax liability.

     Final regulations dealing with backup withholding and information reporting on income paid to a foreign person and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules. The discussion set forth above does not take the New Withholding Regulations into account. Prospective Note Owners are strongly urged to consult their own tax advisor with respect to the New Withholding Regulations.

TAX-EXEMPT ENTITIES

     A tax-exempt Note Owner may be subject to less favorable tax treatment because an interest in a partnership may generate "unrelated business taxable income" and thereby subject the Note Owner to the "unrelated business, taxable income" provisions of the Code.

                                  STATE TAXES

     Except as described below, Provident makes no representations regarding the tax consequences of purchase, ownership or disposition of the Notes under the tax laws of any state. Investors considering an investment in the Notes should consult their own tax advisors regarding such tax consequences.

     All investors should consult their own tax advisors regarding the Federal, state, local, foreign or any other income tax consequences of the purchase, ownership and disposition of the Notes.

OHIO STATE TAX CONSEQUENCES

     The following is a summary of the material Ohio tax consequences to the Trust and of the purchase, ownership and disposition of the Notes. This discussion does not address every aspect of the Ohio tax laws that may be relevant to Noteholders in light of their specific circumstances or their special treatment under the Ohio tax laws. Therefore, prospective investors are urged to consult their own tax advisors in determining the Ohio tax consequences to them as a result of purchasing and owning the Notes.

     The following summary is based upon existing provisions of the Ohio Revised Code pertaining to Ohio taxation, the administrative rules promulgated thereunder, relevant judicial rulings and administrative decisions and pronouncements, all of which are subject to change, which change may be retroactive. There are no Ohio authorities addressing similar transactions or involving a Trust that issues interests with terms similar to those of the Notes and no ruling addressing the matters discussed herein will be sought from Ohio tax officials. Accordingly, there can be no assurance that such officials will agree with this summary.

     Except as noted below, in the opinion of Keating, Muething & Klekamp, P.L.L., special Ohio tax counsel ("Ohio Tax Counsel"), the Trust will not be subject to the Ohio personal income tax, Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles as those taxes generally do not apply to the type of Trust used in this transaction. Furthermore, unless the Noteholders are Ohio residents or are otherwise subject to the Ohio personal income tax, Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles, the Noteholders will not be subject to the foregoing taxes solely as a result of purchasing and owning the Notes.

     For purposes of determining Ohio taxable income, Ohio has adopted the Code and the regulations thereunder. Therefore, the Ohio tax consequences to the Noteholders who are Ohio residents or are otherwise subject to the Ohio personal income tax, Ohio corporate franchise tax, or the Ohio tax on dealers in intangibles, will be the same as the tax consequences to the Noteholders for federal income tax purposes. Accordingly, the stated interest on the Notes will be taxable as ordinary interest income, and a gain or loss on the sale or disposition of the Notes will be capital gain or loss. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in this Prospectus Supplement.

     Effective generally for tax years beginning on or after January 1, 1998, an Ohio tax may be levied on a "qualifying investor's" distributive share of the Ohio apportioned income of a "qualifying pass-through entity." As described in "CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Possible Classification of the Trust as a Partnership or Association Taxable as a Corporation" in this Prospectus Supplement, if the transaction is recharacterized as creating a partnership, then the Trust may be subject to the Ohio tax on qualifying pass-through entities if the Notes were held by any qualifying investors. A "qualifying investor," in general, is an individual or entity not otherwise subject to the Ohio personal income, Ohio corporate franchise, or Ohio dealers in intangible taxes. A "qualifying pass-through entity" is defined as, among other things, a partnership. Thus, in the event that the transaction is characterized as a partnership for federal income tax purposes, Ohio tax counsel believes that Ohio tax officials would likely treat the Trust as a partnership for Ohio tax purposes and, therefore, as a qualifying pass-through entity. The result of this is that if the Trust has non-individual qualifying investors as Noteholders, the Trust will pay an 8.5% entity level tax on the net sum of such Noteholders' distributive share of the Trust's income apportioned to Ohio. If the Trust has individual qualifying investors as Noteholders, it will be required to withhold 5% of the net sum of such individual Noteholders' distributive share of the Trust's income apportioned to Ohio. The amount of tax paid or withheld may be claimed as a credit against the qualifying investor's Ohio franchise or income tax liability in an amount equal to the qualifying investor's proportionate share of the lesser of the tax due or paid.

                              ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on employee benefit plans subject to ERISA or plans or arrangements subject to Section 4975 of the Code ("Plans") and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Securities without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes should consult with its counsel with respect to the potential consequences under ERISA, and the Code, of the Plan's acquisition and ownership of the Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

GENERAL

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

PLAN ASSET REGULATION

     The United States Department of Labor ("Labor") has issued final regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "Plan Asset Regulation"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security" (as defined therein) nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions apply. If the Notes were deemed to be equity interests and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes. Such plan assets would include an undivided interest in any assets held by the Trust. In such an event, the Master Servicer and other persons, in providing services with respect to the Trust's assets, may be parties in interest with respect to such Plans, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of
Section 406 of ERISA, and Section 4975 of the Code with respect to transactions involving the Trust's assets. Under the Plan Asset Regulation, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, Labor has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulation,

Labor declined to provide a precise definition of what features are equity features or the circumstances under which such features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. Brown & Wood LLP has rendered its opinion that the Notes will be classified as indebtedness for tax purposes and the Depositor believes that the Notes will be classified as indebtedness without substantial equity features for ERISA purposes. However, if the Notes are deemed to be equity interests in the Trust and no statutory, regulatory or administrative exemption applies, the Trust could be considered to hold plan assets by reason of a Plan's investment in the Notes.

REVIEW BY PLAN FIDUCIARIES

     Any Plan fiduciary considering whether to purchase any Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment. Among other things, before purchasing any Notes, a fiduciary of a Plan should make its own determination as to whether the Trust, as obligor on the Notes, is a party in interest with respect to the Plan, the availability of the exemptive relief provided in the Plan Asset Regulations and the availability of any other prohibited transaction exemptions. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Notes.

                        LEGAL INVESTMENT CONSIDERATIONS

     Although, as a condition to their issuance, the Notes will be rated in the highest rating category of the Rating Agencies, the Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"), because not all of the Mortgages securing the Mortgage Loans are first mortgages. Accordingly, many institutions with legal authority to invest in comparably rated securities based on first mortgage loans may not be legally authorized to invest in the Notes, which because they evidence interests in a pool that includes junior mortgage loans are not "mortgage related securities" under SMMEA. See "LEGAL INVESTMENT" in the Prospectus.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among the Depositor and the Underwriters named below (the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and each of the Underwriters has severally agreed to purchase from the Depositor the principal amount of Notes set forth below opposite their respective names.

UNDERWRITER                                                         CLASS A-1       CLASS A-2       CLASS A-3
----------------------------------------------------------------   ------------    ------------    ------------
Lehman Brothers Inc.............................................   $ 50,000,000    $ 30,000,000    $ 11,575,000
Prudential Securities Incorporated..............................   $ 50,000,000    $ 30,000,000    $ 11,575,000
                                                                   ------------    ------------    ------------
     Total......................................................   $100,000,000    $ 60,000,000    $ 23,150,000
                                                                   ------------    ------------    ------------
                                                                   ------------    ------------    ------------

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Notes offered hereby if any of the Notes are purchased.

     The Depositor has been advised by the Underwriters that they propose initially to offer the Notes to the public in Europe and the United States at the underwriting price set forth herein and to certain dealers at such, price, less a discount not in excess of 0.210% of the Note denominations. The Underwriters may allow and such dealers may reallow a discount not in excess of 0.105% of the Note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

     The Depositor has been advised by the Underwriters that they presently intend to make a market in the Notes offered hereby; however, the Underwriters are not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Notes will develop.

     Until the payment of the Notes is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Notes. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Notes.

     In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the Depositor nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Notes. In addition, neither the Depositor nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The Underwriting Agreement provides that the Depositor will indemnify the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor is an affiliate of Lehman Brothers Inc.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the Depositor by Brown & Wood LLP, New York, New York and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters will be passed upon for Provident by Keating, Muething & Klekamp, P.L.L., Cincinnati, Ohio. Certain legal matters will be passed upon for the Insurer by Kutak Rock, Omaha, Nebraska.

                                    EXPERTS

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1997 and December 31, 1996 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    RATINGS

     It is a condition to issuance that the Notes be rated "AAA" by Standard & Poor's and "Aaa" by Moody's.

     A securities rating addresses the likelihood of the receipt by Noteholders of payments on the Mortgage Loans. The rating takes into consideration the characteristics of the Mortgage Loans and the structural, legal and tax aspects associated with the Notes. The ratings on the Notes do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Mortgage Loans or the possibility that Noteholders might realize a lower than anticipated yield.

     The ratings assigned to the Notes will depend primarily upon the creditworthiness of the Insurer. Any reduction in a rating assigned to the financial strength of the Insurer below the ratings initially assigned to the Notes may result in a reduction of one or more of the ratings assigned to the Notes.

     The ratings assigned to the Notes do not address the likelihood of the payment of any LIBOR Carryover.

     A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                             INDEX OF DEFINED TERMS

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------   ------
Additional Balance........................................................................................     S-21
Adjustment Date...........................................................................................     S-22
Agreements................................................................................................     S-15
All Hold Rate.............................................................................................     II-1
Alternative Principal Payment.............................................................................     S-55
Amortization Period.......................................................................................     S-21
Assignment Event..........................................................................................     S-47
Auction...................................................................................................     II-1
Auction Agent.............................................................................................     S-71
Auction Agent Agreement...................................................................................     S-71
Auction Agent Fee.........................................................................................     II-1
Auction Agent Fee Rate....................................................................................     II-1
Auction Date..............................................................................................     II-1
Auction Period............................................................................................     II-1
Auction Procedures........................................................................................     II-1
Auction Rate..............................................................................................     II-1
Authorized Denominations..................................................................................     II-1
Available Notes...........................................................................................     II-7
Average Portfolio Balance.................................................................................     S-19
Balloon Loans.............................................................................................     S-32
beneficial owner..........................................................................................     S-43
Bid.......................................................................................................     II-5
Bid Auction Rate..........................................................................................     II-7
Bidder....................................................................................................     II-6
BIF.......................................................................................................     S-49
Billing Cycle.............................................................................................     S-22
Book-Entry Notes..........................................................................................     S-43
Broker-Dealer Agreement...................................................................................     II-2
Broker-Dealer Fee Rate....................................................................................     II-2
Broker-Dealer Fee.........................................................................................     II-2
Broker-Dealer.............................................................................................     II-2
Business Day..............................................................................................     S-52
Buyer's Broker-Dealer.....................................................................................    III-1
Cedelbank Participants....................................................................................     S-44
Cedelbank.................................................................................................     S-43
Charge-Offs...............................................................................................     S-19
Civil Relief Act Interest Shortfalls......................................................................     S-54
Class A-1 Investor Floating Allocation percentage.........................................................     S-51
Class A-1 Investor Interest Collections...................................................................     S-51
Class A-1 Note Rate.......................................................................................     S-54
Class A-1 Notes...........................................................................................     S-42
Class A-2 Note Rate.......................................................................................     S-54
Class A-2 Notes...........................................................................................     S-42
Class A-2/A-3 Investor Floating Allocation Percentage.....................................................     S-51
Class A-2/A-3 Investor Interest Collections...............................................................     S-51
Class A-3 Formula Rate....................................................................................     S-54
Class A-3 Note Rate.......................................................................................     S-54
Class A-3 Notes...........................................................................................     S-42
Closed-End Loans..........................................................................................     S-22
Closing Date..............................................................................................     S-54
CLTV......................................................................................................     S-24

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------   ------
CMAC......................................................................................................     S-13
Code......................................................................................................     S-72
Collection Account........................................................................................     S-49
Collection Period.........................................................................................     S-52
Combined Loan-to-Value Ratio..............................................................................     S-24
Cooperative...............................................................................................     S-44
Credit Limit Utilization Ratio............................................................................     S-24
Credit Limit..............................................................................................     S-17
Credit Line Agreements....................................................................................     S-21
Cut-Off Date Loan Group 1 Principal Balance...............................................................     S-23
Cut-Off Date Loan Group 1 Sample Pool Balance.............................................................     S-31
Cut-Off Date Loan Group 2 Initial Principal Balance.......................................................     S-32
Cut-Off Date Loan Group 2 Initial Sample Pool Balance.....................................................     S-40
Cut-Off Date Pool Principal Balance.......................................................................     S-15
Cut-Off Date Principal Balance............................................................................     S-15
Cut-Off Date..............................................................................................     S-23
Defective Mortgage Loans..................................................................................     S-48
Deficiency Amount.........................................................................................     S-59
Definitive Note...........................................................................................     S-43
Depositor.................................................................................................     S-16
Determination Date........................................................................................     S-49
Distribution Account......................................................................................     S-49
Draw......................................................................................................     S-21
Draw Period...............................................................................................     S-21
DTC.......................................................................................................     S-43
DTC Services..............................................................................................     S-46
Due Date..................................................................................................     S-22
Eligible Account..........................................................................................     S-49
Eligible Substitute Mortgage Loan.........................................................................     S-47
equity interest...........................................................................................     S-76
ERISA Council.............................................................................................     S-77
ERISA.....................................................................................................     S-76
Euroclear Operator........................................................................................     S-44
Euroclear Participants....................................................................................     S-44
Euroclear.................................................................................................     S-43
European Depositaries.....................................................................................     S-43
Events of Default.........................................................................................     S-67
Events of Servicing Termination...........................................................................     S-66
Existing Noteholder Registry..............................................................................     II-2
Existing Noteholder.......................................................................................     II-2
FDIC......................................................................................................     S-71
Final Payment Date........................................................................................     S-59
Finance Charge............................................................................................     S-22
Financial Intermediary....................................................................................     S-43
Fiscal Agent..............................................................................................     S-58
GAAP......................................................................................................     S-14
Global Securities.........................................................................................      I-1
Group 1...................................................................................................     S-42
Group 1 Closed-End Loans..................................................................................     S-23
Group 1 Loans.............................................................................................     S-21
Group 1 Net Funds Cap.....................................................................................     S-54
Group 1 Revolving Credit-Line Loans.......................................................................     S-23
Group 1 Sample Pool.......................................................................................     S-31

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------   ------
Group 1 Spread Account....................................................................................     S-56
Group 1 Transferor Interest...............................................................................     S-42
Group 2...................................................................................................     S-42
Group 2 Initial Closed-End Loans..........................................................................     S-32
Group 2 Initial Loans.....................................................................................     S-21
Group 2 Initial Revolving Credit-Line Loans...............................................................     S-32
Group 2 Initial Sample Pool...............................................................................     S-40
Group 2 Net Funds Cap.....................................................................................     S-54
Group 2 Spread Account....................................................................................     S-56
Group 2 Transferor Interest...............................................................................     S-42
Guaranteed Principal Amount...............................................................................     S-59
Hold Order................................................................................................     II-5
Indenture.................................................................................................     S-42
Indenture Trustee.........................................................................................     S-42
Index.....................................................................................................     S-22
Industry..................................................................................................     S-46
Initial Period............................................................................................     II-2
Insolvency Events.........................................................................................     S-66
Insured Payment...........................................................................................     S-59
Interest Collections......................................................................................     S-51
Interest Period...........................................................................................     S-54
Invested Amount...........................................................................................     S-42
Investor Interest Collections.............................................................................     S-51
Investor Loss Amount......................................................................................     S-52
Investor Principal Collections............................................................................     S-51
IRS.......................................................................................................     S-72
Labor.....................................................................................................     S-76
LIBOR Business Day........................................................................................     S-55
LIBOR Carryover...........................................................................................     S-54
LIBOR Determination Date..................................................................................     II-2
Liquidated Mortgage Loan..................................................................................     S-52
Liquidation Loss Amount...................................................................................     S-52
Liquidation Proceeds......................................................................................     S-51
Loan Group................................................................................................      S-5
Loan Group 1..............................................................................................     S-21
Loan Group 2..............................................................................................     S-21
Loan Group Balance........................................................................................     S-51
Loan Groups...............................................................................................     S-21
Loan Rate.................................................................................................     S-23
London Banking Day........................................................................................     II-2
Loss Payee Clause.........................................................................................     S-17
Managed Amortization Period...............................................................................     S-55
Margin....................................................................................................     S-22
Market Agent..............................................................................................     II-2
Master Servicer...........................................................................................     S-16
Maximum Auction Rate......................................................................................     II-2
Maximum Principal Payment.................................................................................     S-55
MBIA Inc..................................................................................................     S-13
Minimum Transferor Interest...............................................................................     S-49
Money Rates...............................................................................................     S-22
Monthly Advance...........................................................................................     S-49
Mortgage Clause...........................................................................................     S-17
Mortgage Files............................................................................................     S-46

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------   ------
Mortgage Loan Schedule....................................................................................     S-46
Mortgage Notes............................................................................................     S-22
Mortgage Pool.............................................................................................     S-21
Net Liquidation Proceeds..................................................................................     S-51
Net Simple Interest Excess................................................................................     S-50
Net Simple Interest Shortfall.............................................................................     S-50
New Witholding Regulations................................................................................     S-74
Nonrecoverable Advance....................................................................................     S-50
Note Initial Rate Adjustment Date.........................................................................     II-2
Note Initial Rate.........................................................................................     II-2
Note Owners...............................................................................................     S-43
Note Principal Balance....................................................................................     S-42
Note Rate.................................................................................................     II-2
Note......................................................................................................     II-1
Notes.....................................................................................................     S-42
Noteholder................................................................................................     S-43
Notice....................................................................................................     S-59
Ohio Tax Counsel..........................................................................................     S-75
OID.......................................................................................................     S-72
OID Regulations...........................................................................................     S-72
One-Month LIBOR...........................................................................................     II-2
One-Month Index Maturity..................................................................................     II-2
One-Year Draw Period Loans................................................................................     S-21
Order.....................................................................................................     II-6
Original Group 1 Invested Amount..........................................................................     S-42
Original Group 2 Invested Amount..........................................................................     S-42
Original Note Principal Balance...........................................................................     S-42
Owner Trustee.............................................................................................     S-42
Owner.....................................................................................................     S-59
parties in interest.......................................................................................     S-76
Paying Agent..............................................................................................     S-56
Payment Date..............................................................................................     S-52
Person....................................................................................................     II-3
Plan Asset Regulation.....................................................................................     S-76
Plans.....................................................................................................     S-76
Pool Balance..............................................................................................     S-15
Pool Factor...............................................................................................     S-60
Potential Noteholder......................................................................................     II-3
Preference Amount.........................................................................................     S-59
Pre-Funding Account.......................................................................................     S-57
Prepayment Interest Shortfall.............................................................................     S-65
Prime Rate................................................................................................     S-22
Principal Balance.........................................................................................     S-51
Principal Collections.....................................................................................     S-51
Provident.................................................................................................     S-16
Purchase Agreement........................................................................................     S-16
Rapid Amortization Event..................................................................................     S-57
Rapid Amortization Period.................................................................................     S-57
Rate Adjustment Date......................................................................................     II-3
Rate Determination Date...................................................................................     II-3
Record Date...............................................................................................     S-52
Reference Bank Rate.......................................................................................     S-54
Reference Banks...........................................................................................     II-3

TERM                                                                                                          PAGE
----------------------------------------------------------------------------------------------------------   ------
Related Documents.........................................................................................     S-46
Relevant Depositary.......................................................................................     S-43
remaining principal amount................................................................................     II-9
Revolving Credit-Line Loans...............................................................................     S-21
Rules.....................................................................................................     S-43
SAIF......................................................................................................     S-49
Sale and Servicing Agreement..............................................................................     S-15
Sample Pool Group 1 Loans.................................................................................     S-31
Sample Pool Group 2 Initial Loans.........................................................................     S-40
SAP.......................................................................................................     S-14
Scheduled Principal Collections Payment Amount............................................................     S-55
Sell Order................................................................................................     II-5
Seller....................................................................................................     S-16
Seller's Broker-Dealer....................................................................................    III-1
Servicing Advance.........................................................................................     S-50
Servicing Fee Rate........................................................................................     S-64
Simple Interest Excess Sub-Account........................................................................     S-50
Simple Interest Excess....................................................................................     S-50
Simple Interest Qualifying Loan...........................................................................     S-50
Simple Interest Shortfall.................................................................................     S-50
SMMEA.....................................................................................................     S-77
Spread Account Requirement................................................................................     S-56
Spread Accounts...........................................................................................     S-56
Submitted Bid.............................................................................................     II-7
Submitted Hold Order......................................................................................     II-7
Submitted Orders..........................................................................................     II-7
Submitted Sell Order......................................................................................     II-7
Subsequent Mortgage Loans.................................................................................     S-41
Sufficient Bids...........................................................................................     II-7
Systems...................................................................................................     S-46
Tax Council...............................................................................................     S-72
Telerate Screen Page 3750.................................................................................     S-54
Ten-Year Draw Period Loans................................................................................     S-21
Terms and Conditions......................................................................................     S-45
TIA.......................................................................................................     S-69
Transfer Date.............................................................................................     S-48
Transfer Deficiency.......................................................................................     S-47
Transfer Deposit Amount...................................................................................     S-47
Transferor................................................................................................     S-16
Transferor Interests......................................................................................     S-42
Transferor Principal Collections..........................................................................     S-51
Trust.....................................................................................................     S-15
Trust Agreement...........................................................................................     S-42
U.S. Person...............................................................................................      I-3
Underwriting Agreement....................................................................................     S-77
Underwriters..............................................................................................     S-77
Year 2000 Problems........................................................................................     S-46

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
                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Home Equity Loan Asset-Backed Notes, Series 1998-A (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Cedelbank or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Cedelbank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Home Equity Loan Asset-Backed Notes issues.

     Secondary cross-market trading between Cedelbank or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Cedelbank and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedelbank and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Home Equity Loan Asset-Backed Notes issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Cedelbank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Home Equity Loan Asset-Backed Notes issues in same-day funds.

     Trading between Cedelbank and/or Euroclear Participants. Secondary market trading between Cedelbank Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedelbank or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedelbank Participant or a Euroclear Participant, the purchaser will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. Cedelbank or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions selling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedelbank Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedelbank or Euroclear cash debt will be valued instead as of the actual settlement date.

     Cedelbank Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedelbank or Euroclear. Under this approach, they may take on credit exposure to Cedelbank or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if Cedelbank or Euroclear has extended a line of credit to them, Cedelbank Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under their procedure, Cedelbank Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedelbank Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Cedelbank Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between Cedelbank or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Cedelbank Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedelbank or Euroclear through a Cedelbank Participant or Euroclear Participant at least one business day prior to settlement. In these cases Cedelbank or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Cedelbank Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedelbank Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedelbank Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedelbank or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedelbank Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Cedelbank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedelbank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Cedelbank or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedelbank Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Cedelbank or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Note). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer altenatively files Form W-8. Form 1001 may be filed by the Note Owners or his agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

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
                                                                        ANNEX II

                               AUCTION PROCEDURES

     The following description of the Auction Procedures applies to the Class A-3 Notes. The term "Note," as used in this Annex, refers to the Class A-3 Notes, and the term "Noteholder" refers to Noteholders holding the Class A-3 Notes.

DEFINITIONS

     Capitalized terms used herein and not otherwise defined have the meanings ascribed in the accompanying Prospectus and Prospectus Supplement. Additionally, the following terms have the meanings ascribed to them:

     "All Hold Rate" means for any Interest Period ninety percent (90%) of One-Month LIBOR for such period.

     "Auction" means the implementation of the Auction Procedures on an Auction Date.

     "Auction Agent" means Bankers Trust Company, a New York banking corporation, or any successor appointed under the Auction Agent Agreement.

     "Auction Agent Agreement" means the Auction Agent Agreement, dated December 30, 1998 among The Provident Bank, The Chase Manhattan Bank, as Indenture Trustee under the Sale and Servicing Agreement, and Bankers Trust Company, as Auction Agent.

     "Auction Agent Fee" means for each Interest Period, commencing on the Closing Date, the amount equal to the product of (i) the Auction Agent Fee Rate times (ii) a fraction, the numerator which is the number of days in such Interest Period and the denominator of which is 360, times (iii) the aggregate principal amount of Class A-3 Notes outstanding at the close of business on the last day of the month immediately preceding the applicable Payment Date.

     "Auction Agent Fee Rate" means the per annum rate equal to the sum of (i) the Broker-Dealer Fee Rate for such Accrual Period and (ii) 0.01%.

     "Auction Date" means the Business Day immediately preceding the first day of each Auction Period, commencing January 22, 1999 other than:

          (A) each Auction Period commencing after the ownership of the Notes is no longer maintained in Book-Entry Form by the Depository;

          (B) each Auction Period commencing after and during the continuance of an Insurer Default; or

          (C) each Auction Period commencing less than two Business Days after the cure or waiver of an Insurer Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Auction Agent Agreement, as described herein.

     "Auction Period" means after the Initial Period, the period during which any Note Rate established for the Class A-3 Notes applies, which shall be the period commencing on each Payment Date, other than the Payment Date in September, October, November or December of any year, and shall continue through the day immediately preceding the next Payment Date. The Auction Period relating to the Auction Date in September of any year, shall commence on the Payment Date in September of such year and shall continue through the day immediately preceding the Payment Date in January of the following year.

     "Auction Procedures" means the procedures set forth in the Sale and Servicing Agreement, and described herein by which the Auction Rate is determined.

     "Auction Rate" means the rate of interest per annum that results from the implementation of the Auction Procedures.

     "Authorized Denominations" means $25,000 and any integral multiple in excess thereof.

     "Broker-Dealer" means Lehman Brothers Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the Transferor, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

     "Broker-Dealer Agreement" means the Broker-Dealer Agreement, dated December 30, 1998 between the Auction Agent and the Broker-Dealer.

     "Broker-Dealer Fee" means the portion of the Auction Agent Fee paid to the Broker-Dealer pursuant to the Broker-Dealer Agreement.

     "Broker-Dealer Fee Rate" means the rate at which the fee payable to the Broker-Dealer is determined.

     "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the States of New York or Ohio are authorized or obligated by law or executive order to be closed.

     "Existing Noteholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Noteholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Note.

     "Existing Noteholder Registry" means the registry of Persons who are owners of the Class A-3 Notes maintained by the Auction Agent as provided in the Auction Agent Agreement.

     "Initial Period" means the period commencing on the Closing Date and continuing through January 24, 1999.

     "Interest Period" means with respect to any Payment Date, the period from the Payment Date in the month preceding the month of such Payment Date through the day before such Payment Date.

     "LIBOR Determination Date" means for any Auction Period the first date which is both a Business Day and a London Banking Day immediately prior to the commencement of such Auction Period.

     "London Banking Day" means any Business Day on which dealings in deposits in United States dollars are transacted in the London interbank market.

     "Market Agent" means Lehman Brothers Inc.

     "Maximum Auction Rate" means (A) One-Month LIBOR plus 1.00% (if the ratings assigned by the Rating Agencies to the Class A-3 Notes are "AAA", "AAA" and "Aaa" or better), (B) One-Month LIBOR plus 1.25% (if the ratings assigned by the Rating Agencies to the Class A-3 Notes are "AA", "AA" or "Aa" or better),
(C) One-Month LIBOR plus 2.00% (if the ratings assigned by the Rating Agencies to the Auction Rate Notes are "A", "A" or "A" or better) or (D) One-Month LIBOR plus 3.50% (if any one of the ratings assigned by the Rating Agencies to the Class A-3 Notes is less than "A", "A" or "A". For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent and the Indenture Trustee have been given notice pursuant to the Auction Agent Agreement.

     "Note Initial Rate" means 5.75% per annum.

     "Note Rate" means initially the Note Initial Rate until the first Auction Date at which time the Note Rate will be reset pursuant to the Auction Procedure, which in no event shall exceed the Group 2 Net Funds Cap.

     "One-Month LIBOR" means the London interbank offered rate for deposits in U.S. dollars having a maturity of one month commencing on the related LIBOR Determination Date (the "One-Month Index Maturity") which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such LIBOR Determination Date. If such rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the One-Month Index Maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on such LIBOR Determination Date to prime banks in the London interbank market by the Reference Banks. The Auction Agent will request the principal London office of each of such Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Auction Agent, at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks having the One-Month Index Maturity and in a principal amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected as aforesaid are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable Auction Period will be One-Month LIBOR in effect for the previous Auction Period.

     "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any such agency or political subdivision thereof.

     "Potential Noteholder" means any Person (including an Existing Noteholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring Class A-3 Notes (or, in the case of an Existing Noteholder thereof, an additional principal amount of Class A-3 Notes).

     "Rate Adjustment Date" means the date on which Note Rate is effective and means, with respect to each such Note, the date of commencement of each Auction Period.

     "Rate Determination Date" means the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceeding the date of commencement of an Auction Period.

     "Reference Banks" means leading banks selected by the Auction Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

EXISTING NOTEHOLDERS AND POTENTIAL NOTEHOLDERS

     Participants in each Auction will include: (i) Existing Noteholders as of the close of business on the Business Day preceding each Auction Date according to the records of the Auction Agent; and (ii) Potential Noteholders. See"--Broker-Dealer."

     By purchasing a Class A-3 Note, whether in an Auction or otherwise, each prospective purchaser of the Class A-3 Notes or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described herein; (ii) so long as the beneficial ownership of the Class A-3 Notes is maintained in Book-Entry Form to sell, transfer or otherwise dispose of the Class A-3 Notes only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Noteholder of the Class A-3 Notes so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer; (iii) to have its beneficial ownership of the Class A-3 Notes maintained at all times in Book-Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Noteholder will constitute an irrevocable offer to sell the principal amount of the Class A-3 Note specified in such Sell Order; (v) that a Bid placed by an Existing Noteholder will constitute an irrevocable offer to sell the principal amount of the Class A-3 Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Note Rate determined as described herein; and (vi) that a Bid placed by a Potential Noteholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Class A-3 Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Note Rate, determined as described herein.

     The principal amount of the Class A-3 Notes purchased or sold may be subject to proration procedures on the Auction Date. Each purchase or sale of the Class A-3 Notes on the Auction Date will be made for settlement on the first day of the Auction Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

     Auction Agent

     Bankers Trust Company, a New York banking corporation, will be appointed as Auction Agent to serve as agent for the Trust in connection with Auctions. The Indenture Trustee will enter into the Auction Agent Agreement with Bankers Trust Company as the Auction Agent. Any Substitute Auction Agent will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Indenture Trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or
(ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Auction Agent Agreement and approved by the Insurer in writing. The Auction Agent may at any time resign by giving at least 90 days' notice to the Indenture Trustee, the Insurer and the Market Agent. The Auction Agent may be removed at any time by the Indenture Trustee upon the written direction of the Insurer, or, with the consent of the Insurer, the Noteholders holding 66 2/3% of the aggregate principal amount of the Class A-3 Notes then outstanding, by an instrument signed by the Insurer or such Noteholders or their attorneys and filed with the Auction Agent, the Indenture Trustee and the Market Agent upon at least 90 days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed, has been approved in writing by the Insurer and has accepted such appointment. If required by the Insurer, Noteholders holding 66 2/3% of the aggregate principal amount of the Class A-3 Notes then outstanding or by the Market Agent, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the Indenture Trustee, the Insurer and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Indenture Trustee, at the direction of the Transferor and the Insurer (after receipt of a certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best commercial efforts to appoint a Substitute Auction Agent.

     The Auction Agent is acting as agent for the Trust in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

     The Indenture Trustee remit the Auction Agent Fee to the Auction Agent on each Payment Date and will reimburse the Auction Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Auction Agent Agreement or the Broker-Dealer Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel). The Trust will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and the Broker-Dealer Agreement, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under the Broker-Dealer Agreements, such fees and expenses being payable as described above.

     Broker-Dealer

     Existing Noteholders and Potential Noteholders may participate in Auctions only by submitting orders (in the manner described below) through a Broker-Dealer.

     The Broker-Dealer is entitled to a Broker-Dealer Fee on each Payment Date, which is payable by the Auction Agent from monies received from the Indenture Trustee.

AUCTION PROCEDURES

     General

     Pursuant to the Auction Agent Agreement, Auctions to establish the Auction Rate for the Class A-3 Notes issued by the Trust will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described herein.

     The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR on each Auction Date. The Indenture Trustee will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Group 2 Net Funds Cap. If the
Class A-3 Notes are no longer maintained in Book-Entry Form, the Indenture Trustee will calculate the Maximum Auction Rate and the Group 2 Net Funds Cap on the Business Day immediately preceding the first day of each Interest Period. If an Insurer Default has occurred, the Indenture Trustee will calculate the Maximum Auction Rate on the Rate Determination Date for (i) each Auction Period commencing after the occurrence and during the continuance of such Insurer Default and (ii) any Auction Period commencing less than two Business Days after the cure of any Insurer Default. The Auction Agent will determine One-Month LIBOR for each Auction Period other than the Initial Period for the Class A-3 Notes; provided, that if the ownership of the Notes is no longer maintained in Book-Entry Form, or if an Insurer Default has occurred, then the Indenture Trustee will determine One-Month LIBOR for each such Auction Period. The determination by the Indenture Trustee or the Auction Agent, as the case may be, of One-Month LIBOR will (in the absence of manifest error) be final and binding upon the Noteholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the Indenture Trustee of One-Month LIBOR.

     Submission of Orders

     So long as the ownership of the Class A-3 Notes is maintained in Book-Entry Form, an Existing Noteholder may sell, transfer or otherwise dispose of Class A-3 Notes only pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction only through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Noteholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for the Class A-3 Notes will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner.

     Prior to the Submission Deadline (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Note:

          (a) each Existing Noteholder may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of Class A-3 Notes held by such Existing Noteholder which such Existing Noteholder desires to continue to hold without regard to the Note Rate for the next succeeding Auction Period (a "Hold Order"); (ii) the principal amount of Class A-3 Notes which such Existing Noteholder offers to sell if the Note Rate for the next succeeding Auction Period will be less than the rate per annum specified by such Existing Noteholder (a "Bid"); and/or
     (iii) the principal amount of Class A-3 Notes held by such Existing Noteholder which such Existing Noteholder offers to sell without regard to the Note Rate for the next succeeding Auction Period (a "Sell Order"); and

          (b) the Broker-Dealer may contact Potential Noteholders to determine the principal amount of Class A-3 Notes which each such Potential Noteholder offers to purchase, if the Note Rate for the next succeeding Auction Period will not be less than (and in some cases equal to) the rate per annum specified by such Potential Noteholder (also a "Bid").

     Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Noteholder and each Potential Noteholder placing an Order is referred to as a "Bidder."

     Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Noteholder will constitute an irrevocable offer to sell: (i) the principal amount of Class A-3 Notes specified in such Bid if the Note Rate will be less than the rate specified in such Bid, (ii) such principal amount or a lesser principal amount of Class A-3 Notes to be determined as described below in "Acceptance and Rejection of Orders," if the Note Rate will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the Class A-3 Notes to be determined as described below under "Acceptance and Rejection of Orders," if the Note Rate is less than the rate specified in such Bid and Sufficient Bids (as defined below) have not been made.

     Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Noteholder will constitute an irrevocable offer to sell: (i) the principal amount of the Class A-3 Notes specified in such Sell Order or (ii) such principal amount or a lesser principal amount of Class A-3 Notes as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

     Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Noteholder will constitute an irrevocable offer to purchase: (i) the principal amount of the Class A-3 Notes specified in such Bid if the Note Rate will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount as described below in "Acceptance and Rejection of Orders," if the Note Rate is equal to the rate specified in such Bid.

     The Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount that is the subject of such order; (iii) to the extent that such Bidder is an Existing
Noteholder: (a) the principal amount of the Class A-3 Notes subject to any Hold Order placed by such Existing Noteholder; (b) the principal amount subject to any Bid placed by such Existing Noteholder and the rate specified in such Bid; and (c) the principal amount subject to any Sell Order placed by such Existing Noteholder, and (iv) to the extent such Bidder is a Potential Noteholder, the rate specified in such Potential Noteholder's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

     If an Order or Orders covering the Class A-3 Notes held by any Existing Noteholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Noteholder covering the principal amount of Class A-3 Notes held by such Existing Noteholder and not subject to an Order submitted to the Auction Agent.

     Neither the Transferor, the Indenture Trustee nor the Auction Agent will be responsible for any failure of the Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Noteholder or Potential Noteholder.

     An Existing Noteholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Class A-3 Notes then held by such Existing Noteholder. An Existing Noteholder that offers to purchase additional Class A-3 Notes is, for purposes of such offer, treated as a Potential Noteholder.

     Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by an Existing Noteholder and (ii) not be accepted if submitted by a Potential Noteholder.

     Validity of Orders

     If any Existing Noteholder submits through the Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Class A-3 Notes held by such Existing Noteholder, such Orders will be considered valid as follows and in the order of priority described below.

     Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Class A-3 Notes held by such Existing Noteholder.

     Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Class A-3 Notes held by such Existing Noteholder over the aggregate principal amount of the Class A-3 Notes, subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Noteholder and the aggregate principal amount of Class A-3 Notes subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates are submitted on behalf of such Existing Noteholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Class A-3 Notes, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Noteholder at the rate therein specified.

     Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Class A-3 Notes held by such Existing Noteholder over the aggregate principal amount of Notes subject to valid Hold Orders and valid Bids as referred to above.

     If more than one Bid for a Class A-3 Note is submitted on behalf of any Potential Noteholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Noteholder covering an aggregate principal amount of Class A-3 Notes not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Noteholder covering an aggregate principal amount of Class A-3 Notes not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by the Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

     Determination of Sufficient Bid and Bid Auction Rate

     Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders and will determine:

     (a) the excess of the total principal amount of Class A-3 Notes over the sum of the aggregate principal amount of such Notes subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Notes"); and

     (b) from such Submitted Orders whether the aggregate principal amount of Class A-3 Notes subject to Submitted Bids by Potential Noteholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of Class A-3 Notes subject to Submitted Bids by Existing Noteholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of Class A-3 Notes subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Class A-3 Notes are subject to Submitted Hold Orders, such Submitted Bids by Potential Noteholders above will be hereinafter referred to collectively as "Sufficient Bids"); and

     (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

          (i) each such Submitted Bid from Existing Noteholders of such Note specifying such lowest rate and all other Submitted Bids from Existing Noteholders of such Note specifying lower rates were rejected (thus entitling such Existing Noteholders to continue to hold the principal amount of Class A-3 Notes subject to such Submitted Bids); and

          (ii) each such Submitted Bid from Potential Noteholders of such Class A-3 Note specifying such lowest rate and all other Submitted Bids from Potential Noteholder specifying lower rates, were accepted, the result would be that such Existing Noteholders described in subparagraph
(c)(i) above would continue to hold an aggregate principal amount of Notes which, when added to the aggregate principal amount of Class A-3 Notes to be purchased by such Potential Noteholders described in this subparagraph
(c)(ii) would equal not less than the Available Notes.

  Determination of Auction Rate and Note Rate, Notice

     Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the Indenture Trustee in writing of the Group 2 Net Funds Cap, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date, and based on such determinations, the Auction Rate for the next succeeding Auction Period as follows:

     (a) if Sufficient Bids exist, that the Auction Rate for the next succeeding Auction Period will be equal to the Bid Auction Rate so determined;

     (b) if Sufficient Bids do not exist (other than because all of the Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Auction Period will be equal to the Maximum Auction Rate; or

     (c) if all the Class A-3 Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Auction Period will be equal to the All Hold Rate.

     Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Indenture Trustee in writing of the Note Rate, which rate will be the lesser of (a) the Auction Rate and (b) the Group 2 Net Funds Cap.

     Acceptance and Rejection of Orders

     Existing Noteholders will continue to hold the principal amount of Class A-3 Notes that are subject to Submitted Hold Orders. If the Group 2 Net Funds Cap is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," have been received by the Auction Agent, the Bid Auction Rate will be the Note Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the Auction Agent Agreement and described below under "Sufficient Bids."

     If the Group 2 Net Funds Cap is less than the Auction Rate, the Note Rate will be the Group 2 Net Funds Cap. If the Auction Agent has not received Sufficient Bids as described above under "Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Notes are subject to Submitted Holds Orders), the Note Rate will be the lesser of the Maximum Auction Rate or the Group 2 Net Funds Cap. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

     Sufficient Bids. If Sufficient Bids have been made with a respect to the Class A-3 Notes and the Group 2 Net Funds Cap is equal to or greater than the Bid Auction Rate (in which case the Note Rate shall be the Bid Auction Rate), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

          (a) Existing Noteholders' Submitted Bids specifying any rate that is higher than the Note Rate will be accepted, thus requiring each such Existing Noteholder to sell the aggregate principal amount of Class A-3 Notes subject to such Submitted Bids;

          (b) Existing Noteholders' Submitted Bids specifying any rate that is lower than the Note Rate will be rejected, thus entitling each such Existing Noteholder to continue to hold the aggregate principal amount of Notes subject to such Submitted Bids;

          (c) Potential Noteholders' Submitted Bids specifying any rate that is lower than (or in some cases, equal to) the Note Rate will be accepted;

          (d) Each Existing Noteholder's Submitted Bid specifying a rate that is equal to the Note Rate will be rejected, thus entitling such Existing Noteholder to continue to hold the aggregate principal amount of

     Class A-3 Notes subject to such Submitted Bid, unless the aggregate principal amount of Class A-3 Notes subject to such Submitted Bids will be greater than the principal amount of Class A-3 Notes (the "remaining principal amount") equal to the excess of the Available Notes over the aggregate principal amount of Class A-3 Notes subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Noteholder will be rejected in part and such Existing Noteholder will be entitled to continue to hold the principal amount of Class A-3 Notes subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Class A-3 Notes obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Notes held by such Existing Noteholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Class A-3 Notes subject to such Submitted Bids made by all such Existing Noteholders that specified a rate equal to the Note Rate; and

          (e) Each Potential Noteholder's Submitted Bid specifying a rate that is equal to the Note Rate will be accepted, but only in an amount equal to the principal amount of Class A-3 Notes obtained by multiplying the excess of the aggregate principal amount of Available Notes over the aggregate principal amount of Class A-3 Notes subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Class A-3 Notes subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Class A-3 Notes subject to Submitted Bids made by all such Potential Noteholders that specified a rate equal to the Note Rate.

     Insufficient Bids. If Sufficient Bids have not been made with respect to the Class A-3 Notes (other than because all of the Notes are subject to Submitted Hold Orders) or if the Group 2 Net Funds Cap is less than the Bid Auction Rate (in which case the Note Rate shall be the Group 2 Net Funds Cap), subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

          (a) Existing Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Note Rate will be rejected, thus entitling such Existing Noteholders to continue to hold the aggregate principal amount of Class A-3 Notes subject to such Submitted Bids;

          (b) Potential Noteholders' Submitted Bids specifying any rate that is equal to or lower than the Note Rate will be accepted, and specifying any rate that is higher than the Note Rate will be rejected; and

          (c) each Existing Noteholder's Submitted Bid specifying any rate that is higher than the Note Rate and the Submitted Sell Order of each Existing Noteholder will be accepted, thus entitling each Existing Noteholder that submitted any such Submitted Bid or Submitted Sell Order to sell such Class A-3 Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Class A-3 Notes obtained by multiplying the aggregate principal amount of Class A-3 Notes subject to Submitted Bids described in subparagraph
     (b) above by a fraction, the numerator of which will be the aggregate principal amount of Class A-3 Notes held by such Existing Noteholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Class A-3 Notes subject to all such Submitted Bids and Submitted Sell Orders.

     All Hold Orders. If all Class A-3 Notes are subject to Submitted Hold Orders, all Submitted Bids will be rejected.

     Authorized Denominations Requirement. If, as a result of the procedures described above regarding Sufficient Bids and Insufficient Bids, any Existing Noteholder would be entitled or required to sell, or any Potential Noteholder would be entitled or required to purchase, a principal amount of Class A-3 Notes that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Class A-3 Notes to be purchased or sold by any Existing Noteholder or Potential Noteholder so that the principal amount of Class A-3 Notes purchased or sold by each Existing Noteholder or Potential Noteholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above regarding Insufficient Bids, any Potential Noteholder would be entitled or required to purchase less than a principal amount of Class A-3 Notes equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Class A-3 Notes for purchase among

Potential Noteholders so that only Class A-3 Notes in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Noteholder, even if such allocation results in one or more of such Potential Noteholders not purchasing any Class A-3 Notes.

     Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Class A-3 Notes to be purchased and the aggregate principal amount of Class A-3 Notes to be sold by Potential Noteholders and Existing Noteholders on whose behalf the Broker-Dealer submitted Bids or Sell Orders and to the extent that such aggregate principal amount of the Class A-3 Notes to be sold differs from such aggregate principal amount of Class A-3 Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Class A-3 Notes.

     Any calculation by the Auction Agent (or the Indenture Trustee, if applicable) of the Note Rate, One-Month LIBOR, the All Hold Rate, the Group 2 Net Funds Cap and the Maximum Auction Rate will, in the absence of manifest error, be binding on all other parties.

     At any time when a scheduled Auction is not being held, interest will accrue on the Class A-3 Notes at the Maximum Auction Rate for the applicable period.

  Settlement Procedures

     The Auction Agent is required to advise the Broker-Dealer of the Note Rate for the Class A-3 Notes for the next Auction Period and, whether the Bids or Sell Orders were accepted or rejected, in whole or in part by telephone not later than 3:00 pm., eastern time, on the Auction Date. The Broker-Dealer is required to then advise such Bidder of the applicable Note Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Existing Noteholder or Potential Noteholder as the case may be, purchasing or selling Class A-3 Notes as a result of the Auction and advise each Existing Noteholder or Potential Noteholder as the case may be, purchasing or selling Class A-3 Notes as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Class A-3 Notes or to deliver such Class A-3 Notes against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Class A-3 Notes on the Existing Noteholders Registry to be maintained by the Auction Agent.

     In accordance with DTC's normal procedures, on the Business Day after the Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Depository, and the accounts of the respective Participants at DTC will be debited and credited and the Class A-3 Notes delivered as necessary to effect the purchases and sales of the Class A-3 Notes as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any Existing Noteholder selling Class A-3 Notes in an Auction fails to deliver such Notes, the Broker-Dealer may deliver to any person that was to have purchased Class A-3 Notes in such Auction a principal amount of Class A-3 Notes that is less than the principal amount of Class A-3 Notes that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Class A-3 Notes to be delivered will be determined by the Broker-Dealer. Delivery of such lesser principal amount of Class A-3 Notes will constitute good delivery. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or the Broker-Dealer or Participant to deliver the principal amount of Class A-3 Notes or to pay for the Class A-3 Notes purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "SETTLEMENT PROCEDURES" attached hereto as Annex III.

INDENTURE TRUSTEE NOT RESPONSIBLE FOR AUCTION AGENT, MARKET AGENT AND BROKER-DEALERS

     The Indenture Trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or the Broker-Dealer under the Sale and Servicing Agreement, the Auction Agent Agreement, or any Broker-Dealer Agreement. The Indenture Trustee may conclusively rely upon any information required to be furnished by the Auction Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

CHANGES IN THE AUCTION DATE

     The Market Agent, with the consent of the Transferor and the Insurer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Class A-3 Notes. The Transferor will not consent to such change in the Auction Date unless the Transferor will have received from the Market Agent not less than three days no more than 20 days prior to the effective date of such change a written request for consent together with a certificate demonstrating the need for change in reliance on such factors. The Market Agent will provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the Indenture Trustee, the Auction Agent, the Transferor, the Insurer, the Rating Agencies and the Depository.

     The changes in Auction terms described above may be made with respect to any Authorized Denomination of Class A-3 Notes. In connection with any change in Auction terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                      [This page intentionally left blank]

                                                                       ANNEX III

SETTLEMENT PROCEDURES

     The following description of Settlement Procedures applies to the Class A-3 Notes. Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in Annex II and the accompanying Prospectus Supplement.

     (a) Not later than 3:00 p.m. if the Note Rate for the Class A-3 Notes is the Auction Rate or (2) 4:00 p.m. if the Note Rate for the Class A-3 Notes is the Group 2 Net Funds Cap, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Noteholder or Potential Noteholder of:

           (i) the Note Rate fixed for the Class A-3 Notes for the next Auction Period;

           (ii) whether there were Sufficient Bids in such Auction;

           (iii) if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Noteholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Class A-3 Notes, if any, to be sold by such Existing Noteholder;

           (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Noteholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Class A-3 Notes, if any, to be purchased by such Potential Noteholder;

           (v) if the aggregate amount of Class A-3 Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Class A-3 Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer acting for one or more purchasers of such excess principal amount of Class A-3 Notes and the principal amount of Class A-3 Notes to be purchased from one or more Existing Noteholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Noteholders on whose behalf each of such Buyer's Broker-Dealers acted;

           (vi) if the principal amount of Class A-3 Notes to be purchased by all Potential Noteholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Class A-3 Notes to be sold by all Existing Noteholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of Class A-3 Notes and the principal amount of Class A-3 Notes to be sold to one or more Potential Noteholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Noteholder on whose behalf each of such Seller's Broker-Dealers acted; and

          (vii) the Auction Date for the next succeeding Auction.

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Noteholder or Potential Noteholder is to:

           (i) advise each Existing Noteholder and Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

           (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Noteholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Noteholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through the Depository the amount necessary to purchase the principal amount of the Class A-3 Notes to be purchased pursuant to such Bid against receipt of such Class A-3 Notes together with accrued interest;

           (iii) in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Noteholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Noteholder's Participant to deliver

                                     III-1
     to such Seller's Broker-Dealer (or its Participant) through the Depository the principal amount of the Class A-3 Notes to be sold pursuant to such Order against payment therefor;

           (iv) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order and each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid of the Note Rate for the next Auction Period;

           (v) advise each Existing Noteholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

           (vi) advise each Potential Noteholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

     (c) On the basis of the information provided to it pursuant to paragraph
(a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Class A-3 Notes received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Noteholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Noteholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph
(a)(v) or (a)(vi) above.

     (d) On each Auction Date:

           (i) each Potential Noteholder and Existing Noteholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be;

           (ii) each Seller's Broker-Dealer that is not a Participant of the Depository will instruct its Participant to deliver such Class A-3 Notes through the Depository to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

           (iii) each Buyer's Broker-Dealer that is not a Participant in the Depository will instruct its Participant to pay through the Depository to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Class A-3 Notes to be purchased pursuant to (b)(ii) above against receipt of such Notes.

     (e) On the Business Day following each Auction Date:

           (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct the Depository to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and the Depository will execute such transactions;

           (ii) each Seller's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in (d)(ii) above for such Auction, and the Depository will execute such transactions; and

           (iii) each Buyer's Broker-Dealer or its Participant will instruct the Depository to execute the transactions described in (d)(iii) above for such Auction, and the Depository will execute such transactions.

     (f) If an Existing Noteholder selling Class A-3 Notes in an Auction fails to deliver such Notes (by authorized book-entry), a Broker-Dealer may deliver to the Potential Noteholder on behalf of which it submitted a Bid that was accepted a principal amount of Class A-3 Notes that is less than the principal amount of Class A-3 Notes that otherwise was to be purchased by such Potential Noteholder. In such event, the principal amount of Class A-3 Notes to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations). Delivery of such lesser principal amount of Class A-3 Notes will constitute good delivery. Notwithstanding the foregoing terms of this paragraph
(f), any delivery or nondelivery of Class A-3 Notes which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the Indenture Trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Noteholder, Existing Noteholder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Notes purchased or sold pursuant to an Auction or otherwise.

                                     III-2

PROSPECTUS

                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation (the "Depositor") may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the "Seller") composed of (a) Primary Assets, which may include one or more pools of (i) closed-end and/or revolving home equity loans or certain balances thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property (collectively, the "Mortgage Loans"), secured by mortgages primarily on one- to four-family residential properties, unless otherwise specified in the related Prospectus Supplement, (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are either unsecured or secured by mortgages primarily on one-to-four family residential properties, unless otherwise specified in the related Prospectus Supplement, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements") and (iii) Private Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Mortgage Loans and/or Home Improvement Contracts (collectively, the "Loans"), which servicer may also be the Seller, specified in the related Prospectus Supplement (the "Servicer"), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

    Purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. See "The Trust Funds--Private Securities" herein.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans or Underlying Loans relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein.

      FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN
                        THE CERTIFICATES, SEE PAGE 11.

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES
   EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT
    GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER,
      THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES
           OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS
          SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S
          ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES
               WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND
               WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS
                DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                   SUPPLEMENT. SEE "SPECIAL CONSIDERATIONS"
                          FOR CERTAIN FACTORS TO BE
                         CONSIDERED IN PURCHASING THE
                                 SECURITIES.

                           ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                                LEHMAN BROTHERS

December 15, 1997

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission (the "Commission") maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electonically with the Commission.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See "THE AGREEMENTS--Reports to Holders" herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

     The Depositor on behalf of any Trust Fund will provide, without charge to each person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Such requests should be directed to Corporate Secretary, Lehman ABS Corporation, Three World Financial Center, New York, New York 10285 (telephone: 212-526-7000).

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the "GLOSSARY OF TERMS" herein.

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SECURITIES OFFERED................. Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes
                                      (the "Notes"). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement.
                                      Each Certificate of a Series will evidence an interest in the Trust
                                      Fund for such Series, or in an Asset Group specified in the related
                                      Prospectus Supplement. Notes are issuable from time to time in
                                      Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ("PAC")
                                      Securities, Variable Interest Securities, Zero Coupon Securities,
                                      Principal Only Securities, Interest Only Securities, Participating
                                      Securities, Senior Securities or Subordinate Securities. Each Class
                                      may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled
                                      Distribution Dates, Distribution Dates and interest rates. The
                                      Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

DEPOSITOR.......................... Lehman ABS Corporation (the "Depositor") was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned, special purpose subsidiary of Lehman Commercial Paper Inc. ("LCPI"), which itself is a wholly-owned subsidiary of Lehman Brothers Inc. ("Lehman
                                      Brothers"), which is a wholly-owned subsidiary of Lehman Brothers
                                      Holdings Inc. ("Holdings"). None of Lehman Brothers, LCPI, Holdings
                                      nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See "THE DEPOSITOR."

INTEREST PAYMENTS.................. Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                      Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Loans or Underlying Loans relating to the Private
                                      Securities, as applicable and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Interest Only
                                      Securities may be assigned a "Notional Amount" set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any
                                      distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the
                                      Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
                                      Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES-- Payments
                                      of Interest."
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PRINCIPAL PAYMENTS................. All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
                                      Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all
                                      Securities of any such Class, all as specified in the related
                                      Prospectus Supplement.
FINAL SCHEDULED DISTRIBUTION DATE
  OF THE SECURITIES................ The Final Scheduled Distribution Date with respect to each Class of
                                      Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related
                                      Prospectus Supplement. The Final Scheduled Distribution Date of a
                                      Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus
                                      Supplement.

                                    The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Loans or Underlying Loans relating to the Private Securities, as applicable, in the related
                                      Trust Fund. Unless otherwise specified in the related Prospectus
                                      Supplement, the actual final Distribution Date of any Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the
                                      Primary Assets. The rate of payments on the Loans or Underlying
                                      Loans relating to the Private Securities, as applicable, in the
                                      Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Loans or Underlying Loans, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See "RISK
                                      FACTORS--Prepayment and Yield Considerations" and "DESCRIPTION OF
                                      THE SECURITIES--Weighted Average Life of the Securities" herein.

OPTIONAL TERMINATION............... One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the
                                      Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust
                                      Fund by repurchasing all of the Primary Assets remaining in the
                                      Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See "DESCRIPTION OF
                                      THE SECURITIES--Optional Purchase or Termination."
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                                    In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related
                                      Primary Assets.

THE TRUST FUND..................... The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                      Supplement.

     A. PRIMARY ASSETS............. The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                      Prospectus Supplement. The Primary Assets will be purchased from the
                                      Seller or may be purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of Loans, in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

          (1) LOANS................ Primary Assets for a Series will consist, in whole or in part, of
                                      Loans. Some Loans may be delinquent or non-performing as specified in the related Prospectus Supplement. Loans may be originated by or acquired from an affiliate of the Depositor and an affiliate of the
                                      Depositor may be an obligor with respect to any such Loan. To the extent provided in the related Prospectus Supplement, additional
                                      Loans may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.

                                    The "Loans" for a Series will consist of (i) closed-end and/or revolving home equity loans or certain balances thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property (collectively, "Mortgage Loans") and
                                      (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts"). The Mortgage
                                      Loans and the Home Improvement Contracts are collectively referred to herein as the "Loans." Loans may, as specified in the related
                                      Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                                    As specified in the related Prospectus Supplement, the Loans will and the Home Improvement Contracts may be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a
                                      Mortgaged Property, which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related
                                      Prospectus Supplement. As specified in the related Prospectus
                                      Supplement, Home Improvement Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby. The Mortgaged Properties and the Home Improvements are collectively referred to herein as the "Properties."

                                    The related Prospectus Supplement will describe certain
                                      characteristics of the Loans for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series) and the average outstanding principal balance of the Loans; (b) the weighted average Loan Rate on the Loans as of the Cut-off Date; (c) the
                                      Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as
                                      applicable, of the Loans, computed in the manner described in the related Prospectus Supplement; (d) the percentage (by principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable
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                                      or fixed interest rates; (e) any enhancement relating to the Loans;
                                      (f) the percentage (by principal balance as of the Cut-off Date) of
                                      Loans that are secured by Mortgaged Properties, Home Improvement
                                      Loans or are unsecured; (g) the geographic distribution of any
                                      Mortgaged Properties securing the Loans; (h) the use and type of each Mortgaged Property securing a Loan; (i) the lien priority of the Loans; (j) the credit limit utilization rates of any Revolving
                                      Credit Line Loans; and (k) the delinquency status and year of origination of the Loans.

          (2) PRIVATE SECURITIES... Primary Assets for a Series may consist, in whole or in part, of
                                      Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or
                                      (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                      Securities themselves will not be so insured or guaranteed. See "THE
                                      TRUST FUNDS--Private Securities." Unless otherwise specified in the
                                      Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the
                                      Trustee as registered owner of such Private Securities.

                                    The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus
                                      Supplement) to the extent relevant and to the extent such
                                      information is reasonably available to the Depositor and the
                                      Depositor reasonably believes such information to be reliable:
                                      (i) the aggregate approximate principal amount and type of any
                                      Private Securities to be included in the Trust Fund for such Series;
                                      (ii) certain characteristics of the Underlying Loans including
                                      (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such
                                      Underlying Loans which are insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Loans, (D) the minimum and maximum stated
                                      maturities of such Underlying Loans at origination, (E) the lien priority and the credit utilization rates, if any, of such
                                      Underlying Loans, and (F) the delinquency status and year of origination of such Underlying Loans; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private
                                      Securities; (vi) the sponsor or depositor of the Private Securities
                                      (the "PS Sponsor"), the servicer of the Private Securities (the "PS
                                      Servicer") and the trustee of the Private Securities (the "PS
                                      Trustee"); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the
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                                      Loans underlying the Private Securities, or to such Private
                                      Securities themselves; (viii) the terms on which the Underlying
                                      Loans may, or are required to, be repurchased prior to stated
                                      maturity; and (ix) the terms on which substitute Underlying Loans may be delivered to replace those initially deposited with the PS
                                      Trustee. See "THE TRUST FUNDS--Additional Information" herein.

     B. COLLECTION AND
          DISTRIBUTION ACCOUNTS.... Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the "Collection Account") to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                      Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the "Distribution Account") to be established for such
                                      Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such
                                      Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the
                                      Servicer, the Depositor, any provider of Enhancement with respect to such Series (an "Enhancer") or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                      Supplement.

ENHANCEMENT........................ If stated in the Prospectus Supplement relating to a Series, the
                                      Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, "Enhancement") in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities
                                      (collectively, the "Rating Agency") for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus
                                      Supplement. See "ENHANCEMENT."

                                    Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

     A. SUBORDINATE SECURITIES..... If stated in the related Prospectus Supplement, Enhancement for a
                                      Series may consist of one or more Classes of Subordinate Securities.
                                      The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the
                                      Series, but only to the extent described in the related Prospectus
                                      Supplement.
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     B. INSURANCE.................. If stated in the related Prospectus Supplement, Enhancement for a
                                      Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the
                                      Securities.

     C. RESERVE FUNDS.............. If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each, a "Reserve
                                      Fund"), which will be used, as specified in such Prospectus
                                      Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the
                                      alternative or in addition to such deposit, a Reserve Fund for a
                                      Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.
     D. MINIMUM PRINCIPAL
          PAYMENT AGREEMENT........ If stated in the Prospectus Supplement relating to a Series of
                                      Securities, the Depositor will enter into a minimum principal payment agreement (the "Minimum Principal Payment Agreement") with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                      Supplement. See "ENHANCEMENT--Minimum Principal Payment Agreement."

     E. DEPOSIT AGREEMENT.......... If stated in the Prospectus Supplement, the Depositor and the Trustee
                                      will enter into a guaranteed investment contract or an investment agreement (the "Deposit Agreement") pursuant to which all or a portion of amounts held in the Collection Account, the Distribution
                                      Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in the Prospectus Supplement. See "ENHANCEMENT--Deposit Agreement."

SERVICING.......................... The Servicer will be responsible for servicing, managing and making collections on the Loans for a Series. In addition, the Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the
                                      Loans and related documentation on behalf of the Trustee. Advances with respect to delinquent payments of principal or interest on a
                                      Loan will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related Loans or from other recoveries relating to such Loans (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Loans owned or serviced by it. Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the "Servicing Fee") and may, as specified herein and in the related Prospectus Supplement, receive
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                                      certain additional compensation. See "SERVICING OF LOANS--Servicing
                                      Compensation and Payment of Expenses" herein.
FEDERAL INCOME
  TAX CONSIDERATIONS
     A. DEBT SECURITIES
          AND REMIC
          RESIDUAL SECURITIES ..... If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a "real estate mortgage investment conduit" (a
                                      "REMIC") or (ii) so provided in the related Prospectus Supplement, a
                                      Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended
                                      (the "Code"). Stated interest with respect to such Classes of
                                      Securities will be reported by a Holder in accordance with the
                                      Holder's method of accounting except that, in the case of Securities constituting "regular interests" in a REMIC ("Regular Interests"), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or Interest
                                      Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder may be entitled to make an election to amortize such premium on a constant yield method.

                                    In the case of a REMIC election, a Class of Securities may be treated as REMIC "residual interests" ("Residual Interests"). A holder of a
                                      Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain
                                      circumstances, the holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i)
                                      except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                      Interests will not be recognized for federal income tax purposes.
                                      Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See "CERTAIN FEDERAL INCOME
                                      TAX CONSIDERATIONS."
     B. NON-REMIC
          PASS-THROUGH
          SECURITIES............... If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series
                                      ("Pass-Through Securities") will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series.
                                      All income with respect to a Stripped Security (as defined herein)
                                      will be accounted for as original issue discount and,
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                                      unless otherwise specified in the related Prospectus Supplement, will be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income. The holder of a Pass-Through Security must include in income its share of all income of the Trust Fund to the extent such income is allocable to it and may, subject to certain limitations for individual Holders, deduct its share of all expenses of the Trust Fund. See "CERTAIN
                                      FEDERAL INCOME TAX CONSIDERATIONS."

     C. OWNER TRUST
          SECURITIES............... If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax.
                                      Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each
                                      Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See "CERTAIN FEDERAL
                                      INCOME TAX CONSIDERATIONS."

ERISA CONSIDERATIONS............... A fiduciary of any employee benefit plan subject to the Employee
                                      Retirement Income Security Act of 1974, as amended ("ERISA"), or the
                                      Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                      "ERISA CONSIDERATIONS."

LEGAL INVESTMENT................... Unless otherwise specified in the related Prospectus Supplement,
                                      Securities of each Series offered by this Prospectus and the related
                                      Prospectus Supplement will not constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of
                                      1984 ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See "LEGAL INVESTMENT."

USE OF PROCEEDS.................... The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related
                                      Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and
                                      (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the
                                      Primary Assets for a Series may be effected by an exchange of
                                      Securities with the Seller of such Primary Assets. See "USE OF
                                      PROCEEDS."
RATINGS............................ It will be a requirement for issuance of any Series that the
                                      Securities offered by this Prospectus and the related Prospectus
                                      Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related
                                      Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on Loans or Underlying Loans relating to Private
                                      Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See "RISK
                                      FACTORS--Rating of Securities."
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                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Lehman Brothers, through one or more of its affiliates, and the other underwriters, if any, specified in the related Prospectus Supplement, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Primary Assets and such other assets securing a Series of Notes, including any Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "THE AGREEMENTS--Assignment of Primary Assets" herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.

     Enhancement. Although such Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "ENHANCEMENT."

     Prepayment and Yield Considerations. The yield to maturity experienced by a holder of Securities may be affected by the rate of payment of principal of the Loans or Underlying Loans relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Loans or Underlying Loans relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and (iii) the exercise by the party entitled thereto of any right of optional termination. See "DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities." Prepayments may also result from repurchases of Loans or Underlying Loans, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See "DESCRIPTION OF THE SECURITIES--Payments of Interest."

     Nature of Mortgages; Properties. Since the Mortgages are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry in general.

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the Mortgaged Property.

     Certain Other Legal Considerations Regarding the Loans. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

     The Loans are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See "CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS" herein.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

     Other Considerations. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the "Indenture") between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the "Trustee") with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a "Pooling and Servicing Agreement" or a "Trust Agreement") among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See "THE TRUST FUNDS--Collection and Distribution Accounts."

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial "Asset Value." Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The "Assumed Reinvestment Rate", if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans or Underlying Loans relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Loans or Underlying Loans, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Weighted Average Life of the Securities" below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a "Special Redemption Date") if, as a consequence of prepayments on the Loans or Underlying Loans, as applicable, relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the "Available Interest Amount") through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans or Underlying Loans relating to the Private

Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Loans or Underlying Loans relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans or Underlying Loans, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans or Underlying Loans relating to the Private Securities, as applicable. If any Loans or Underlying Loans relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a "Servicing Agreement") between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a "Trust Agreement") between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Loans and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

     Mortgage Loans. The Primary Assets for a Series may consist, in whole or in part, of closed-end and/or revolving home equity loans or certain balances thereof (the "Closed-End Loans" and "Revolving Credit Line Loans" and collectively, the "Mortgage Loans") secured by mortgages primarily on Single Family Properties which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     As more fully described in the related Prospectus Supplement, interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. Principal amounts on the Revolving Credit Line Loans may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid under each Revolving Credit Line Loan from time to time. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund for a Series. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Unless otherwise described in the related Prospectus Supplement, the full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. As more fully described in the related Prospectus Supplement, interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Unless otherwise described in the related Prospectus Supplement, the original terms to stated maturity of Closed-End Loans will not exceed 360 months. Under certain circumstances, under either a Revolving Credit Line Loan or a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

     The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Loans are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.

     Unless otherwise specified in the related Prospectus Supplement, the initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

     Home Improvement Contracts. The Primary Assets for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by the Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interest in the Home Improvements financed thereby. Unless otherwise specified in the applicable Prospectus Supplement, the Home Improvement Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the "Home Improvements") securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Unless otherwise specified in the related Prospectus Supplement, the initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which shall apply with respect to the Loans, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Loans for a Series may include Loans that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Loans for a Series may include Loans that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Loans that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans;
(d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Loans; (h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties, Home Improvements or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; (l) the credit limit utilization rate of any Revolving Credit Line Loans; and (m) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

     If information of the nature described above respecting the Loans is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Loans (the "Underlying Loans") or (b) collateralized obligations secured by Underlying Loans. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     All purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. As a result, no such purchases of Private Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such Private Securities.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a "PS Agreement"). The seller/servicer of the Underlying Loans will have entered into the PS Agreement with the trustee under such PS Agreement (the "PS Trustee"). The PS Trustee or its agent, or a custodian, will possess the Underlying Loans. Underlying Loans will be serviced by a servicer (the "PS Servicer") directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the "PS Sponsor") will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement. Additionally, although the Underlying Loans may be guaranteed by an agency or instrumentality of the United States, the Private Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the Underlying Loans after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Loans may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. Such Underlying Loans will be secured by mortgages on Mortgaged Properties.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Loans or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Loans and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets includes Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series; (ii) certain characteristics of the Underlying Loans including (A) the payment features of such Underlying Loans (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Loans, and (D) the minimum and maximum stated maturities of such Underlying Loans at origination; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support, if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Loans underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Loans may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities and (ix) the terms on which Underlying Loans may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, "Enhancement") in favor of the Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Loans in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Loan that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "CERTAIN LEGAL ASPECTS OF LOANS." If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Loans, unless otherwise specified in the related Prospectus Supplement, and will not be restored.

RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                               SERVICING OF LOANS

GENERAL

     Customary servicing functions with respect to Loans comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Loan.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Loan and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained
(i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or
(ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Loans. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Loan. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Loan, a modification of such Loan (a "Modification") to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Loans.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Loans, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under "THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement" herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Loans. Unless otherwise specified in the related Prospectus Supplement, the Depositor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, as specified in the related Prospectus Supplement, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee, or, if so specified in the related Prospectus Supplement, the Custodian, will hold such documents in trust for the benefit of the Holders.

     Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Home Improvement Contract, deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and, other than in the case of unsecured Home Improvement Contracts, the security interest in the property securing such Home Improvement Contract. In order to give notice of the right, title and interest of Securityholders to the Home Improvement Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Home Improvement Contracts without notice of such assignment, the interest of Securityholders in the Home Improvement Contracts could be defeated. See "CERTAIN LEGAL ASPECTS OF THE LOANS--The Home Improvement Contracts."

     With respect to Loans secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

     Each Loan will be identified in a schedule appearing as an exhibit to the related Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable rate Loan, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See "THE TRUST FUNDS--Private Securities" herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the "Certificate Schedule"), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depostior had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement (less any unreimbursed Advances respecting such Primary Asset), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.

     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the "Deleted Primary Asset") and substitute in its place one or more other Primary Assets (each, a "Qualifying Substitute Primary Asset") provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or Seller of such Primary Assets. See "RISK FACTORS--Limited Assets."

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "SERVICING OF LOANS--Evidence as to Compliance" herein.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Loans include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the Servicing of Loans, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are afffected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or
(b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a

REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "DESCRIPTION OF THE SECURITIES--Optional Purchase or Termination" herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                         CERTAIN LEGAL ASPECTS OF LOANS

     The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

     The Loans for a Series will and certain Home Improvement Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

DUE-ON-SALE CLAUSES IN MORTGAGE LOANS

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

EQUITABLE LIMITATIONS ON REMEDIES

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

     General

     The Home Improvement Contracts, other than those Home Improvement Contracts that are unsecured or secured by mortgages on real estate (such Home Improvement Contracts are hereinafter referred to in this section as "contracts") generally are "chattel paper" or constitute "purchase money security interests" each as defined in the Uniform Commercial Code (the "UCC"). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

     Security Interests in Home Improvements

     The contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

     Enforcement of Security Interest in Home Improvements

     So long as the Home Improvement has not become subject to the real estate law, a creditor can repossess a Home Improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

     Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

     Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

     The Loans may also consist of installment contracts. Under an installment contract ("Installment Contract") the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans or Underlying Loans relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans or Underlying Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans or Underlying Loans had such interest shortfall not occurred.

                                 THE DEPOSITOR

GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of LCPI, which is a wholly-owned subsidiary of Lehman Brothers, a wholly-owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ("Depositor Securities") collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advise of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as a real estate mortgage investment conduit ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code"); (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series or (iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

     As used herein, the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (including an entity treated as a partnership or corporation for federal income tax purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia (other than a partnership that is not treated as a United States, person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Loans. Except to the extent provided otherwise in a Supplement as to each Series of Securities Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and
(ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code section 856(c) and interest on Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ("Regular Interest Securities") are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as "Debt Securities."

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with "original issue discount" ("OID"). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued thereunder on February 2, 1994 (the "OID Regulations"). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities and specifically state that the calculation of OID accrual provided for does not apply to instruments subject to Code Section 1272(a)(6) such as REMIC regular interests.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the "daily portions" of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Loans, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a "Pay-Through Security"), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption"). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Loans at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Loans will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Loans, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Loans, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Loan default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under "--Tax Status as a Grantor Trust; General" herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Loans underlying Pass-Through Securities ("Interest Weighted Securities"). The Depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of "market discount" (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Loans underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Loans underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Loans), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the underlying Loans) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an underlying Loan). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder who purchases a Debt Security (other than an Interest Weighted Security to the extent described above) at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the Security at a premium, which it may elect to amortize as an offset to interest income on such Security (and not as a separate deduction item) on a constant yield method. Regulations concerning the amortization of premium have been proposed, but those proposed regulations excluded Pay-Through Securities from their application and no regulations addressing the computation of premium accrual on securities similar to the Securities have been issued or proposed. However, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing such Class. If a holder makes an election to amortize premium on a Debt Security, such election will apply to all taxable debt instruments (including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations) held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the Internal Revenue Service. Purchasers who pay a premium for the Securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood LLP, special counsel to the Depositor, if one or more REMIC elections are made with respect to a Series of Securities, then for each REMIC created under the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code
Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c), and income with respect to the Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code
Section 856(c) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i) or (ii) above, then a Security will qualify for the tax treatment described in (i) or (ii) in the proportion that such REMIC assets are qualifying assets. If multiple REMIC elections are made, the REMICs, in general, will be treated as one REMIC for purposes of applying the foregoing tests.

REMIC EXPENSES; SINGLE CLASS REMICS

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder" (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other "miscellaneous itemized deductions" of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount (which amount is adjusted annually for inflation) will be reduced by the lesser of
(i) 3% of the excess of adjusted gross income over the applicable amount, or
(ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder" (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular

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Interest Securities in the same manner that the holders of the Regular Interest
Securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Certificate representing a residual interest (a "Residual Interest Security") will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions. Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593 (d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Day multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate

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
that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

     Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any "Disqualified Organization." Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

     Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the Internal Revenue Service recently finalized regulations which provide that a Residual Interest acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, "Pass-Through Securities"). In some Series there will be no separation of the principal and interest payments on the Loans. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Loans. In other cases ("Stripped Securities"), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Loans.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Loans (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the "Servicing Fee")), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Loans directly, received directly its share of the amounts received with respect to the Loans, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Loans and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent "reasonable" compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds an applicable amount (which amount is adjusted annually for inflation) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Loans in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Loan as having a fair market value proportional to the share of the aggregate principal balances of all of the Loans that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Loan (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Loan allocable to the Security, the interest in the Loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Loan could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Loan in an amount greater than a statutory de minimi exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Loans underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Loan originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Loan over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

     In the case of market discount on a Pass-Through Security attributable to Loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Loans, a right to receive only principal payments on the Loans, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ("Ratio Strip Securities") may represent a right to receive differing percentages of both the interest and principal on each Loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ("excess servicing") will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Loan principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Loan by Loan basis, which could result in some Loans being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the "Cash Flow Bond Method"), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, it is unclear whether the Code specifically covers instruments such as the Stripped Securities which technically represent ownership interests in the underlying Loans, rather than being debt instruments "secured by" those loans but the Taxpayer Relief Act of 1997 provides that for tax years beginning after August 5, 1997, a prepayment assumption should be used for a pool of debt instruments the yield on which may be effected by reason of prepayments. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Mortgage Loans as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Loan underlying a Security.

     Under certain circumstances, if the Loans prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Mortgage Loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income. The Taxpayer Relief Act of 1997 also extended the rule that payments received in retirement of a debt instrument are treated as amounts received in exchange therefor, to debt instruments issued by natural persons. It is unclear whether this rule would cause losses on Pay-Through Securities resulting from prepayments to be treated as capital losses.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Mortgage Loans and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Loans and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Loans. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Loans. The IRS could take the position that the Loans' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities may be considered to represent "real estate assets" within the meaning of Section 856(c) of the Code, and "loans secured by an interest in real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" with the meaning of
Section 856(c) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and therafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisor concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ("TIN"); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). On October 6, 1997, the Treasury Department issued new regulations (the "New Withholding Regulations") which make certain modifications to the backup withholding and information reporting rules described above. The New Withholding Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Withholding Regulations.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any "reportable payments" during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ("Nonresidents"), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Loans were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30% (or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

     In addition, prospective Foreign Investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 1/4% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a "Short-Term Note") may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a "10 percent shareholder" of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a "controlled foreign corporation" with respect to which the Trust or the Seller is a "related person" within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. In addition, prospective Foreign Holders are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, certain tax-exempt entities (including pension funds) would earn "unrelated business taxable income" if the instrument they purchased was subordinated to an instrument properly treated as debt, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Loans (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Loans. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Loans.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Loans that corresponds to any excess of the principal amount of the Certificates over their initial issue price; (iii) prepayment premium payable to the Certificateholders for such month; and (iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Loans that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

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
     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Loan, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Loans were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Loans may be greater or less than the remaining principal balance of the Loans at the time of purchase. If so, the Loan will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Loan by Loan basis.)

     If the Trust Fund acquires the Loans at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Loans or to offset any such premium against interest income on the Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust Fund within a 12-month period would cause a deemed contribution of assets of the Trust Fund (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged

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
in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to
Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Backup Withholding".

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. In addition, prospective investors are strongly urged to consult their own tax advisors with respect to the New Withholding Regulations. See "Miscellaneous Tax Aspects--Back Withholding".

FASIT SECURITIES

  General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

  Qualification as a FASIT

     The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the "regular interests" and the "ownership interests," respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

  Asset Composition

     In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ("IO") type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and
(vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). See "Certain Federal Income Tax Consequences--Taxation of Debt Securities--Variable Rate Debt Securities."

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a "High-Yield Interest." In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See "Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

  Consequences of Disqualification

     If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good

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
faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

  Tax Treatment of FASIT Regular Securities

     General. Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See "Federal Income Tax Consequences--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See "Certain Federal Income Tax Consequences--Sale or Exchange." In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies on the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). However, the timing and character of such losses in income are uncertain. See "Federal Income Tax Consequences--Taxation of Debt Instruments--Effects of Default and Delinquencies."

     FASIT Regular Securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(5) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See "Certain Federal Income Tax Consequences--Taxation of Debt Securities--Status as Real Property Loans." In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as "Government securities" for either REIT or RIC qualification purposes.

  Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a

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
pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

  Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See "Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.

     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any "prohibited transactions." Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See "Certain Federal Income Tax Consequences--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

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
                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Considerations," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 75414) (the "Exemption"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the Certificates, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five
(25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five
(5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the "Restricted Group").

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Lehman Brothers Inc. ("Lehman Brothers") or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers. The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Lehman Brothers is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. See "Available Information."

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     "Accrual Termination Date" means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     "Advance" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

     "Agreement" means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     "Appraised Value" means, with respect to property securing a Loan, the lesser of the appraised value determined in an appraisal obtained at origination of the Loan or sales price of such mortgaged property at such time.

     "Asset Group" means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     "Assumed Reinvestment Rate" means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the "Assumed Reinvestment Rate" for funds held in any fund or account for the Series.

     "Available Distribution Amount" means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     "Bankruptcy Code" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     "Business Day" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     "Certificate" means the Asset-Backed Certificates.

     "Class" means a Class of Securities of a Series.

     "Closing Date" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     "Code" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     "Collection Account" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     "Combined Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     "Commission" means the Securities and Exchange Commission.

     "Compound Interest Security" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     "Compound Value" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     "Condominium" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     "Condominium Association" means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     "Condominium Building" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     "Condominium Loan" means a Loan secured by a Mortgage on a Condominium Unit (together with its appurtenant interest in the common elements).

     "Condominium Unit" means an individual housing unit in a Condominium Building.

     "Cooperative" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     "Cooperative Dwelling" means an individual housing unit in a building owned by a Cooperative.

     "Cooperative Loan" means a housing loan made with respect to a Cooperative Dwelling and secured by an assignment by the borrower (tenant-stockholder) or security interest in shares issued by the applicable Cooperative.

     "Cut-off Date" means the date designated as such in the related Prospectus Supplement for a Series.

     "Debt Securities" means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     "Deferred Interest" means the excess of the interest accrued on the outstanding principal balance of a Loan during a specified period over the amount of interest required to be paid by an obligor on such Loan on the related Due Date.

     "Deposit Agreement" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     "Depositor" means Lehman ABS Corporation.

     "Disqualified Organization" means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     "Distribution Account" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     "Distribution Date" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     "Due Date" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     "Eligible Investments" means any one or more of the obligations or securities described as such in the related Agreement.

     "Enhancement" means the enhancement for a Series, if any, specified in the related Prospectus Supplement.

     "Enhancer" means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     "FHLMC" means the Federal Home Loan Mortgage Corporation.

     "Final Scheduled Distribution Date" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     "FNMA" means the Federal National Mortgage Association.

     "Holder" means the person or entity in whose name a Security is registered.

     "Home Improvements" means the home improvements financed by a Home Improvement Contract.

     "Home Improvement Contract" means any home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby.

     "HUD" means the United States Department of Housing and Urban Development.

     "Indenture" means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     "Index" means the index applicable to any adjustments in the Loan Rates of any adjustable rate Loans.

     "Insurance Policies" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

     "Insurance Proceeds" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Mortgaged Property.

     "Interest Only Securities" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     "IRS" means the Internal Revenue Service.

     "LCPI" means Lehman Commercial Paper Inc.

     "Lehman Brothers" means Lehman Brothers Inc.

     "Lifetime Rate Cap" means the lifetime limit, if any, on the Loan Rate during the life of each adjustable rate Loan.

     "Liquidation Proceeds" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

     "Loan Rate" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

     "Loans" means Mortgage Loans and/or Home Improvement Contracts, collectively. A Loan refers to a specific Mortgage Loan or Home Improvement Contract, as the context requires.

     "Loan-to-Value Ratio" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

     "Minimum Rate" means the lifetime minimum Loan Rate during the life of each adjustable rate Loan.

     "Minimum Principal Payment Agreement" means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     "Modification" means a change in any term of a Loan.

     "Mortgage" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     "Mortgage Loan" means a closed-end and/or revolving home equity loan or balance thereof and/or loans of which the proceeds have been applied to the purchase of the related Mortgaged Property, in each case secured by a Mortgaged Property.

     "Mortgage Note" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

     "Mortgagor" means the obligor on a Mortgage Note.

     "1986 Act" means the Tax Reform Act of 1986.

     "Notes" means the Asset-Backed Notes.

     "Notional Amount" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     "Participating Securities" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

     "Pass-Through Security" means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     "Pay Through Security" means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayments on the underlying Primary Assets.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     "Pooling and Servicing Agreement" means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Loans) and the Trustee.

     "Primary Assets" means the Private Securities and/or Loans, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Loan, as the case may be.

     "Principal Balance" means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     "Principal Only Securities" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     "Private Security" means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Loans or collateralized obligations secured by Underlying Loans.

     "Property" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

     "PS Agreement" means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

     "PS Servicer" means the servicer of the Underlying Loans.

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
     "PS Sponsor" means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     "PS Trustee" means the trustee designated under a PS Agreement.

     "Qualified Insurer" means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.

     "Rating Agency" means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     "Regular Interest" means a regular interest in a REMIC.

     "REMIC" means a real estate mortgage investment conduit.

     "REMIC Administrator" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO Property" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     "Reserve Fund" means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     "Residual Interest" means a residual interest in a REMIC.

     "Retained Interest" means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     "Scheduled Payments" means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     "Securities" means the Notes or the Certificates.

     "Seller" means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     "Senior Securityholder" means a holder of a Senior Security.

     "Senior Securities" means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     "Series" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     "Servicer" means, with respect to a Series relating to Loans, the Person if any, designated in the related Prospectus Supplement to service Loans for that Series, or the successors or assigns of such Person.

     "Single Family Property" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

     "Stripped Securities" means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     "Subordinate Securityholder" means a Holder of a Subordinate Security.

     "Subordinated Securities" means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     "Trustee" means the trustee under the applicable Agreement and its successors.

     "Trust Fund" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     "UCC" means the Uniform Commercial Code.

     "Underlying Loans" means home equity loans of the type eligible to be Loans underlying or securing Private Securities.

     "Variable Interest Security" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     "Zero Coupon Security" means a Security entitled to receive payments of principal only.

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
                                  $183,150,000
                           PROVIDENT BANK HOME EQUITY
                               LOAN TRUST 1998-A

                                Home Equity Loan
                              Asset-Backed Notes,
                                 Series 1998-A

                              The Provident Bank,
                   as Seller, Transferor and Master Servicer

                            Lehman ABS Corporation,
                                  as Depositor

                 _____________________________________________
                             PROSPECTUS SUPPLEMENT
                               December 28, 1998
                 _____________________________________________

                                LEHMAN BROTHERS
                       PRUDENTIAL SECURITIES INCORPORATED